PRELIMINARY PROXY STATEMENT DATED APRIL 24, 2026 – SUBJECT TO COMPLETION
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

GENCO SHIPPING & TRADING LIMITED (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Genco Shipping & Trading Limited
299 Park Avenue, 12th Floor
New York, New York 10171
(646) 443-8550

[•], 2026
Dear Shareholder:
You are cordially invited to attend the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Genco Shipping & Trading Limited (“Genco” or the “Company”) is scheduled to be held at the offices of Herbert Smith Freehills Kramer (US) LLP, 1177 Avenue of the Americas, New York, NY 10036 at [•] (local time) on [•], 2026. The Board of Directors of Genco (the “Board”) looks forward to greeting those shareholders that are able to attend. On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement.
Your participation in this year’s Annual Meeting, whether in person or by proxy voting, is especially important. The Board currently has six highly qualified directors, all of whom are standing for reelection at the Annual Meeting. Diana Shipping Inc. (“Diana”), a Greek drybulk shipping company and a competitor of Genco, has acquired just under 15% of our stock and is seeking to acquire the Company at a discounted valuation. Your Board has unanimously rejected Diana’s acquisition proposal because the Board believes that the offer does not appropriately value Genco and is not in your best interests. In coming to this decision, the Board undertook a comprehensive process, including the creation of an independent special committee and the involvement of external advisors. Diana has notified the Company that it intends to contest this year’s election of directors and has nominated its own slate of six directors. We believe that Diana is conducting its election contest in support of its non-binding indicative proposal to acquire the Company that the Board has rejected. We also believe our current Board has the right balance of experience, continuity, and fresh perspectives as well as a diversity of backgrounds relevant to Genco’s business, while in our opinion, Diana’s nominees offer no additive expertise. If elected, Diana’s nominees could approve a transaction below Diana’s latest acquisition proposal or other terms unfavorable to Genco shareholders, change our low-leverage, high-dividend model, take commercial actions unfavorable to shareholders, implement a lower performing chartering strategy like Diana’s, or expose shareholders to related-party transactions and poor governance as we believe Diana has done and which, to our understanding, has significantly impacted their equity valuation relative to those of Genco and other drybulk public companies. We therefore believe that a vote in favor of Diana’s nominees is not in your best interests.
Diana has also provided notice that it intends to submit other proposals to shareholders at the Annual Meeting. We believe that these proposals are also in furtherance of Diana’s proposal to acquire Genco.
Diana’s first proposal seeks to repeal any new By-Laws the Board may adopt before the Annual Meeting. Genco has not adopted any amendments to its By-Laws since August 28, 2025 and currently has no intentions to do so. Your Board opposes this shareholder proposal because it could blindly repeal a future amendment that your Board determines to be in Genco’s and its shareholders’ best interests, which may be in response to future events not yet known.
The other proposal Diana intends to submit seeks to require the Board to conduct a process to explore strategic alternatives for the Company with the assistance of a nationally recognized financial advisor. Our experienced and highly qualified Board, comprised of five independent directors and our CEO, is best positioned to assess strategic proposals, particularly Diana’s takeover proposal. The Board believes this shareholder proposal is merely an effort to further Diana’s acquisition proposal, which was previously unanimously rejected by the Board as inadequate. We believe that the proposal is intended to distract and micromanage the Board. Genco is currently capturing the strength of the drybulk market under our comprehensive value strategy. The Board does not believe this is the right time to start a process to openly and publicly explore strategic alternatives. Further, we do not believe a shareholder resolution mandating board exploration of such strategic alternatives in the way that Diana proposes is valid under applicable law. The Board and management team already regularly assess various capital allocation initiatives, including vessel sale and purchase transactions, larger-scale M&A activity, dividends, share repurchases, among other potential uses of capital. Moreover, in response to Diana’s offers, this past year, the Board created a special committee comprised exclusively of independent directors and engaged in a comprehensive review of the Company’s valuation with the assistance of financial and legal advisers. We believe that capital allocation is one of the most important aspects of a shipping company in such a capital intensive business and view these analyses as important to the Company’s ability to compete. In light of Diana’s proposals, we ask for your support in rejecting both shareholder proposals.

At the Annual Meeting, you will be asked to
(i)	elect six directors from among six Genco nominees currently serving on the Board and Diana’s six nominees;
(ii)	approve a non-binding, advisory resolution regarding the compensation of our named executive officers;
(iii)	ratify the appointment of Deloitte & Touche LLP as the Company’s auditors for the fiscal year ending December 31, 2026;
(iv)	approve an amendment to our 2015 Equity Incentive Plan to increase the number of shares of our common stock available for awards under the plan by 1,673,000 shares; and
(v)	ratify the Company’s Shareholder Rights Agreement and approve an extension to the expiration date until September 30, 2029.
Your Board recommends that you vote your shares “FOR” all six Genco nominees in proposal (i) and “FOR” proposals (ii), (iii), (iv), and (v).
Furthermore, if properly presented at the meeting, you may be asked by Diana to:
(vi)	vote on a shareholder proposal to repeal each provision and amendment of Genco’s By-Laws that were adopted without the approval of Genco’s shareholders subsequent to August 28, 2025; and
(vii)	vote on a shareholder proposal regarding the exploration of strategic alternatives.
Your Board recommends that you vote your shares “AGAINST” proposals (vi) and (vii).
In the accompanying Proxy Statement, we explain to you why we believe proposals (i) through (v) are in your and the Company’s best interests and why you should vote in favor of these proposals. We also explain to you why we believe proposals (vi) and (vii) are not in your and the Company’s best interests and why you should vote against these proposals The Proxy Statement also contains other important information, including how to cast your vote and what you should do if you wish to attend the meeting in person. We urge you to read the Proxy Statement and, if you have any questions, to contact our proxy solicitor, Mackenzie Partners, Inc., who is assisting us in connection with the Annual Meeting.
YOUR VOTE IS ESPECIALLY IMPORTANT THIS YEAR IN LIGHT OF THE PROXY CONTEST BEING CONDUCTED BY DIANA SHIPPING INC. PLEASE SEE THE ACCOMPANYING PROXY STATEMENT FOR FURTHER DETAILS.
YOUR BOARD STRONGLY URGES YOU TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING AND TO VOTE YOUR SHARES IN FAVOR OF THE COMPANY’S CURRENT DIRECTORS, IN FAVOR OF THE PROPOSALS THAT WILL BE PRESENTED TO THE ANNUAL MEETING ON BEHALF OF THE BOARD, AND AGAINST THE PROPOSALS THAT DIANA INTENDS TO PRESENT TO THE ANNUAL MEETING.
Thank you for your continued support. If you have any questions, please contact MacKenzie Partners, Inc., our proxy solicitor assisting us in connection with the Annual Meeting. Shareholders, bankers and brokers may call toll- free at 800-322-2885, collect at 212-929-5500 or via email at proxy@mackenziepartners.com.

Sincerely,

John C. Wobensmith Chairman and Chief Executive Officer

PRELIMINARY PROXY STATEMENT DATED APRIL 24, 2026 – SUBJECT TO COMPLETION
Genco Shipping & Trading Limited
299 Park Avenue, 12th Floor
New York, New York 10171

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON [•], 2026
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Genco Shipping & Trading Limited, a Marshall Islands corporation (“Genco” or the “Company”), scheduled to be held on [•], 2026 at [•] (local time), at the offices of Herbert Smith Freehills Kramer (US) LLP, 1177 Avenue of the Americas, New York, NY 10036 for the following purposes:
Management Proposals
•	To elect the six directors named in the Proxy Statement as Genco’s nominees to the Board of Directors of Genco (the “Board”);
•	To approve a non-binding, advisory resolution regarding the compensation of Genco’s named executive officers;
•	To approve an amendment to our 2015 Equity Incentive Plan to increase the number of shares of our common stock available for awards under the plan by 1,673,000 shares;
•	To ratify the appointment of Deloitte & Touche LLP as the independent auditors of Genco for the fiscal year ending December 31, 2026; and
•	To ratify the Company’s Shareholder Rights Agreement and approve an extension to the expiration date until September 30, 2029.
Shareholder Proposals
•
To consider and vote upon a shareholder proposal to repeal each provision and amendment of Genco’s By-Laws that were adopted without the approval of Genco’s shareholders subsequent to August 28, 2025; and

•	To approve a proposal that our Board conduct a process to explore strategic alternatives for the Company.
Please note that Diana Shipping Inc. (“Diana”) has provided notice of its intent to nominate six nominees, Gustave Brun-Lie, Chao Sih Hing Francois, Paul Cornell, Jens Ismar, Viktoria Poziopoulou and Quentin Soanes (collectively, the “Diana nominees”), for election as directors at the Annual Meeting in opposition to the nominees recommended by Genco’s Board and to submit two shareholder proposals to repeal certain provisions of, or amendments to, Genco’s By-Laws adopted after August 28, 2025 and to propose that our Board conduct a process to explore strategic alternatives for the Company. You may receive solicitation materials from Diana, including a proxy statement, proxy cards, and/or voting instructions. Genco is not responsible for the accuracy or completeness of any information provided by or relating to Diana or its nominees contained in solicitation materials filed or disseminated by or on behalf of Diana or any other statements Diana may make.
The Board does not endorse the Diana nominees and unanimously recommends that you vote “WITHHOLD” for Diana’s nominees. The Board believes that the election of the Diana nominees presents significant risks to Genco shareholders and that Diana’s proposals are not in the best interests of the Company or its shareholders. The Board recommends that you vote “AGAINST” Diana’s proposals.
The Board unanimously recommends that you vote “FOR” only the nominees proposed by the Board and “FOR” the other proposals recommended by the Board. The Board strongly urges you to discard and NOT to vote using any proxy card that may be sent to you by Diana. If you have already submitted a Diana proxy card, you can revoke that proxy and vote for your Board’s nominees and on the other matters to be voted on at the Annual Meeting by marking, signing and dating the enclosed WHITE proxy card and returning it in the enclosed postage-paid envelope or by voting via Internet by following the instructions on your WHITE proxy card or WHITE voting instruction form. Only your latest validly executed proxy will count and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement.

PLEASE NOTE THAT THIS YEAR, YOUR PROXY CARD LOOKS DIFFERENT. IT HAS MORE NAMES ON IT THAN THERE ARE SEATS UP FOR ELECTION, UNDER REQUIREMENTS CALLED A “UNIVERSAL PROXY CARD.” THIS MEANS THE COMPANY’S PROXY CARD IS REQUIRED TO LIST THE DIANA NOMINEES IN ADDITION TO YOUR BOARD’S NOMINEES. PLEASE MARK YOUR CARD CAREFULLY AND ONLY VOTE “FOR” THE NOMINEES AND PROPOSALS RECOMMENDED BY YOUR BOARD AND “AGAINST” THE DIANA PROPOSALS.
Shareholders of record at the close of business on [•], 2026 are entitled to notice of, and to vote at the Annual Meeting or any adjournment or postponement thereof. A list of such shareholders will be available at the Annual Meeting.
All shareholders are cordially invited to attend the Annual Meeting. If you do not expect to be present at the Annual Meeting, you are requested to fill in, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Annual Meeting. Shareholders of record also have the option of voting by using a toll-free telephone number or via the Internet. Instructions for using these services are included on the enclosed proxy card. In the event you decide to attend the Annual Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person in accordance with the procedures described in the accompanying proxy statement.
YOUR VOTE IS IMPORTANT
IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE VOTE BY TELEPHONE, INTERNET, OR BY MAIL. PLEASE REFER TO THE ENCLOSED PROXY FOR INFORMATION ON HOW TO VOTE BY TELEPHONE OR INTERNET. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

John C. Wobensmith Chairman and Chief Executive Officer New York, New York [•], 2026

If you have questions or need assistance voting your shares, please contact Genco’s proxy solicitation firm:

7 Penn Plaza
New York, New York 10001
Toll-Free: 1-800-322-2885
or
Email: proxy@mackenziepartners.com

i

Genco Shipping & Trading Limited
299 Park Avenue, 12th Floor
New York, New York 10171
(646) 443-8550

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD [•], 2026

This proxy statement (the “Proxy Statement”) is furnished to shareholders of Genco Shipping & Trading Limited (“Genco” or the “Company”) in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of Genco (the “Board”) for use in voting at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at Herbert Smith Freehills Kramer (US) LLP, 1177 Avenue of the Americas, New York, NY 10036 on [•], 2026 at [•] (local time), and at any adjournment or postponement thereof.
This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders on or about [•], 2026.

PROXY STATEMENT SUMMARY
Purpose of the Annual Meeting
The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this proxy statement.
Record Date and Outstanding Shares
The Board has fixed the close of business on [•], 2026 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any and all adjournments or postponements thereof. As of [•], 2026, Genco had issued and outstanding [•] shares of common stock. The common stock comprises all of Genco’s issued and outstanding voting stock.
Revocability and Voting of Proxies
Any person (i) signing a proxy in the form accompanying this proxy statement, (ii) submitting a later-dated vote by telephone or via the internet, or (iii) attending the Annual Meeting in person and voting in person has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:
•	by writing a letter delivered to Ifigeneia Xanthopoulou, Secretary of Genco, stating that the proxy is revoked;
•	by submitting another proxy with a later date; or
•	by attending the Annual Meeting and voting in person.
Please note, however, that if you are a shareholder who beneficially owns shares that are held of record by your broker, bank or other nominee and you wish to vote at the Annual Meeting, you must first request and bring to the meeting a “legal proxy” from your broker, bank or other nominee as discussed below. If you choose to attend but not vote, you will need to provide either a brokerage statement or letter from a bank or broker indicating ownership on [•], 2026 or a legal proxy provided by your broker, bank or other nominee.
All shares represented by valid proxies received and not revoked before they are exercised will be voted in the manner specified in the proxy.
If you are a shareholder of record and you properly sign, date and return a proxy card, but do not indicate how you wish to vote with respect to a particular nominee or proposal, then your shares will be voted “FOR” the election of such nominee and “FOR” the approval of each proposal. If you indicate a choice with respect to any matter to be acted upon when voting via the Internet (or by telephone or on your returned proxy card) and you do not validly revoke it, your shares will be voted in accordance with your instructions. If you do not vote via the Internet or by telephone or sign, date and return a proxy card, you must attend the Annual Meeting in person in order to vote.
If the shares you own are held in your bank or brokerage firm account in a fiduciary capacity (typically referred to as being held in “street name”), you can vote by following the directions provided to you by your bank or brokerage firm. While we would encourage you to vote via the other available channels, if the shares you own are held in street name and you wish to vote in person at the Annual Meeting, you must obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that will authorize you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions on how to obtain a legal proxy. You must bring a copy of the legal proxy to the Annual Meeting and present it with your ballot in order for your vote to be counted.
If you hold your shares through an account with a bank or broker, your shares may be voted by the bank or broker if you do not provide specific voting instructions. Banks and brokers have the authority under New York Stock Exchange (“NYSE”) rules to vote shares for which their customers do not provide voting instructions on routine matters. The proposal to ratify the appointment of our independent auditors is a routine matter that is considered a “discretionary” item under NYSE rules. This means that banks and brokers may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least ten days before the date of the Annual Meeting to the extent their brokerage firms have not provided them with Diana’s materials. Given the contested nature of the Annual Meeting, to the extent that street name holders are provided with Diana’s materials, brokers will not have discretionary voting authority to vote on any of the proposals at the Annual Meeting without being provided voting instructions.
The proposals to (i) elect directors, approve a non-binding, advisory resolution regarding the compensation of Genco’s named executive officers, (ii) amend our 2015 Equity Incentive Plan, (iii) ratify our Shareholder Rights Agreement, (iv) repeal the bylaws of the Company (if properly presented at the meeting), and (v) consider strategic alternatives if properly presented at the meeting (if properly presented at the meeting) are non-routine matters for which brokers do not have discretionary voting power and for which specific instructions from beneficial owners are required. As a result, brokers are not allowed to vote on this proposal on behalf of beneficial owners if such owners do not return specific voting instructions.
Items To Be Voted On
•	The election of the six directors named in this Proxy Statement to the Board
•	Board recommendation: FOR each Genco nominee and, if properly presented at the meeting, WITHHOLD for each Diana nominee
•	Approval of a non-binding, advisory resolution regarding the compensation of Genco’s named executive officers
•	Board recommendation: FOR
•	Approval of an amendment to our 2015 Equity Incentive Plan to increase the number of shares of our common stock available for awards under the plan by 1,673,000 shares
•	Board recommendation: FOR
•	Ratification of the appointment of Deloitte & Touche LLP as the independent auditors of Genco for the fiscal year ending December 31, 2026
•	Board recommendation: FOR
•	Ratification of the Company’s Shareholder Rights Agreement and approval of an extension to the expiration date until September 30, 2029.
•	Board recommendation: FOR
•	If properly presented at the meeting, a shareholder proposal to repeal each provision and amendment of Genco’s By-Laws that were adopted after August 28, 2025
•	Board recommendation: AGAINST
•	If properly presented at the meeting, a shareholder proposal to explore strategic alternatives
•	Board recommendation: AGAINST
Voting at the Annual Meeting
Each share of common stock outstanding on the Record Date will be entitled to one vote on each matter submitted to a vote of the shareholders, including the election of directors. Cumulative voting by shareholders is not permitted.
The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions shall be counted as present and entitled to vote for purposes of determining a quorum, except that broker “non-votes” will not be counted for the purposes of determining a quorum if a broker provides Diana’s proxy materials to the beneficial owner and such beneficial owner does not provide any voting instructions to the broker. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

	Proposal	Vote Required	Effect of Abstentions	Effect of Broker “Non-Votes”
1.	Election of Directors	Plurality of votes cast	No effect	No effect

2.	Advisory Vote on Executive Compensation	Affirmative vote of a majority of the common shares represented and entitled to vote	Same effect as a vote “against”	No effect

3.	Amendment to 2015 Equity Incentive Plan	Affirmative vote of a majority of the common shares represented and entitled to vote	Same effect as a vote “against”	No effect

4.	Ratification of Appointment of Independent Auditors	Affirmative vote of a majority of the common shares represented and entitled to vote	Same effect as a vote “against”	No effect

5.	Ratification of the Company’s Shareholder Rights Agreement and approval of extension of expiration date	Affirmative vote of a majority of the common shares represented and entitled to vote	Same effect as a vote “against”	No effect

6.	Shareholder Proposal to Repeal By-Laws	Affirmative vote of holders of at least sixty-six and two-thirds (66 2/3%) of the common stock outstanding and entitled to vote thereon	Same effect as a vote “against”	Same effect as a vote “against”

7.	Shareholder Proposal Regarding Strategic Alternatives	Affirmative vote of a majority of the common shares represented and entitled to vote	Same effect as a vote “against”	No effect

Proof of Ownership Required for Attending Meeting in Person
You are entitled to attend the Annual Meeting only if you are a shareholder as of the close of business on [•], 2026, the record date, or hold a valid proxy for the meeting. In order to be admitted to the 2026 Annual Meeting, you must present proof of ownership of company stock on the record date. This can be:
For Street Name Holders:
a brokerage statement or letter from a bank or broker indicating ownership on [•], 2026, or a legal proxy provided by your broker, bank or other nominee.
For Record Holders:
a proxy card, or
a voting instruction form.
Any holder of a proxy from a shareholder of record must present the proxy card, properly executed, and a copy of the proof of ownership. Shareholders and proxy holders must also present a form of photo identification such as a driver’s license. We will be unable to admit anyone who does not present identification or refuses to comply with our security procedures.

For guidance on how to attend the meeting and vote in person, please contact us by sending an e-mail to our proxy solicitor, MacKenzie Partners, Inc, at proxy@mackenziepartners.com.
NO MATTER HOW MANY SHARES YOU OWN, YOUR VOTE IS IMPORTANT.
If you have questions or need assistance voting your shares, please contact Genco’s proxy solicitation firm:

7 Penn Plaza
New York, New York 10001
Toll-Free: 1-800-322-2885
or
Email: proxy@mackenziepartners.com

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
This proxy statement is furnished in connection with the solicitation of proxies by the Board for the Annual Meeting. This Proxy Statement and accompanying WHITE proxy card are being mailed to our shareholders along with our annual report for the year ended December 31, 2025 on or about [•], 2026. Please note that you may receive proxy materials from Diana in connection with the Annual Meeting. We strongly recommend that you use only the materials we provide you and discard any materials you may receive from Diana.
1.	Who is conducting this proxy solicitation?
Genco’s Board is soliciting your vote for matters being submitted for shareholder approval at the Annual Meeting.
2.	How do I attend the Annual Meeting?
Our Annual Meeting is scheduled to be held in person at Herbert Smith Freehills Kramer (US) LLP, 1177 Avenue of the Americas, New York, NY 10036 on [•], 2026 at [•] [•].m.
All individuals attending the meeting must comply with then-applicable health and safety orders or guidelines and comply with any additional rules and regulations that Company personnel or the manager of the venue determines are necessary or desirable to protect the health and safety of attendees. In addition, to attend the meeting, you must provide proof of ownership of our stock as provided above under “Proof of Ownership Required for Attending Meeting in Person.”
3.	What is the purpose of the Annual Meeting?
At our Annual Meeting, shareholders will act upon the matters described in this Proxy Statement.
4.	What am I voting on at the Annual Meeting, and what does Genco’s Board recommend for each?

Proposal	Board Recommendation
The election of six directors named in the proxy statement to the Board
FOR all six Genco nominees and, if properly presented at the meeting, WITHHOLD on the Diana nominees. Your Board believes that its current composition reflects an appropriate balance of relevant experience, continuity, and fresh perspectives as well as a diversity of backgrounds, while we believe it would not be in your best interest to surrender control of the Company to the Diana nominees who could take commercial actions that are unfavorable to Genco’s shareholders.

Approval of a non-binding, advisory resolution regarding the compensation of Genco’s named executive officers	FOR this proposal.

Amendment to 2015 Equity Incentive Plane	FOR this proposal.

Ratification of the appointment of Deloitte & Touche LLP as the independent auditors of Genco for the fiscal year ending December 31, 2026	FOR this proposal.

Ratification of the Company’s Shareholder Rights Agreement and approval of extension of expiration date
FOR this proposal. Your Board believes that ratification of this agreement will help reduce the likelihood that any entity, person, or group would gain control of or significant influence over the Company through open-market accumulation of other tactics which may disadvantage the shareholders, including by depriving them of payment of an appropriate premium for control of Genco.

A shareholder proposal to repeal each provision and	AGAINST this proposal. Genco has not adopted any

Proposal	Board Recommendation
amendment of Genco’s By-Laws that were adopted without the approval of Genco’s shareholders subsequent to August 28, 2025 amendments to its By-Laws since August 28, 2025 and currently has no intention to do so. Your Board opposes the shareholder proposal because it could repeal a future amendment that your Board determines to be in Genco’s and its shareholders’ best interests, which may be in response to future events not yet known.

A shareholder proposal requiring the Board to conduct a process to explore strategic alternatives for the Company and report the results of such process.
AGAINST this proposal. The Board already regularly considers strategic alternatives as part of its normal course of business. As such, the Board views this proposal as an unnecessary and a potentially value destructive step, as it could lead to further distraction or costs. Further, mandatorily requiring the Board to explore such strategic alternatives in the way that Diana proposes may not be valid under applicable law.

5.	Have other candidates been nominated for election at the Annual Meeting in opposition to the Board’s nominees?
Yes. Diana notified the Company of its intent to nominate six (6) candidates for election as director at the Annual Meeting in opposition to the nominees recommended by the Board. Our Board does not endorse the Diana nominees and unanimously recommends that you vote “FOR” the nominees proposed by our Board using the WHITE proxy card accompanying this Proxy Statement and “WITHHOLD” on the Diana nominees.
The Board believes that adding the Diana nominees to our Board poses significant risks to Genco shareholders. In our view, the Diana nominees have close ties to Diana or its insiders and in some cases records of shareholder value destruction. If nominated, the Diana nominees could approve a transaction below the $23.50 offer or take other shareholder-unfriendly actions, such as changing Genco’s commercial strategy and capital allocation priorities.
6.	Could other matters be decided at the Annual Meeting?
Management is not aware of any other matters that will be presented at the Annual Meeting. However, if any other matter not described in this Proxy Statement were to come before the Annual Meeting, the proxy holders appointed by the Board will have the discretion to vote on those matters for you.
7.	Who can vote at the Annual Meeting?
Only holders of our common stock as of [•], 2026, the record date, or such holders’ proxies are entitled to notice of and to vote on the matters listed in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders.
At the close of business on the record date, there were [•] shares of common stock outstanding and entitled to vote.
You have one vote for each share of common stock that you hold. A list of shareholders entitled to vote at the Annual Meeting will be available for examination at our principal executive offices at the address listed above for a period of 10 days prior to the Annual Meeting, and during the Annual Meeting such list will be available for examination.
8.	What is the difference between holding shares as a shareholder of record and as a beneficial owner?
Shareholders of Record. You are a shareholder of record if, at the close of business on the record date, your shares were registered directly in your name with our transfer agent, Computershare Inc.
Beneficial Owner. You are a beneficial owner if, at the close of business on the record date, your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like many of our shareholders, your shares are held in “street name”. As the beneficial owner, you have the right to direct your broker or other nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or other nominee with instructions on how to vote your shares, your broker or other nominee may be able to vote your shares, but only with respect to the ratification of auditors. Please see “What will happen if I do not vote my shares?” below for additional information.
9.	How do I vote, and what are the voting deadlines?
Shareholders of Record. If you are a shareholder of record, there are several ways for you to vote your shares.
•	Via the Internet. You may vote electronically locating the control number on your WHITE proxy card or voting instruction form and accessing the website indicated.
•	By Telephone. You may vote using a touch-tone telephone by calling the number located on your WHITE proxy card or voting instruction form.
•	By Mail. If you received printed proxy materials, you may submit your vote by completing, signing, and dating each proxy card received and returning it in the prepaid envelope.
•	During the Annual Meeting. You may vote using paper ballots that will be available at Annual Meeting
If you vote via the internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated, and returned your proxy card. If you vote via the Internet or by telephone, you do not need to return your proxy card.
Beneficial Owners. If you are a beneficial owner of your shares, you should have received voting instructions from the broker or other nominee holding your shares. You should follow the voting instructions provided by your broker or nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. You may also obtain a “legal proxy” from your broker, bank, or other nominee if you wish to vote your shares at the Annual Meeting. Even if you wish to attend the Annual Meeting, we urge you to vote your shares in advance by following the instructions on your WHITE voting instruction form.
Voting Deadline. Any votes not being voted during the Annual Meeting must be received by no later than 11:59 p.m. Eastern Time on [•], 2026 to be counted.
The Board strongly urges you to discard and NOT vote using any gold proxy card or other proxy materials sent to you by Diana.
10.	Can I revoke or change my vote after I submit my proxy?
Shareholders of Record. If you are a shareholder of record, you may revoke or change your vote at any time before the final vote at the Annual Meeting by:
•	signing and returning a new proxy card with a later date;
•	submitting a later-dated vote by telephone or via the internet — only your latest internet or telephone proxy received by 11:59 p.m. Eastern Time on [•], 2026 will be counted;
•	attending the Annual Meeting in person and voting again in person; or
•
delivering a written revocation to Ifigeneia Xanthopoulou, Secretary of Genco, prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy, stating that the proxy is revoked.

Beneficial Owners. If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions for revoking or changing your vote.
Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy.
If you have already voted using a gold proxy card or voting instructions sent to you by Diana, you have every right to change your vote and we strongly urge you to revoke that proxy by voting in favor of ONLY the Genco nominees (John C. Wobensmith, Paramita Das, Kathleen C. Haines, Basil G. Mavroleon, Karin Y. Orsel, and Arthur L. Regan) and voting AGAINST Diana’s two shareholder proposals by marking, signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided or following the instructions on your WHITE proxy card to vote via the Internet. Only the latest validly executed proxy that you submit will be counted – any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

11.	What will happen if I do not vote my shares?
Shareholders of Record. If you are the shareholder of record and you do not vote by proxy card, by telephone, via the Internet before the Annual Meeting, or during the Annual Meeting, your shares will not be voted at the Annual Meeting.
Beneficial Owners. If you are the beneficial owner of your shares, your broker or nominee may vote your shares only on those matters on which it has discretion to vote, specifically the proposal regarding the ratification of auditors. Under the applicable rules, your broker or nominee does not have discretion to vote your shares on non-routine matters such as Proposals 1, 2, 3 and 5, 6, and 7. However, your broker or nominee does have discretion to vote your shares on routine matters such as Proposal 4 if your brokerage firm has not provided you with Diana’s materials. The broker’s inability to vote on non-discretionary matters for which the broker has not received instructions from the beneficial owner is referred to as a “broker non-vote”. Please see “What is a ‘broker non-vote’?” below for more information.
12.	Is the Company using a universal proxy card and universal voting instructions in connection with voting at the Annual Meeting?
Yes. The rules of the U.S. Securities and Exchange Commission (the “SEC”) require the use of a universal proxy card in contested director elections. This means that all of the Company’s nominees and any dissident’s nominees will be listed on each proxy card that is sent to shareholders in connection with a contested meeting. Shareholders may vote “for” nominees from either or both of the Company’s slate and the dissident’s slate, but in any event may not vote “for” more nominees than there are seats available to be filled. Nominees from both the Company and Diana will be included in the universal proxy card; however, our Board unanimously recommends using the WHITE universal proxy card and voting only “FOR” each of the six (6) nominees proposed by Genco’s Board.
13.	What if I return a universal proxy card but give voting instructions “FOR” more than six (6) candidates?
An “over-vote” occurs when a shareholder submits more votes “FOR” director nominees than there are Board seats up for election. To the extent an over-vote (e.g., voting “FOR” with respect to more than six (6) nominees on Proposal 1) occurs on a registered holder’s universal proxy card and it is not corrected, all of such registered holder’s votes on Proposal 1 regarding nominees will be invalid and will not be counted. In addition, depending on the broker, bank, or other nominee through which you hold your shares, your votes on all other proposals before the Annual Meeting may also be invalid and not counted. We encourage you to vote by Internet or telephone to avoid an “over-vote.”
14.	What if I return a universal proxy card but give voting instructions “FOR” fewer than six (6) candidates?
An “under-vote” occurs when a shareholder submits fewer votes “FOR” director nominees than there are director seats up for election. To the extent an under-vote (i.e., voting “FOR” with respect to fewer than six (6) nominees on Proposal 1) occurs on any shareholder’s universal proxy card, your shares will only be voted FOR those nominees you have so marked and “WITHHOLD” for the other nominees. We encourage you to vote by Internet or telephone to avoid an “under-vote.”
15.	What if I submit a proxy card but do not submit voting instructions?
If you are a registered holder and properly sign and return your WHITE proxy card or complete your proxy via Internet, your shares will be voted as you direct. If you sign and return your WHITE proxy card but do not specify how you want your shares voted, they will be voted “FOR” the six (6) nominees proposed by your Board and named in this proxy statement and “WITHHOLD” on the Diana nominees, “FOR” the non-binding, advisory resolution regarding executive compensation, “FOR” the amendment to the 2015 Equity Incentive Plan, “FOR” the ratification of the appointment of the independent registered public accountants, “FOR” the ratification of the Shareholder Rights Agreement and approval of the extension of its expiration date, “AGAINST” the shareholder By-Laws proposal, and “AGAINST” the shareholder strategic alternatives proposal. The Board urges you to mark your WHITE proxy card in accordance with the Board’s recommendations.
If you are a beneficial holder and properly mark, sign and return your WHITE voting instruction form or complete your proxy via Internet, your shares will be voted as you direct your bank or broker. However, if you sign and return your WHITE voting instruction form but do not specify how you want your shares voted with respect to one or more proposals, then your shares may be voted in line with the Board’s recommendation with respect to such proposals, i.e., “FOR” the six (6) nominees proposed by your Board and named in this proxy statement and “WITHHOLD” the Diana nominees, “FOR” the non-binding, advisory resolution regarding executive compensation, “FOR” the amendment to the 2015 Equity Incentive Plan, “FOR” the ratification of the appointment of the independent registered public accountants, “FOR” the ratification of the Shareholder Rights Agreement and approval of the extension of its expiration date, “AGAINST” the shareholder By-Laws proposal, and “AGAINST” the shareholder strategic alternatives proposal. The Board strongly urges you to mark your WHITE voting instruction form in accordance with the Board’s recommendations.
16.	What is a “broker non-vote”?
Under applicable rules, brokers who have ownership of listed Company stock held in brokerage accounts through the Depository Trust Company for their clients who beneficially own the shares and who do not receive voting instructions from their clients have the discretion to vote uninstructed shares held by such clients on certain matters (“discretionary matters”) but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). Under applicable interpretations, Proposals 1, 2, 3, 5, 6, and 7 are considered non-discretionary matters and Proposal 4 is considered a “discretionary” matter, to the extent your brokerage firm has not provided you with Diana’s materials. Under the applicable rules, your broker or nominee does not have discretion to vote your shares on non-discretionary matters but does have discretion to vote your shares on discretionary matters to the extent your brokerage firm has not provided you with Diana’s materials. Broker non-votes will have no effect on the outcome of the vote for Proposals 1, 2, 3, 4, 5 and 7 but will have the same effect as a vote “against” Proposal 6.
17.	What does it mean if I receive more than one proxy card and/or voting instructions?
If you receive more than one WHITE proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the WHITE proxy card or this Proxy Statement to vote each WHITE proxy card to ensure that all of your shares are voted.
You may receive solicitation materials from Diana, including proxy statements and gold proxy cards. Genco is not responsible for the accuracy or completeness of any information provided by or relating to Diana or its nominees contained in solicitation materials filed or disseminated by or on behalf of Diana or any other statements Diana may make.
The Board strongly urges you to discard and NOT vote using any gold proxy card or other proxy materials sent to you by Diana.
18.	What should I do with any gold proxy cards or voting instructions sent to me by Diana?
Diana notified the Company of its intent to nominate six (6) candidates for election as directors at the Annual Meeting in opposition to the nominees recommended by the Board. The nominations made by Diana have NOT been endorsed by our Board. Genco is not responsible for the accuracy or completeness of any information provided by or relating to Diana or its nominees contained in solicitation materials filed or disseminated by or on behalf of Diana or any other statements Diana may make.
We strongly urge you to disregard any materials, including any gold proxy card or voting instructions, that may be sent to you by Diana.
We urge you instead to vote in favor of ONLY the Genco nominees (John C. Wobensmith, Paramita Das, Kathleen C. Haines, Basil G. Mavroleon, Karin Y. Orsel, and Arthur L. Regan) by marking, signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided or following the instructions on your WHITE proxy card to vote via the Internet. Only the latest validly executed proxy that you submit will be counted – any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions above under “Can I revoke or change my vote after I submit my proxy?”. You may also revoke any previously submitted proxy by attending the Annual Meeting and voting your shares at the Annual Meeting. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, MacKenzie Partners, at (800) 322-2885 (toll-free from the U.S. and Canada) or +1 (212) 929-5500 (call collect) from other countries.

19.	Who will count the vote?
A representative of [•]. will tabulate the votes and will act as the inspector of election.
20.	How is a quorum obtained, and why is a quorum required?
Under applicable Marshall Islands law and our governing documents, we may only hold the Annual Meeting if a quorum is present. A quorum will be present if holders of a majority of the outstanding shares of common stock entitled to vote on a matter at the Annual Meeting are present or represented by proxy at the Annual Meeting. As of the close of business on the record date, we had [•] shares of common stock outstanding and entitled to vote at the Annual Meeting, meaning that [•] shares of common stock must be represented in person or by proxy to have a quorum. If a quorum is not present at the Annual Meeting, the meeting may be adjourned until a quorum is obtained. If you are a shareholder of record and submit a proxy, your shares will be counted to determine whether we have a quorum even if you abstain or fail to provide voting instructions on any of the proposals described in this proxy statement and listed on the proxy card. If your shares are held in the name of your broker or other nominee, and you do not tell your broker or other nominee how to vote your shares, these shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, unless your broker has provided you with Diana’s proxy materials.
21.	What happens if the Annual Meeting is adjourned?
Unless a new record date is fixed, your proxy will still be valid and may be used to vote shares of Genco stock at the adjourned Annual Meeting. You will still be able to change or revoke your proxy until it is used to vote your shares.
22.	Do I have any dissenter’s or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?
No, shareholders do not have any dissenter’s or appraisal rights with respect to the matters to be voted on at the Annual Meeting?
23.	How do I obtain a paper or electronic copy of the proxy materials?
A copy of our proxy materials, as filed with the SEC, is available, without charge, by mailing a request to Genco at 299 Park Avenue, 12th Floor, New York, NY 10171, Attention: Peter Allen — Annual Meeting or by e-mailing a request to Peter Allen at finance@gencoshipping.com.
The proxy materials are also posted free of charge on our website at https://investors.gencoshipping.com/financials/sec-filings/default.aspx and are available from the SEC free of charge at its website, www.sec.gov.
24.	How many votes are required to approve each proposal?
Please see the table previously provided in the “Voting at the Annual Meeting” section.
25.	Will I be able to ask questions during the Annual Meeting?
Yes. We expect that members of the Board and management, as well as representatives of our independent registered public accounting firm, will attend the Annual Meeting, be available to answer shareholder questions, and be permitted to make a statement if they desire to do so. We will provide our shareholders the opportunity to ask questions. Questions submitted during the meeting pertinent to meeting matters will be answered during the meeting, subject to time and procedural constraints. This question and answer session will be conducted in accordance with certain rules of conduct that will be made available during the Annual Meeting.
26.	How can I find the voting results of the Annual Meeting?
Given that we expect the Annual Meeting to be a contested meeting, we do not anticipate announcing preliminary results at the Annual Meeting. Final results will be published in a current report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

27.	Who should I contact if I have any questions?
If you have questions or need assistance voting your shares, please contact Genco’s proxy solicitation firm:

7 Penn Plaza
New York, New York 10001
Toll-Free: 1-800-322-2885
or
Email: proxy@mackenziepartners.com
PLEASE NOTE THAT THIS YEAR, YOUR PROXY CARD LOOKS DIFFERENT. IT HAS MORE NAMES ON IT THAN THERE ARE SEATS UP FOR ELECTION, UNDER REGULATIONS REQUIRING A “UNIVERSAL PROXY CARD” THAT ARE DESCRIBED IN MORE DETAIL IN THIS PROXY STATEMENT. THIS MEANS THE COMPANY’S PROXY CARD IS REQUIRED TO LIST THE DIANA NOMINEES IN ADDITION TO THE COMPANY’S NOMINEES. PLEASE MARK YOUR CARD CAREFULLY AND VOTE “FOR” ONLY THE COMPANY’S SIX (6) NOMINEES AND PROPOSALS AS RECOMMENDED BY THE BOARD. WE ENCOURAGE YOU TO VOTE BY INTERNET TO AVOID POTENTIAL CONFUSION WITH THE UNIVERSAL PROXY CARD. YOU SHOULD ONLY VOTE “FOR” SIX (6) NOMINEES TOTAL.

BACKGROUND TO THE SOLICITATION
Genco Engages Constructively with Diana
Genco has a long history of engaging with Diana Shipping Inc. (“Diana”) regarding potential business combinations, including instances when Genco initiated such discussions.
In June 2024, during an industry conference, John Wobensmith, Chief Executive Officer of Genco, approached Mr. Ioannis Zafirakis, then Diana’s co-Chief Financial Officer and a director, about discussing a potential business combination between the two companies. Within the next several weeks, Ms. Semiramis Paliou, Diana’s Chief Executive Officer and another Diana director, joined Messrs. Wobensmith and Zafirakis in preliminary discussions regarding whether there were opportunities for such a potential business combination. The three individuals had known each other from their experience in the shipping industry. During this time, Genco evaluated various potential acquisition scenarios of Diana, as well as ratios of cash and share consideration.
In July 2024, Diana proposed to Genco a transaction in which Genco would issue shares to Diana representing approximately 30% of Genco’s post-transaction outstanding shares in exchange for certain of Diana’s drybulk vessels. Diana insisted that instead of distributing the Genco shares to Diana’s shareholders, Diana would hold such shares as a block. Diana further proposed that it would be entitled to designate three directors (potentially including Ms. Semiramis) and have veto rights over certain non-routine matters, such as a special dividend. Under Diana’s proposed transaction structure, Diana shareholders would not have had the ability to make their own investment decisions regarding the stock received as part of the transaction, and Diana would have become Genco’s largest shareholder by far, giving Diana disproportionate influence over the Company. Diana is also a direct competitor of Genco and having Diana’s CEO sit on the Genco Board would have raised governance and compliance issues. Diana also proposed that Diana or its affiliates would handle technical management of Genco’s fleet, creating a flow of revenue to Diana from which other Genco shareholders would not benefit as well as a potential conflict of interest and related party transaction involving the contemplated Diana directors.
On August 6, 2024, Genco’s Board met to discuss the preliminary conversations. Mr. Wobensmith noted that Diana appeared amenable to exploring a business combination where Genco would acquire Diana’s drybulk fleet in exchange for Genco shares. Diana had stated that it would continue to operate in other lines of businesses and would retain Genco’s stock for an indefinite period rather than distributing the stock to Diana’s shareholders. Among other things, the Board discussed Diana’s request for board representation, veto rights, and an arrangement for management of the combined fleet by Diana. Following such discussions, the Board determined that it would not agree to Diana’s proposed transaction structure because, among other things, the proposal would transfer effective control of Genco to Diana without payment of an appropriate premium to Genco’s existing shareholders.
On October 30, 2024, following a discussion with representatives of Jefferies, LLC (“Jefferies”), which was serving as an intermediary between the two companies at the time without an engagement, Diana contacted Genco management to state that it would need a minimum 25% stake in Genco but preferably over 30% in a potential business combination, which would be achieved through the contribution of the entire Diana fleet or a portion of it with Diana receiving a mix of Genco shares and cash. While Diana did not reiterate its request for veto rights, Diana stated it would want four seats on an eleven-person board as well as technical management of the majority of the vessels in the fleet. Ms. Paliou’s position and title as a board member was also a part of the proposal to reflect that “she is the main voice of the major shareholder.”
On November 5, 2024, Genco’s Board met to discuss a potential acquisition of Diana’s vessels. The Board emphasized that in a potential strategic transaction, Diana should own less than 25% of Genco’s common stock and have at most two board seats. Given the difference in position between the parties, Mr. Wobensmith, after consultation with members of the Board, contacted Ms. Paliou to convey that the Company was not able to pursue the potential transaction given some of Diana’s requirements but would remain open to further discussions.
Diana Builds Stake
On July 17, 2025, Diana Shipping filed a Schedule 13D reporting beneficial ownership of 3,315,902 Genco shares, or 7.72% of the shares outstanding. No other person or entity filed jointly with Diana, and Diana reported having sole voting and dispositive power over the Genco shares. According to Diana’s disclosure, the shares were acquired during the period from April 23, 2025 through July 17, 2025 for aggregate consideration of $46.0 million and were acquired “for investment purposes in the ordinary course of business because of its belief that the Issuer presents an attractive investment based on the Issuer’s business prospects and strategy.” Diana’s disclosure went on to say that Diana may “communicate with the board of directors of [Genco] (the “Board”), members of management and/or other shareholders or other relevant parties from time to time with respect to operational, strategic, financial or governance matters or otherwise work with management and the Board with a view to maximizing shareholder value.” The disclosure did not otherwise state anything specific about plans or proposals.
On July 31, 2025, Diana filed a Schedule 13D amendment in which it reported total beneficial ownership of 9.99% of the outstanding Genco shares, or 4,291,292 shares. It further disclosed that Diana had spent an aggregate of $61.7 million to acquire Genco shares from April 23, 2025 through July 31, 2025.
On September 30, 2025, Diana filed a Schedule 13D amendment reporting that it beneficially owned 6,413,151 shares, or 14.8% of Genco’s outstanding stock. In Exhibit B to the Schedule 13D amendment, Diana stated that it acquired 2,121,859 shares on September 29, 2025 for a weighted-average purchase price of $19.64 per share, “in the market through brokers.” However, publicly reported market data indicated that the reported trading volume for September 29, 2025 was 579,900 shares of Genco’s common stock of Genco and that the highest reported trading price of the common stock on such date was $18.18 as reported by FactSet.
On that same date, Genco’s Board met to discuss Diana’s Schedule 13D amendment. In light of Diana’s rapid accumulation of Genco shares, Diana’s perceived lack of or problematic disclosure of its purchases of Genco shares as noted above, Diana’s status as a competitor of Genco, Diana’s track record of requesting off-market terms for a business combination in 2024, fundamental strategic differences with Diana including fleet composition and Diana’s high leverage, and, our belief that Diana’s governance is of a much lower standard than the Company’s, including due to Diana’s use of related party transactions and limited corporate reporting, the Board considered that the prompt adoption of a shareholder rights agreement would be appropriate. Such an agreement would be similar to those adopted by other public companies and would be intended to enable all Genco shareholders to realize the long-term value of their investment. The agreement would be designed to reduce the likelihood that any entity, person, or group would gain control of or significant influence over the Company through open-market accumulation or other tactics potentially disadvantaging the interests of all shareholders, without paying all shareholders an appropriate control premium. The Board noted that the shareholder rights agreement would provide the Board with sufficient time to fulfill its fiduciary duties on behalf of all shareholders, and would not prevent the Board from considering any proposal. The proposed agreement would have a term through September 30, 2026.
On October 1, 2025, on the authorization of the Board, Genco entered into a shareholder rights agreement, which reflected a triggering threshold of beneficial ownership of 15% of Genco’s outstanding stock.
Diana Submits Inadequate and Unsolicited Takeover Proposals, Significantly Undervaluing Genco
On October 21, 2025, representatives of DNB Carnegie, Diana’s financial advisor, conveyed a proposal to Genco on behalf of Diana for a business combination. Representatives of DNB Carnegie conveyed Diana’s belief that “Genco is an excellent business with a strong management team, scalable platform and an attractive fleet.” Under the proposal, Diana would contribute its Newcastlemax and Capesize fleet to Genco in exchange for Genco common stock on a relative net asset value basis. As such, the proposal was substantially the same as the one made by Diana in 2024 and rejected by Genco after approximately five months of discussions. Specifically, the proposal called for 30% ownership by Diana in a combined corporation without distribution of the corporation’s shares to Diana’s shareholders; three of nine directors allocated to Diana; designation of Ms. Paliou as Chair of the board of the combined company; and technical management of the combined corporation’s fleet by Diana. At a meeting on November 4, 2025, Genco’s Board considered that it would be more reasonable for Genco, as the larger of the two companies with superior financial performance, to acquire Diana. Noting that Diana’s latest proposal could impair value for Genco’s existing shareholders in the same way that Diana’s 2024 proposal would have, the Board viewed the latest proposal as not in the best interests of Genco’s shareholders, and Genco conveyed its rejection of the proposal to DNB Carnegie.
Following this, the Board considered the need for further action to protect other shareholders from being disadvantaged, given Diana’s persistence in proposing transactions that would give it control of Genco without paying an appropriate control premium to Genco’s shareholders. The Board took note of Diana’s rapid accumulation of Genco’s stock and the possibility that Diana could transfer its position in Genco in whole or in part to another entity. Noting that the Company had a significant retail shareholder base and low voter turnout, the Board observed the outsized impact a transferred or additional block of shares could have on shareholder voting, thereby disadvantaging minority shareholders. The Board considered the advisability of amending Genco’s shareholder rights agreement. Following discussions with its advisors, on November 10, 2025, the Board unanimously approved an amendment to its shareholder rights agreement maintaining a triggering threshold of 15% for passive investors and lowering the triggering threshold to 10% for other investors while grandfathering Diana’s position at its then-current percentage ownership or any lower percentage above 10% to which Diana’s position may be reduced.
On November 24, 2025, Diana sent Genco a non-binding indicative proposal to acquire all of the issued and outstanding shares of Genco not already owned by Diana for a cash price of $20.60 per share. The proposal was not accompanied by a customary bank commitment letter but by a “highly confident” letter issued by DNB Carnegie and Nordea Bank ABP, Filial I Norge (“Nordea”) regarding the establishment of debt facilities up to an aggregate of $1,102,000,000. As such, the letter did not represent a committed financing, and even a committed financing would ordinarily still be subject to market conditions, transaction documentation, and other critical factors.
Genco Forms Independent Committee to Analyze Diana’s Proposals
On November 25, 2025, Genco’s Nominating and Corporate Governance Committee recommended that the Board establish a committee of independent directors to assist the Board in reviewing and responding to the proposal and considering alternatives. Such a committee was established so as to provide assistance in evaluating Diana’s unsolicited proposal and alternatives more efficiently and through a body comprised entirely of directors independent of Genco’s management, of which Mr. Wobensmith, a member of our Board, is a member. Mr. Wobensmith and Ms. Haines contacted Diana shortly thereafter to inform them that Genco had received their proposal and that Genco’s Board would fully evaluate it and respond in due course.
Following a series of meetings of the Board and its independent committee, on December 10, 2025, Mr. Wobensmith and Ms. Haines sent a letter to Diana indicating that Genco had established a committee of independent directors, in-line with corporate governance best practices, of which Ms. Haines was appointed the Chair, and expected to retain a financial advisor to advise the committee in its consideration of Diana’s proposal. After completing interviews for different candidates for a financial advisor, the Board’s independent committee selected and retained Jefferies as a financial advisor to advise the committee and the Board. Jefferies contacted DNB Carnegie on December 17, 2025 to convey that a response would be forthcoming from Genco. In the subsequent days and weeks, there were various analyses evaluated by the Board and management and strategic options assessed and discussed.
On December 19, 2025, Diana sent a letter to Genco requesting copies of Genco’s director and officer questionnaire pursuant to Genco’s by-laws for purposes of a notice nominating director candidates in accordance with Genco’s by-laws, which Genco provided.
On December 26, 2025, Mr. Wobensmith and Ms. Haines sent a letter to Diana advising Diana that Genco’s Board and independent committee expected to provide a response to Diana’s proposal during the week of January 5, 2026.
Following a further series of meetings among Genco’s Board and its independent committee, on January 6, 2026, Genco’s Board and its independent committee met to consider Diana’s proposal with the input of its advisors. At the meeting, Jefferies reviewed with the Board and its independent committee Jefferies’ perspectives on Genco’s value and Diana’s offer. The independent committee and the Board concluded that Diana’s proposed price per share materially undervalued Genco and was not in the best interests of Genco’s shareholders. The lack of committed financing and Diana’s high current and pro forma leverage raised significant concern regarding the ability to execute a transaction at all and on favorable terms. The lack of committed financing and Diana’s leverage also raised significant doubt as to whether Diana could raise its offer or, if it did, execute the higher-priced transaction. The independent committee and the Board considered that a business combination in which Genco, as the larger company with more liquid stock and a less levered balance sheet, would make more sense; however, given the significant amount of Diana’s stock with multiple votes per share in the hands of Diana’s insiders, a consensual transaction would be the most feasible.
Genco Rejects Diana’s Proposal and Submits Value-Creative Business Combination Proposal
On January 8, 2026, Mr. Wobensmith and Ms. Haines sent a private letter to Diana on behalf of Genco’s Board informing Diana of its conclusions, and proposing that the parties enter into confidential discussions of an alternative business combination in which Genco, as the larger party with the more liquid stock and the less levered balance sheet, would acquire Diana in a share for share exchange. As Genco believes negotiations as complex as these are best done in private discussions, rather than in public exchanges, Genco sent the letter privately to Diana in an attempt to initiate good faith discussions on a transaction that would benefit the shareholders of both companies.
On January 13, 2026, Diana issued a press release stating that Genco had rejected Diana’s non-binding indicative proposal, and made public our previously private letter. In response and on the same date, Genco issued its own press release reflecting its rejection of Diana’s proposal.
Diana Initiates Proxy Contest in Furtherance of its Inadequate Takeover Proposal
On January 16, 2026, Diana announced its intention to nominate a slate of six director candidates for election at the Annual Meeting. Concurrently, Diana submitted two shareholder proposals, one seeking to repeal all amendments to the Genco By-Laws that may have been adopted since August 28, 2025, and the second purporting to mandate that the Board engage a financial advisor to initiate a review of strategic alternatives and report results of such review to Genco’s shareholders.
On February 4, 2026, Genco’s counsel sent an email to Diana’s counsel on behalf of the Nominating and Corporate Governance Committee of Genco’s Board requesting to interview Diana’s candidates in accordance with its customary practice.
On February 9, 2026, Diana’s counsel conveyed to Genco’s counsel that Diana had proposed instead that the parties should meet to discuss Diana’s non-binding indicative proposal. Genco’s counsel responded on February 11, 2026 that Genco’s Nominating and Corporate Governance Committee did not view meeting with Diana’s personnel to discuss the proposal as a useful alternative to interviewing Diana’s candidates and that Genco had already expressed its view regarding Diana’s proposal.
Genco Establishes Employee Retention Plan in Line with Market Practice
On February 13, 2026, following a series of meetings with their respective advisors, the independent Compensation Committee of the Board (the “Compensation Committee”) recommended, and the Board approved, an employee retention plan (the “Employee Retention Plan”).
The Employee Retention Plan reflects customary provisions and is intended to enhance Genco’s severance arrangements in order to support business stability, retain talent, and ensure that such talent can remain focused on driving long-term shareholder returns and further increasing the Company’s earnings power through drybulk shipping cycles. The Board believes that the intended goals of the Employee Retention Plan are particularly important in light of potential uncertainty and distractions generated by Diana’s unsolicited proposal and proxy contest. A main goal of the Employee Retention Plan is to promote retention of the employees responsible for the day-to-day execution of our strategy notwithstanding the uncertainty created by Diana’s nominations and proposals. In line with corporate governance best practices, the severance payments and other benefits provided under the Employee Retention Plan are subject to a “double trigger” condition, meaning that they would only become available upon a qualifying termination, which includes a participant’s involuntary termination of employment without Cause or resignation for Good Reason within a two-year period following a Change in Control (each as defined in the Employee Retention Plan).
Diana Submits Revised but Still Inadequate Takeover Proposal
On March 6, 2026, Diana announced an updated non-binding indicative proposal under which it would acquire all shares of Genco stock it did not already own for $23.50 in cash. This price represented a premium of 1% to Genco’s closing price of $23.16 on March 5, 2026. The announcement stated that the proposal was supported by $1.433 billion of fully committed financing. However, the commitment letter that accompanied the proposal only expressly indicated committed financing of $1.102 billion. Diana further stated that Star Bulk had entered into a definitive agreement with Diana to acquire 16 Genco vessels for $470.5 million in cash upon completion of Diana’s acquisition of Genco. The same day, Genco issued a press release stating it received the revised indicative proposal and would be reviewing it with its external advisors and would take actions it believes are in the best interests of the Company and all Genco shareholders.
On March 9, 2026, Morgan Stanley & Co. LLC (“Morgan Stanley”) was engaged as special advisor to the Board to assist in an evaluation of Diana’s proposal.
On March 11, 2026, Mr. Wobensmith emailed Ms. Paliou stating that the Board and its independent committee were in the process of reviewing the proposal with their advisers and that Genco would respond once it had the opportunity to properly review and evaluate the proposal.

The Board and its independent committee considered presentations provided by representatives of Jefferies and Morgan Stanley regarding Diana’s proposal. On the recommendation of its independent committee, the Board determined that Diana’s revised proposal was at a price substantially below Genco’s intrinsic value and failed to appropriately compensate Genco shareholders, especially in light of its superior returns, premium earning assets, leading commercial operating platform, spot-focused commercial strategy and sizeable operating leverage in a strengthening drybulk market. The proposal further failed to provide an appropriate premium to Genco’s net asset value and continued to present execution risk, as Diana’s contemplated sale of 16 Genco vessels at below market prices to a competitor introduced further uncertainty while depriving Genco shareholders of full value. Genco announced the Board’s conclusion in a press release on March 19, 2026.
On March 19, 2026, Diana delivered to Genco a demand under Marshall Islands law to inspect Genco Board minutes and other materials relating to the Employee Retention Plan.
On March 20, 2026, Diana issued a press release commenting on Genco’s rejection of the Revised Proposal and stating that Diana would proceed with its effort to elect its nominees to Genco’s Board.
On March 23, 2026, Diana filed its preliminary proxy statement with the SEC.
On March 27, 2026, Genco delivered to Diana a letter rejecting the demand to inspect such materials relating to the Employee Retention Plan on the basis that it was not a proper subject of a demand under Marshall Islands law.
On April 24, 2026, Genco filed this preliminary Proxy Statement with the SEC. In connection with the filing of this preliminary Proxy Statement, the Board determined that, based on shareholder feedback and its ongoing assessment of the facts and circumstances, it would be in the best interests of the Company and its shareholders to raise the trigger ownership threshold under Genco’s Shareholder Rights Agreement for non-passive investors to 15% for all investors consistent with the current threshold for passive investors, effective May 1, 2026.

CERTAIN POTENTIAL EFFECTS OF THE SOLICITATION
Revolving Credit Facility
Genco is a party as Borrower to a Sixth Amendment to Credit Agreement dated as of February 27, 2026 with Nordea Bank Abp, New York Branch, as Administrative Agent and Collateral Agent and certain other lenders. This agreement has established a $680 million credit facility under which approximately $330 million in borrowings are outstanding as of March 31, 2026. If the shareholders elect Diana nominees at the 2026 Annual Meeting such that they constitute a majority of the Board, such election may be deemed a Change of Control and an Event of Default as defined in the agreement for this credit facility and result in the acceleration of Genco’s outstanding obligations thereunder.
Employee Severance
On February 13, 2026, following a series of meetings with their respective advisors, on the unanimous recommendation of our independent Compensation Committee, the Board approved the Employee Retention Plan for a broad group of employees across multiple organizational levels. The Employee Retention Plan, which is described more fully below under “Potential Payments upon Termination or Change in Control” on page 41, is intended to enhance the Company’s severance arrangements in order to support business stability, retain talent, and ensure that such talent can remain focused on driving long-term shareholder returns and further increasing the Company’s earnings power through drybulk shipping cycles. The Employee Retention Plan provides for severance payments, accelerated vesting of equity awards, and other benefits on a “double trigger” basis, i.e., in the event of a qualifying termination of employment without Cause or resignation for Good Reason within a two-year period following a Change in Control, each as defined in the Employee Retention Plan. If our shareholders elect Diana nominees at the 2026 Annual Meeting such that they constitute half or more of the Board, such election would be deemed a change in control under the Employee Retention Plan. However, this alone would not result in any payments becoming due or the acceleration of vesting of any equity award without a subsequent qualifying termination.
Assuming a change in control and qualifying termination under the Employee Retention Plan for Genco’s four named executive officers, a termination date of April 23, 2026, and a closing price per share of Genco common stock on such date of $23.38, they would be entitled to receive an aggregate of $11.19 million in severance payments and $15.49 million in accelerated equity awards, constituting the substantial majority of the aggregate total that might be due if all employees had a qualifying termination following a change in control under such plan at such date. Genco’s three named executive officers with employment agreements would receive substantially the same amounts that they would be entitled to receive on termination following a sale of the Company or other qualifying change of control under their employment agreements.

PROPOSAL NO. 1

ELECTION OF DIRECTORS
Under Genco’s Certificate of Incorporation, as amended, all members of the Board currently have terms expiring at the 2026 Annual Meeting. The Board has nominated the directors currently serving on the Board for election or re-election to serve as directors of the Company for a one-year term until the 2027 Annual Meeting of Shareholders of the Company and until their successors are elected and qualified or until their earlier resignation or removal. Although management has no reason to believe that the nominees will not be available as candidates, should such a situation arise, proxies may be voted for the election of such other persons as the holders of the proxies may, in their discretion, determine. All of the director nominees have consented to be named in the Proxy Statement and to serve if elected.
Your Board does not endorse the Diana nominees and unanimously recommends that you vote “FOR” the election of the nominees proposed by the Board (John C. Wobensmith, Paramita Das, Kathleen C. Haines, Basil G. Mavroleon, Karin Y. Orsel, and Arthur L. Regan) on the WHITE proxy card. The Board strongly urges you to discard and NOT to vote using any proxy card that may be sent to you by Diana. If you have already voted using a proxy card sent to you by Diana, you have every right to change it and we strongly urge you to revoke that proxy by voting in favor of your Board of Director’s nominees by using the WHITE proxy card to vote by Internet, telephone or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest validly executed proxy that you submit will be counted — any proxy may be revoked at any time prior to its exercise at the Annual Meeting. If you have any questions or require any assistance with voting your shares, please call our proxy solicitor, MacKenzie Partners, at (800) 322-2885 (toll-free from the U.S. and Canada) or (212) 929-5500 (call collect) from other countries or email them at proxy@mackenziepartners.com.
In the event that Diana withdraws its nominees, abandons its solicitation or fails to comply with the universal proxy rules after a shareholder has already granted proxy authority on Diana’s proxy card, shareholders can still sign and date a later submitted WHITE proxy card. In the event that Diana fails to comply with the universal proxy rules, any votes cast in favor of Diana’s nominees will be disregarded and not be counted, whether such vote is provided on the Company’s WHITE proxy card or Diana’s proxy card.
Although the Company is required to include all nominees for election on its universal proxy card, for additional information regarding Diana’s nominee and any other related information, please refer to Diana’s proxy statement.
You may receive solicitation materials from Diana, including proxy statements and proxy cards. Genco is not responsible for the accuracy or completeness of any information provided by or relating to Diana or its nominees contained in solicitation materials filed or disseminated by or on behalf of Diana or any other statements Diana may make. Shareholders will be able to obtain, free of charge, copies of all proxy statements, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the applicable party with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov).
Vote Required for Approval
As described previously, Diana notified Genco of its intent to nominate six directors for election as directors at the Annual Meeting in opposition to the nominees recommended by the Board. Whether or not such nominees are in fact proposed for election at the Annual Meeting, directors will be elected on a plurality basis, as provided under Article III, Section 2 of Genco’s Amended and Restated By-Laws. This means that the six (6) director nominees receiving the greatest number of votes cast “FOR” their election will be elected. “WITHHOLD” votes and any broker non-votes (as described below) will be counted for purposes of determining whether there is a quorum at the Annual Meeting for this vote but will not be counted as votes cast and will result in the applicable nominee(s) receiving fewer votes cast “FOR” such nominee(s).
A broker non-vote occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner. Banks, brokers and other holders of record have discretionary authority to vote shares without instructions from beneficial owners only on matters considered “routine” by the New York Stock Exchange, such as the advisory vote on the selection of the independent auditors. On non-routine matters, such as the election of directors and the shareholder proposal, these banks, brokers and other holders of record do not have discretion to vote uninstructed shares and thus are not “entitled to vote” on such proposals, resulting in a broker non-vote for those shares. If Diana provides a beneficial holder with proxy materials, that holder’s bank, broker or other financial intermediary will not issue any discretionary votes related to that account, and as such, there will be a broker non-vote related to that account.
Based upon Genco’s criteria for nomination of directors to the board discussed below under “Director Independence,” “Board Diversity,” and “Board Committees and Meetings,” and the unanimous recommendation of our Nominating and Corporate Governance Committee, our Board unanimously determined to nominate the individuals identified in the table below for election at the Annual Meeting in light of their experience, qualifications, skills, and other attributes, and our Board unanimously determined not to nominate any of the Diana’s nominees. Genco believes that its Board reflects an appropriate balance of relevant experience, continuity, and fresh perspectives as well as a diversity of perspectives and backgrounds. The qualifications of our Board members, which our Board took into account in determining not to nominate the Diana nominees, are summarized in the table below:

	Shipping-Related Experience					Other Business-Related Experience
Director	Executive Management	Drybulk Commodities Relationships	Capital Markets	Commercial / Chartering	Operations / Technical	Accounting & Finance	Risk Management	Capital Allocation	Strategy	Public / Investor Relations	ESG
John C. Wobensmith	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
Paramita Das	✔	✔				✔	✔	✔	✔		✔
Basil G. Mavroleon	✔			✔		✔		✔	✔
Kathleen C. Haines	✔		✔	✔		✔	✔	✔	✔	✔	✔
Karin Y. Orsel	✔			✔	✔	✔		✔	✔		✔
Arthur L. Regan	✔		✔	✔	✔	✔		✔	✔	✔

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION (ITEM 1 ON THE ENCLOSED PROXY CARD) OF THE NOMINEES AS DIRECTORS AND “WITHHOLD” ON THE DIANA NOMINEES.
As part of its review process, our Nominating and Corporate Governance Committee sought to interview the six nominees that Diana had proposed, but Diana instead proposed negotiating the terms of its non-binding indicative proposal that Genco’s Board had previously rejected. Based on information provided by Diana regarding its nominees, the Nominating and Corporate Governance Committee determined that Diana’s nominees have inextricable ties to Diana’s agenda and do not bring substantive skills or experiences that are not already present on the Board.
Nominee Information
The following table sets forth information regarding the nominees for re-election as directors:

Name	Age	Position
John C. Wobensmith	56	Chairman of the Board, Chief Executive Officer, President, and Director
Paramita Das	49	Director
Kathleen C. Haines	71	Director
Basil G. Mavroleon	78	Director
Karin Y. Orsel	56	Director
Arthur L. Regan	63	Director

John C. Wobensmith has served as a director of Genco since May 29, 2021, Chairman of the Board since August 26, 2025, our Chief Executive Officer since March 23, 2017, and our President since December 19, 2014. From April 2005 until his appointment as President, he served as our Chief Financial Officer and Principal Accounting Officer. From 2010 until Baltic Trading’s merger with our Company on July 17, 2015, Mr. Wobensmith served as President, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer of Baltic Trading. He was given the additional title of Chief Executive Officer of Genco on March 23, 2017. He also served as a director of Ultrapetrol (Bahamas) Limited, a marine transportation company, from 2016 to 2017. Mr. Wobensmith has over 25 years of experience in the shipping industry. Before becoming our Chief Financial Officer, Mr. Wobensmith served as a Senior Vice President with American Marine Advisors, Inc., now known as AMA Capital Partners, LLC, a shipping and offshore merchant bank and advisor. While at American Marine Advisors, Inc., Mr. Wobensmith was involved in mergers and acquisitions, equity fund management, debt placement and equity placement in the shipping industry. From 1993 through 2000, he worked in the international maritime lending group of The First National Bank of Maryland, serving as a Vice President from 1998. Mr. Wobensmith has a Bachelor’s Degree in economics from St. Mary’s College of Maryland. He also was appointed by the Governor of Maryland and currently serves on the Board of Trustees and as Treasurer of the Board at St. Mary’s College of Maryland. Mr. Wobensmith holds the Chartered Financial Analyst designation. As a result of these and other professional experiences, Genco believes Mr. Wobensmith possesses knowledge and experience regarding the shipping industry, finance, and general business matters that strengthen the Board’s collective qualifications, skills and experience.
Paramita Das has served as a director of Genco since March 8, 2024. Ms. Das has served as the Chief Strategy Officer and Senior Advisor to the Chief Executive Officer of Stardust Power Inc. from September 2024 through November 2025. Previously, Ms. Das served as the Global Head of Marketing, Development and ESG (Chief Marketing Officer) Metals and Minerals at Rio Tinto, a global mining group, from June 2022 through February 2024. Prior to that, she served in various roles of increasing responsibility at Rio Tinto, including as President of Rio Tinto Nickle Inc. (renamed Rio Tinto Commercial Americas Inc), President and CEO of Alcan Primary Products Company, LLC and a member of the Board of Directors of Rio Tinto Services Inc. since 2019; General Manager, Marketing and Development, Metals, and Head of the Chicago Commercial Office from 2018 to 2022, and Chief of Staff/Group Business Executive to the Rio Tinto Group CEO from 2016 to 2017. Prior to her tenure at Rio Tinto, Ms. Das served as Chief Strategy Officer for Consortium at Sumitomo Corporation, Itochu Corporation, UACJ Consortium and Head of Strategic Planning & Performance at BP. Ms. Das has served on the Board of Coeur Mining, Inc. since May 2023, Toromont Industries since November 2024 and has served on the Advisory Board of Durendal Resources, a company in the business of AI-backed, geoscience-based metals exploration since March 2024. She earned a Master of Business Administration from the University of Louisville, Executive Education from University of Chicago and a Bachelors from Guru Govind Singh Indraprastha University. As a result of these and other professional experiences, Genco believes Ms. Das possesses knowledge and experience regarding commodities markets, ESG matters, and general business matters that strengthen the Board’s collective qualifications, skills and experience.
Kathleen C. Haines has served as a director of Genco since May 17, 2017, and was appointed as Lead Director in August 2025. In January 2025, she joined the Advisory Board of Veer.voyage, a startup company incorporated in the Bahamas and a tonnage provider of zero emission ships. From 2021 until 2024 she served on the Advisory Board of Sea Machines Robotics, a privately held company in Boston, Massachusetts. She served as Chief Financial Officer and Treasurer of Heidmar Inc. (“Heidmar”), a privately held company that commercially manages a fleet of oil tankers, from July 2012 until May 2020. She was also a member of the Executive Committee of Heidmar, which was responsible for the strategy of the company as well as marketing efforts. Prior to and after her time at Heidmar, Ms. Haines has served as the Principal of Holbridge Capital Advisors, a financial consulting and investment firm specializing in the maritime industry. During 2010, she served as the Chief Financial Officer of Asia Pacific Carriers, based in Hong Kong. From May 2007 to May 2008, she was the Chief Executive Officer of the transition company created following the sale of OMI Corporation, a U.S.-based NYSE-listed international shipping company. Ms. Haines served as the Chief Financial Officer of OMI Corporation from 1998 until its sale. Ms. Haines was a board member of OSG America LLC from 2007 until it was reacquired by its parent company in 2009 and served as Chair of the Audit Committee and a member of the Conflicts Committee. She currently serves on the Board of Trustees of the Seamen’s Church Institute as Audit Chair and is a member of the Finance and Endowment Committee as well as the Governance/Nominating Committee. She is the Treasurer and a founding board member of the U.S. affiliate of Women’s International Shipping and Trading Association. Ms. Haines is a CPA. As a result of these and other professional experiences, Genco believes Ms. Haines possesses knowledge and experience regarding the shipping industry, finance, and general business matters that strengthen the Board’s collective qualifications, skills and experience.
Basil G. Mavroleon has served as a director of Genco since July 17, 2015. Mr. Mavroleon served as a director of Baltic Trading from March 15, 2010 until Baltic Trading’s merger with our Company on July 17, 2015. Mr. Mavroleon also served as a director of our Company from July 27, 2005 to July 9, 2014. Mr. Mavroleon has been employed in the shipping industry for the last 56 years. Since 1970, Mr. Mavroleon has worked at Charles R. Weber Company, Inc., one of the oldest and largest tanker brokerages and marine consultants in the United States. Mr. Mavroleon was Managing Director of Charles R. Weber Company, Inc. for twenty-five years and held the position of Manager of the Projects Group thereafter for five years from January 2009 until April 2013. Mr. Mavroleon is a director of Pyxis Tankers, Inc. where he serves on the audit committee and the nominating and corporate governance committee. Mr. Mavroleon also serves as Managing Director of WeberSeas (Hellas) S.A., a comprehensive sale and purchase, newbuilding, marine projects and ship finance brokerage based in Piraeus, Greece. Since its inception in 2003 through its liquidation in December 2005, Mr. Mavroleon served as Chairman of Azimuth Fund Management (Jersey) Limited, a hedge fund that dealt with tanker freight forward agreements and derivatives. Mr. Mavroleon is on the advisory board of NAMMA (North American Maritime Ministry Association), is a director emeritus of NAMEPA (North American Marine Environmental Protection Association), and is Chairman of the New York World Scale Committee. Mr. Mavroleon is a member of the Connecticut Maritime Association, NYMAR (New York Maritime Inc.), the Maritime Foundation Knowledge Center, honorary director of the Connecticut Maritime Association Education Foundation (CAMEF), and serves on the board of trustees of the Maritime Aquarium, Norwalk, CT. Mr. Mavroleon was educated at Windham College, Putney, VT. As a result of these and other professional experiences, we believe Mr. Mavroleon possesses knowledge and experience regarding the shipping industry, ship finance, and general business matters that strengthen the Board’s collective qualifications, skills and experience.
Karin Y. Orsel has served as a director of Genco since March 22, 2021. Ms. Orsel is the Chief Executive Officer and founder of MF Shipping Group, which she established in 1994. She has over 33 years of experience in the maritime industry. MF Shipping Group provides technical management services to a fleet of more than 50 vessels, including oil product and chemical tankers, multipurpose vessels, self-unloaders, and cement carriers. In connection with these activities, Ms. Orsel has served for more than 20 years as managing director of several ship-owning companies. Ms. Orsel began her career in the shipping industry at the age of 18 with Sandfirden Rederij B.V., where she served as Financial Manager. She currently holds a number of industry governance and representative roles, including membership in the Presidency of the European Shipowners (ECSA), board membership and former presidency of the Royal Association of Netherlands Ship-owners (KVNR), board membership of the International Chamber of Shipping (ICS), council membership of the International Association of Independent Tanker Owners (INTERTANKO), and membership of BIMCO. She also serves as Honorary Consul of Norway. Ms. Orsel is a former Chair of the International Seafarers’ Welfare and Assistance Network (ISWAN) and acts as an Ambassador for the Women’s International Shipping & Trading Association (WISTA). Ms. Orsel has received multiple industry recognitions, including Female Entrepreneur of the Year (Netherlands, 2009), an Honorary Degree from Massachusetts Maritime Academy (2017), the Tanker Industry Leader Award (2019), the Seatrade Award (2021), and the IMO Gender Equality Award (2025). She holds a Bachelor of Arts in Economic & Administrative Education from Winschoter College in the Netherlands. As a result of these and other professional experiences, Genco believes Ms. Orsel possesses knowledge and experience regarding the shipping industry, finance, and general business matters that strengthen the Board’s collective qualifications, skills and experience.
Arthur L. Regan has served as a director of Genco since February 2016 and was our Executive Chairman from November 2016 until May 2021. Since 2022, Mr. Regan has been the Chief Executive Officer of Energos Infrastructure, which owns and operates marine infrastructure assets principally focused on LNG floating storage and regasification import terminals located in multiple countries globally primarily on long-term government utility linked contracts. From 2018 to 2021, Mr. Regan was the Executive Chairman of Chembulk Tankers, an owner of specialized international chemical transport vessels and was appointed to the position by its private equity owners KKR Investments and York Capital Holdings. From 2010 to 2018, Mr. Regan was the President, Chief Executive Officer and a Director of Principal Maritime Management, LLC, a wholly owned portfolio company of Apollo Global Management. Mr. Regan has more than 35 years of experience in the shipping industry in executive roles, including as President and Chief Executive Officer of Arlington Tankers Ltd. from 2004 to 2008, which was listed on the New York Stock Exchange. Mr. Regan is a graduate of the State University of New York Maritime College at Fort Schuyler with a Bachelor of Science degree in Marine Transportation and Management. Mr. Regan began his shipping career sailing as an officer on merchant tankers and drybulk vessels for over ten years, completing his sea service as Master Mariner. He is currently a Member of the North American Panel Committee of the vessel classification society and maritime industry advisor DNV-GL. As a result of these and other professional experiences, Genco believes Mr. Regan possesses knowledge and experience regarding general business, finance, and the shipping industry that strengthen the Board’s collective qualifications, skills and experience.

Corporate Governance
Governance Materials - All of the Company’s corporate governance materials, including the committee charters of the Board and the Company’s Corporate Governance Guidelines, are published in the Governance Documents page of the Governance section of the Company’s website under “Investors” at www.gencoshipping.com. These materials are also available in print to any shareholder upon request. The Board regularly reviews corporate governance developments and modifies its committee charters as warranted. Any modifications are reflected on the Company’s website.
Director Independence - It is the Genco Board’s objective that a majority of the Genco Board consist of independent directors. For a director to be considered independent, the Genco Board must determine that the director does not have any material relationship with Genco. The Genco Board follows the criteria set forth in applicable NYSE listing standards to determine director independence. The Genco Board will consider all relevant facts and circumstances in making an independence determination.
All members of the Genco Audit, Compensation, and Nominating and Corporate Governance Committees must be independent directors as defined by applicable NYSE listing standards. Members of the Genco Audit Committee must also satisfy a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from Genco or any of its subsidiaries other than their director compensation.
The independent directors of Genco are Paramita Das, Kathleen C. Haines, Basil G. Mavroleon, Karin Y. Orsel and Arthur L. Regan. In determining that Mr. Mavroleon is independent, the Board considered that Mr. Mavroleon is an independent contractor of WeberSeas (Hellas) S.A. (“WeberSeas”), which has acted as a broker introducing potential buyers to Genco in connection with sales of certain of Genco’s vessels. The Board deemed Mr. Mavroleon’s relationship with WeberSeas not to be material, as Mr. Mavroleon has not received any payment or other economic benefit from any Genco vessel sales and has recused himself from participating in such Genco vessel sales.
Board Performance – In accordance with NYSE rules, our Board and its four standing committees assess their performance annually. In addition, in 2024, the Board established an annual process for our directors to conduct individual self-assessments.
Code of Ethics - All directors, officers, employees and agents of Genco must act ethically at all times and in accordance with the policies comprising Genco’s Code of Ethics. Under Genco’s Code of Ethics, the Genco Board will only grant waivers for a director or an executive officer in limited circumstances and where circumstances would support a waiver. Such waivers may only be made by the Audit Committee.
Genco’s Code of Ethics is available in the Governance Documents page of the Governance section of the Company’s website under “Investors” at www.gencoshipping.com and is available in print to any shareholder upon request. Genco intends to provide any disclosures regarding the amendment or waiver of its Code of Ethics on its website.
Insider Trading Policies and Procedures – Genco has adopted an Inside Information, Market Communications and Securities Trading Policy and Procedures governing the purchase, sale, and/or other dispositions of its securities by directors, officers and, employees that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any NYSE listing standards applicable to Genco. A copy of this policy is available as Exhibit 19.1 to our Annual Report on Form 10-K filed with the SEC on February 18, 2026.
Director Resignation Policy – Under our Corporate Governance Guidelines, at any shareholder meeting at which directors are subject to an uncontested election, any director who receives a greater number of votes “withheld” than votes “for” his or her election, must promptly (and in no event later than ten days) after the certification of the shareholder vote, tender his or her resignation in writing to the Nominating and Corporate Governance Committee of the Board for consideration. The Nominating and Corporate Governance Committee will then assess the appropriateness of such individual continuing to serve as a director and recommend to the Board the action to be taken with respect to such tendered resignation.
Other Directorships and Business Activities – Our Corporate Governance Guidelines prohibit directors from serving on more than four other public company boards. In addition, members of the Audit Committee may not serve simultaneously on the audit committees of more than two other public company boards, unless the Board determines that such simultaneous service would not impair such director’s ability to serve effectively on the Audit

Committee. Every director must promptly advise and consult with the Chair of the Nominating and Corporate Governance Committee before accepting nomination for or membership on another public company board, if the director changes or retires from the business position he or she previously held; or if the company with which he or she is affiliated undertakes business activities different from those previously pursued. In such a case, the Chair may consult with the Nominating and Governance Committee, other directors, management, or the full Board, and the director may also consult with such Committee or the full Board.
Communicating Concerns to Directors - Shareholders or other interested parties may communicate directly with any individual director, with the Genco Board as a group, with the Chairman or other presiding director pursuant to Section 303A.03 of the NYSE’s Listed Company Manual. All of Genco’s directors other than Mr. Wobensmith are currently independent and non-management directors. All communications should be in writing and should be addressed to the intended recipient(s), c/o Ifigeneia Xanthopoulou, Secretary, 299 Park Avenue, 12th Floor, New York, New York 10171. Once the communication is received by the Secretary, the Secretary reviews the communication. Communications that comprise advertisements, solicitations for business, requests for employment, requests for contributions or other inappropriate material will not be forwarded to Genco’s directors. Other communications are promptly forwarded to the addressee.
Board Meetings and Committees
During fiscal year 2025, there were 20 meetings of the Board. The Board in 2025 was comprised of John C. Wobensmith, James G. Dolphin (who resigned on August 26, 2025), Paramita Das, Kathleen C. Haines, Basil G. Mavroleon, Karin Y. Orsel, and Arthur L. Regan. A quorum of directors was present, either in person or telephonically, for all of its meetings in 2025. Actions were also taken during the year by unanimous written consent of Genco’s directors. All directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which they served. Genco encourages all directors to attend each Annual Meeting of Shareholders. Seven directors attended the 2025 Annual Meeting of Shareholders.
Genco’s Audit Committee was comprised of Kathleen C. Haines (Chair), James G. Dolphin (who resigned on August 26, 2025), Arthur L. Regan, and Basil G. Mavroleon (who was appointed on August 26, 2025) during fiscal year 2025. Ms. Haines is a financial expert as defined under Item 401(h)(2) of Regulation S-K. All of these individuals qualify (or qualified) as independent directors under the listing requirements of the NYSE and are financially literate. Through its written charter, Genco’s Audit Committee has been delegated the responsibility of reviewing with the independent auditors the plans and results of the audit engagement, reviewing the adequacy, scope and results of the internal accounting controls and procedures, reviewing the degree of independence of the auditors, reviewing the auditor’s fees and recommending the engagement of the auditors to the full Board. During fiscal year 2025, Genco’s Audit Committee held four meetings.
Genco’s Compensation Committee was comprised of Basil G. Mavroleon (Chair), Paramita Das, and Kathleen C. Haines during fiscal year 2025. All of these individuals qualify (or qualified) as independent directors under the listing requirements of the NYSE, and none of them is (or was) an employee of Genco. Through its written charter, Genco’s Compensation Committee administers Genco’s cash bonus and equity incentive plans and other corporate benefits programs. Genco’s Compensation Committee also considers from time to time matters of compensation philosophy and competitive status, and also reviews, approves, or recommends salaries, cash bonuses, equity grants and other compensation in accordance with the terms of Genco’s 2015 Equity Incentive Plan and its Annual Incentive Plan. Genco’s Compensation Committee generally does not delegate its authority, although Genco’s officers are responsible for the day-to-day administration of the 2015 Equity Incentive Plan and the Annual Incentive Plan. Directors’ compensation is established by the Board upon the recommendation of Genco’s Compensation Committee. During fiscal year 2025, Genco’s Compensation Committee held five meetings.
Genco’s Nominating and Corporate Governance Committee was comprised of Arthur L. Regan (Chair) (who was appointed on August 26, 2025), James G. Dolphin (who resigned on August 26, 2025), Basil G. Mavroleon, and Karin Y. Orsel during fiscal year 2025. All of these individuals qualify (or qualified) as independent directors under the listing requirements of the NYSE, and none of them is (or was) an employee of Genco. Through its written charter, the Nominating and Corporate Governance Committee assists the Board in identifying qualified individuals to become Board members, in determining the composition of the Board and its committees, in monitoring a process to assess Board effectiveness and in developing and implementing Genco’s corporate governance guidelines. When a vacancy exists on the Board, or when the Board determines to add an additional director, the Nominating and

Corporate Governance Committee seeks out appropriate candidates from various sources, which may include directors, officers, employees and others. The Committee may use consultants and search firms who may be paid fees for their assistance in identifying and evaluating candidates. The Committee does not have a set of minimum specific qualifications that must be met by a candidate for director and will review the candidate’s background, experience and abilities, and the contributions the candidate can be expected to make to the collective functioning of the Board and the needs of the Board at the time. The Committee considers candidates based on materials provided, and will consider whether an interview is appropriate. The Committee will consider shareholder recommendations of director candidates, which should be sent to the attention of the corporate secretary at Genco headquarters, on the same basis. Only persons who are nominated with the procedures set forth in our Amended and Restated By-Laws are eligible for election as directors at our shareholders’ meetings. See “Shareholder Proposals and Nominations for the Next Annual Meeting” on page 73 for further information. During fiscal year 2025, the Nominating and Corporate Governance Committee held three meetings.
Genco’s ESG Committee, whose members consisted of Karin Y. Orsel (Chair), Paramita Das, and Arthur L. Regan during fiscal year 2025, leads Board oversight activities regarding ESG and reports to the Board. In that role, the ESG Committee reviews our ESG strategy and assesses our performance, including with respect to such matters as environmental initiatives and sustainability; human capital management and health, safety and security; and corporate responsibility. In addition, the ESG Committee assesses whether relevant ESG matters should be reviewed or considered by other Board committees or the full Board. During fiscal year 2025, Genco’s ESG Committee held two meetings. For details of our ESG initiatives, please see “Environmental and Other Regulations” in our Annual Report on Form 10-K filed with the SEC on February 18, 2026, and our website at www.gencoshipping.com for a copy of our current Sustainability Report.
Executive Sessions
Under the Corporate Governance Guidelines that Genco adopted to assure free and open discussion and communication among the non-management directors, the non-management directors will seek to meet at least annually and may meet as the non-management directors deem appropriate. In addition, if there are any non-management directors who are not independent directors, the independent directors shall meet in executive session at least once each year. The presiding director at any executive session with the non-management or independent directors will be the Chairman if the Chairman is present and is a non-management or independent director (as applicable) and will otherwise be selected by a majority of the non-management or independent directors (as applicable) present at the meeting. All of Genco’s directors other than Mr. Wobensmith are currently non-management directors, and five executive sessions of independent directors were held in fiscal year 2025.
Board Leadership Structure
As noted above, Genco’s Board is currently comprised entirely of independent directors and our Chairman and Chief Executive Officer, Mr. Wobensmith. Genco recognizes that different Board leadership structures may be appropriate for Genco during different periods of time and under different circumstances. Genco believes that its current Board leadership structure is suitable for Genco because it allows Genco to consider a broad range of opinions in the course of its Board deliberations, including those with knowledge of Genco’s day-to-day operations and business strategy, as well as those with an experienced independent viewpoint.
Genco’s Chairman of the Board and Chief Executive Officer contributes to facilitating communication among the directors, organizing the meeting schedules and agendas of the Board, and presides at Board and shareholder meetings. Kathleen C. Haines serves as Lead Independent Director under the Lead Independent Director Charter to lead the Board’s continued independent oversight. Genco’s Board does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee Directors or be an employee. Genco’s Board believes that it should have the flexibility to make a determination from time to time in a manner that is in the best interests of Genco and its shareholders at the time of such determination.
Genco’s Corporate Governance Guidelines provide the flexibility for Genco’s Board to modify or continue Genco’s leadership structure in the future, as it deems appropriate.
Risk Oversight
Genco’s Board believes that oversight of Genco’s risk management efforts is the responsibility of the entire Board. It views risk management as an integral part of Genco’s strategic planning process. The subject of risk management is regularly discussed at Board meetings with Genco’s Chief Executive Officer and its Chief Financial Officer. Additionally, the charters of certain of the Board’s committees assign oversight responsibility for particular areas of risk. For example, Genco’s Audit Committee oversees management of risks related to accounting, auditing and financial reporting and maintaining effective internal controls for financial reporting as well as information security. Genco’s Nominating and Corporate Governance Committee oversees risk associated with Genco’s Corporate Governance Guidelines and Code of Ethics, including compliance with listing standards for independent directors, committee assignments, and conflicts of interest. Genco’s Compensation Committee oversees the risk related to Genco’s executive compensation plans and arrangements. Genco’s ESG Committee oversees risks related to environmental, social, and corporate responsibility matters, including with respect to climate change, human capital management, health and safety, and social and political trends.

MANAGEMENT
Information About Our Executive Officers
The following table sets forth certain information with respect to the executive officers of Genco (other than John C. Wobensmith, for whom information is set forth above under the heading “Board of Directors”):

Name	Age	Position
Peter Allen	39	Chief Financial Officer
Joseph Adamo	63	Chief Accounting Officer, Treasurer, and Controller
Jesper Christensen	39	Chief Commercial Officer

Peter Allen was appointed as Genco’s Chief Financial Officer effective June 16, 2023. Mr. Allen has been employed with Genco since August 2008. Over his career at the Company, Mr. Allen has served in various finance, accounting and corporate strategy positions, including most recently as Senior Vice President, Strategy & Finance before his promotion to Chief Financial Officer. Mr. Allen has 18 years of experience in the shipping industry with a focus on capital allocation, mergers and acquisitions, financial and drybulk market analysis, debt and equity capital markets transactions and SEC reporting. He has a bachelor of science degree from Fairfield University and holds the Chartered Financial Analyst designation.
Joseph Adamo has served as Genco’s Chief Accounting Officer since December 19, 2014. Mr. Adamo has been employed with Genco since June 2005. Mr. Adamo’s initial position with Genco was Controller until April 2010, when he was promoted to Treasurer and Controller. Mr. Adamo is responsible for overseeing Genco’s accounting department, including certain filings with the SEC. Prior to joining Genco, Mr. Adamo was a turnaround consultant providing restructuring advisory services to distressed companies. Prior to that, Mr. Adamo served as Chief Financial Officer for two private companies. Mr. Adamo started his career in public accounting working for Price Waterhouse, currently PriceWaterhouseCoopers LLP. He has a bachelor’s degree in accounting from Pace University and is a licensed Certified Public Accountant.
Jesper Christensen was appointed as Genco’s Chief Commercial Officer on April 2, 2023. He previously served as Genco’s Vice President, Head of Chartering since June 2021. From March 2017 until his appointment as Vice President, Head of Chartering, he served as the Company’s Vice President and Commercial Director, Minor Bulk Fleet, responsible for the global chartering activities of Genco’s minor bulk fleet. Mr. Christensen has over 17 years of experience in the shipping industry with a focus on commercial management in the dry cargo sector. Prior to joining Genco, Mr. Christensen served as Director, Head of Chartering Stamford at Clipper Bulk Shipping Ltd. Mr. Christensen has a Graduate Diploma in Business Administration (Organization and Management) from Copenhagen Business School and completed the shipping education program at the Maritime University of Denmark.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
This section describes Genco’s executive compensation program as it relates to its named executive officers (the “named executive officers”) during the fiscal year ended December 31, 2025, consisting of its Chief Executive Officer and President, John C. Wobensmith; its Chief Financial Officer, Peter Allen; its Chief Accounting Officer and Treasurer, Joseph Adamo; and its Chief Commercial Officer, Jesper Christensen.
Executive Compensation Practices
Below is a summary of our key executive compensation practices. We believe these practices promote good governance and align the interests of our named executive officers with the interests of our shareholders.

What We Do
Our Compensation Committee, which is comprised solely of independent directors, recommends annual compensation for our named executive officers to our Board for approval.
The Compensation Committee directly retains an independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), to provide advice.

Our Compensation Committee conducts an annual review of our executive compensation program to confirm it does not create risks that are reasonably likely to have a material adverse effect on the Company.

We deliver a significant majority of our target pay opportunities for our named executive officers in the form of variable and at-risk pay tied to strong performance.
We maintain a strong alignment between pay and performance with robust incentive plan performance goals.
We make performance-based cash bonus awards under a plan based on achievement of specified performance criteria.
We have historically made equity awards that:
• provide for a three-year minimum vesting schedule for named executive officers;
• require “double trigger” vesting in the event of a change in control; and
• are limited to a total fixed number of shares under our equity plan for which increases are subject to shareholder approval.
We maintain stock ownership guidelines for our named executive officers and directors.
What We Do Not Do

We do not permit our named executive officers or directors to engage in short sales or hedging transactions with regard to compensatory equity awards or to pledge our equity securities as collateral for a loan (with one grandfathered exception).

We do not provide tax “gross-ups” for our named executive officers.
We do not provide significant perquisites for our named executive officers.
We do not pay dividends on equity awards prior to vesting.
We do not guarantee salary increases or bonuses.
We do not allow for repricing of underwater stock options or stock appreciation rights under our equity plan.

How Compensation is Determined
Role of Compensation Committee. Genco’s Compensation Committee oversees Genco’s executive compensation program. The Compensation Committee reviews, administers and designs Genco’s compensation plans and policies, and recommends such plans and policies to the Board for approval. The Compensation Committee also reviews and approves the corporate goals and objectives relevant to the compensation of Genco’s named executive officers, evaluates corporate performance and the performance of each of Genco’s executives, and recommends to the Board the compensation (cash and equity) of Genco’s named executive officers and other key employees.
Each year, Genco’s Compensation Committee evaluates each named executive officer and other key employees to determine if changes in compensation are appropriate. As part of this process, Genco’s Compensation Committee reviews summaries that include, as applicable for each individual, salary, bonus, and other cash compensation; severance and change in control benefits; prior grants of equity-based awards; and the value of benefits and perquisites.
Role of Compensation Consultant. Genco’s Compensation Committee retained FW Cook as its independent compensation consultant, to assist and advise Genco’s Compensation Committee with respect to several aspects of Genco’s executive compensation programs and corporate governance. The services that FW Cook was retained for include reviewing and advising Genco on its compensation philosophy, strategy and program; analyzing the appropriateness of a compensation comparator peer group; providing and analyzing competitive market compensation data; analyzing the effectiveness of Genco’s compensation programs and making recommendations, as appropriate; providing advice and counsel on best practices in compensation and corporate governance, keeping Genco and its Compensation Committee apprised of trends, developments, legislation and regulations affecting executive and director compensation; and conducting a risk assessment of Genco’s incentive compensation programs and making recommendations, as appropriate. The Compensation Committee also engaged the firm of Milbank, Tweed, Hadley & McCloy LLP (“Milbank”) as its separate counsel. As required by rules adopted by the SEC under the Dodd-Frank Wall Street Reform And Consumer Protection Act, Genco’s Compensation Committee has considered the relevant factors (including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act) and has determined that FW Cook and Milbank are independent and have no conflicts of interest.
Role of Management. Genco’s Compensation Committee consults with Genco’s Chief Executive Officer and, as appropriate, its other named executive officers regarding their views on their compensation and the compensation of those who report to them directly or indirectly. However, Genco’s Compensation Committee makes the final recommendation to Genco’s Board with respect to each named executive officer’s compensation. None of Genco’s named executive officers determines his own compensation.
Competitive Marketplace Assessment. In order to assess the competitiveness of Genco’s executive compensation program, Genco’s Compensation Committee reviews the compensation arrangements of executives at certain other publicly-traded drybulk and other shipping companies as well as other companies that the Compensation Committee believes are representative of the market in which Genco competes for executive and managerial talent. The compensation comparator group that Genco’s Compensation Committee used in evaluating 2025 compensation comprised of 16 such companies listed below. The Compensation Committee believes the compensation information from the comparator group can be helpful, but recognizes that market data is not definitive and is subject to change from one year to the next. The Compensation Committee uses this information as a general frame of reference and does not target Genco’s executive compensation to a specific percentile, instead using Company and individual performance as the primary drivers of compensation levels.
Compensation Comparator Group

Berry Corporation	Overseas Shipholding Group, Inc.
DHT Holdings, Inc.	Pacific Basin Shipping Limited
Dorian LPG Ltd.	Pangaea Logistics Solutions Ltd.
Eagle Bulk Shipping Inc.	Ring Energy, Inc.
Helix Energy Solutions Group, Inc.	SEACOR Marine Holdings, Inc.
International Seaways, Inc.	Tidewater Inc.
Innovex International, Inc.	TORM plc
NPK International (formerly Newpark Resources, Inc.)	W&T Offshore, Inc

The Compensation Committee, assisted by FW Cook, reviews the compensation comparator group periodically. In addition to its review of the comparator group executive compensation data, the Compensation Committee also reviews general industry executive compensation survey data. In September 2024, the Compensation Committee reviewed the composition of the comparator group and added Pacific Basin Limited, Pangaea Logistics Solutions Ltd., and TORM plc to provide a greater number of marine companies in the peer group. In September 2025, the

Compensation Committee reviewed the composition of the compensation comparator group and approved the removal of Eagle Bulk Shipping Inc. and Overseas Shipholding Group, Inc. due to their acquisition by other companies and the removal of Helix Energy Solutions Group, Inc. and the addition of Amplify Energy Corp. and Riley Exploration Permian, Inc. so that the peer group consisted of companies more closely resembling the Company.
Prior Year Say on Pay Results. At the May 20, 2025 shareholders’ meeting, the non-binding advisory vote on executive compensation proposal, or the “say on pay” vote, received support from 89.4% of votes cast. The Compensation Committee considered these results and determined that the results of the vote did not call for any changes to the executive compensation plans and programs already in place.
Genco’s Compensation Philosophy
Genco’s executive compensation program is designed to attract, motivate and retain a talented team of executives who will enable Genco to compete successfully with other drybulk shipping companies. Genco seeks to accomplish this goal in a way that aligns Genco’s executives’ interests with those of its shareholders and encourages and rewards Genco’s executives for achievement of Genco’s annual and longer-term performance objectives.
Our compensation framework embodies a system of short-term incentive awards under our Annual Incentive Plan and long-term incentive awards under our 2015 Equity Incentive Plan, each of which is determined in accordance with a small group of focused metrics. For short-term incentive compensation for 2025, the metrics we used were Adjusted EBITDA (consisting of net revenue less operating expenses, cash G&A expenses, and technical management fees and adjusted for the number of vessels Genco owns during the year) and achievement of corporate and individual strategic initiatives as determined in the discretion of our Board. For long-term incentive compensation for 2025, the metrics we used for our performance restricted stock units (“PRSUs”) were relative total shareholder return (“rTSR”) compared to a performance peer group and an internally adjusted return on invested capital (“ROIC”). The remaining value of our equity awards for 2025 took the form of restricted stock units (“RSUs”) with vesting based on the passage of time. Details of our compensation framework and awards made for 2025 are further described below under “Compensation for Genco’s Named Executive Officers for 2025” starting on page 32.
Compensation Objectives
Genco’s executive compensation program is rooted in the principles inherent in “pay for performance.” In particular, Genco has designed its executive compensation program to:
•	attract, motivate, retain and reward those executives and managers who have the necessary experience and subject-matter expertise to deliver sustained improvements in shareholder value;
•
compensate each executive and manager competitively based upon the scope and impact of his or her position as it relates to the success of Genco and on the potential of each employee to assume increasing responsibility within Genco; and

•
align the interests of Genco’s executives with those of Genco’s shareholders through the use of short-term cash incentives that are paid on the basis of performance achievements in the year preceding payment and the use of equity-based long-term incentive awards that link reward to increases in equity value over time.

Elements of Compensation
The compensation program for the named executive officers consists of three main elements: base salaries; short-term (annual) incentives payable in cash on the basis of annual achievement under Genco’s Annual Incentive Plan; and long-term, equity-based incentives. The named executives are also eligible to participate in Genco’s health and other broad-based programs on the same basis as other U.S. employees and are eligible for paid time off and paid holidays.
Fixed Compensation
Base Salary. Base salaries for the named executive officers are determined based on the breadth, scope and complexity of the functions performed by each named executive officer; individual performance, skills, and experience; the competitive labor market for the position; and internal equity considerations. Base salaries are reviewed annually, and may be adjusted to reflect meritorious individual performance assessments; promotions or significant changes in the scope and impact of the position; or market adjustments to reflect shifts in the competitive labor market for the position.

Variable Incentive Compensation
In support of Genco’s commitment to align compensation with demonstrated performance, a significant portion of the compensation paid to its named executive officers is incentive-based. Genco’s incentive compensation program has been designed to recognize scope of responsibilities, reward demonstrated performance and leadership, motivate future performance, align the interests of the executive with Genco’s shareholders and retain the executives through the term of the equity awards, which has historically been for three to five years. Under Genco’s current compensation framework, variable incentive compensation in the forms of cash, PRSUs and RSUs is awarded to Genco’s named executive officers based on performance relative to certain metrics recommended by the Compensation Committee and approved by the Board.
Cash Incentive Awards. For purposes of determining the amounts of cash bonuses payable to our named executive officers, the Compensation Committee recommended, and the Board approved, the Annual Incentive Plan described below.
Equity Awards. Genco does not have a specific policy governing the timing of equity awards but intends to make equity awards for a given year in the first quarter of the year. Under the current compensation framework, these awards consist of PRSUs that vest based on achievement of certain metrics following completion of a measurement period and RSUs that generally vest over a period of time. Each PRSU or RSU awarded by Genco represents the right to receive one share of the issuer’s common stock, or in the sole discretion of our Compensation Committee, the value of a share of common stock on the date that the RSU or PRSU vests. The Compensation Committee considers the size and form of award when making award decisions.
Historically, unless otherwise determined by Genco’s Compensation Committee, each PRSU or RSU award entitles the named executive officer to dividend equivalent rights, with such rights subject to the same vesting conditions as the underlying awards. As the executives share commensurately with other shareholders in receiving payments in respect of dividends, they likewise share in the recognition of the current income generation and future change in stock price. Recipients of PRSUs and RSUs receive dividend equivalent payments only upon settlement of these awards after they vest, and any dividend equivalent payments that have accrued in respect of forfeited PRSUs or RSUs are likewise forfeited.
Other Elements
Benefits. Genco’s named executive officers are eligible under the same plans as all other U.S. employees for medical, dental, vision, and disability insurance and are eligible for paid time off and paid holidays. Additionally, Genco matches the 401(k) contributions of our named executive officers and other employees up to the maximum allowed per year, which was $31,500 in 2025 for each of our named executive officers. Genco pays premiums on life insurance and long-term disability insurance for Mr. Wobensmith. Genco believes these benefits are reasonable, competitive and consistent with Genco’s overall executive compensation program.
Annual Incentive Plan for Cash Bonuses
Genco’s Annual Incentive Plan includes weighted performance criteria to calculate cash bonuses that may become payable to Genco’s named executive officers and other employees. The Annual Incentive Plan is administered by the Company’s Compensation Committee and provides for the establishment from time to time of measurable criteria intended to reinforce a pay for performance framework aligning the interests of named executive officers and other employees with those of the shareholders. The method for computing any amount of compensation payable under the Annual Incentive Plan may include, without limitation, the designation of one or more threshold, target, or maximum bonus levels, determination of the bonus amount to be paid at each such level, and the weighting of metrics used to determine the total bonus award.
2015 Equity Incentive Plan
Genco’s 2015 Equity Incentive Plan provides for equity awards with respect to shares of Genco’s common stock in the form of non-qualified stock options, stock appreciation rights, dividend equivalent rights, restricted stock, RSUs (including PRSUs), or unrestricted stock. Awards are available to officers, directors, and executive, managerial, administrative and professional employees of and consultants to Genco or any subsidiary or joint venture of Genco. Genco’s Compensation Committee administers the 2015 Equity Incentive Plan and recommends discretionary awards under this plan for approval by Genco’s Board.

Employment Agreements
On May 6, 2025, the Company entered into employment agreements with Peter Allen, Genco’s Chief Financial Officer, and Jesper Christensen, Genco’s Chief Commercial Officer, with indefinite terms. Messrs. Allen’s and Christensen’s salaries at the time of entering into their employment agreements were set at $380,000 and $410,000, respectively. Each executive’s base salary may be subject to increase, but not decrease, during the employment term. Messrs. Allen’s and Christensen’s employment agreements provide for discretionary bonuses in the Compensation Committee’s sole discretion, and Messrs. Allen and Christensen are also eligible to receive equity grants from time to time pursuant to Genco’s 2015 Equity Incentive Plan or any successor plan.
Compensation for Genco’s Named Executive Officers for 2025
The year 2025 was a successful year for Genco in which we continued to carry out our comprehensive value strategy centered on three key pillars: paying sizeable quarterly cash dividends to shareholders; low financial leverage; and opportunistically growing our asset base. In particular, management’s efforts made the following achievements possible despite a challenging geopolitical and economic landscape:
•	Key initiatives and undertakings by management supporting our success in 2025 included the following:
○	Grew Genco’s asset base by 20% on a value basis through the acquisition of three 2020-built Capesize and Newcastlemax vessels.
○	Executed Genco’s capital allocation strategy using proceeds from the revolver and low debt structure to fund growth.
○	Achievement of an internal rate of return of approximately 30% from Genco’s investments in Capesize vessels.
○	Closed a $600 million revolving credit facility in July 2025, achieving the following:
•	Increased borrowing capacity by $200 million or 50% with no revolver commitment reductions until March 2027
•	Improved margin pricing down from 1.85% to 1.75% and reduced commitment fees down to 35% of margin
•	Increased accordion feature to $300 million
•	Extended maturity to 2030
○	Consistently ranking in the top quartile in the Webber Research ESG Report out of 64 public shipping companies.
○	Ended 2025 with the strongest quarter of the year and at multi-year highs:
•	Net Income of $15.4 million and Adjusted EBITDA* of $42.0 million for the fourth quarter of 2025, representing the highest quarterly level in Adjusted EBITDA since the fourth quarter of 2022
•	Declaration of $0.50 per share dividend in the fourth quarter of 2025, the highest dividend since the fourth quarter of 2022
•	Dividends have been declared for 26 consecutive quarters for a total of $7.565 per share over that time or approximately 40% of our share price as of December 31, 2025
○
Completing approximately 90% of drydocking ahead of the fourth quarter of 2025, enabling the Company to achieve a multi-year high in quarterly earnings and maximizing utilization during the strongest point of the year, despite 2025 being the Company’s most intensive drydocking year since 2019.

○	Continuing benchmark outperformance of our minor bulk fleet through our commercial operating platform.
○	Extensive public engagement through industry conferences, various media outlets, equity analyst coverage, and other key initiatives.
*	Please see Appendix B for a reconciliation of Adjusted EBITDA to the most closely comparable GAAP metric. For 2025, Genco had a net loss of $4.4 million and Adjusted EBITDA of $85.9 million.
The specific compensation decisions made for each of the named executive officers for 2025 reflect the achievement of financial, operational, technical, and commercial successes. Genco’s Compensation Committee reviewed relevant aspects of Genco’s 2025 performance and determined that each of its named executive officers provided leadership and managerial expertise that enabled Genco to navigate the normally challenging drybulk shipping industry during a time when the war in Ukraine, the Israel-Hamas war, and attacks on vessels in the Red Sea presented heightened difficulties.
Base Salary
For fiscal year 2025, the annual base salaries for our named executives were as follows as compared to fiscal year 2024. Base salaries were determined by the Compensation Committee to be competitive, reasonable, and appropriate for their respective roles, experience, and performance:

Name and Position	2025 Base Salary	2024 Base Salary
John C. Wobensmith Chairman and Chief Executive Officer	$725,000	$700,000
Peter Allen Chief Financial Officer	$380,000	$360,000
Joseph Adamo Chief Accounting Officer	$315,000	$305,000
Jesper Christensen Chief Commercial Officer	$410,000	$400,000

Short-Term Cash Incentives
Cash bonuses are awarded to named executive officers under the Annual Incentive Plan, which includes weighted performance criteria to calculate cash bonuses that may become payable to Genco’s named executive officers and other employees, based on their target bonus opportunities established for the year. The 2025 target bonus opportunities for the named executive officers, as a percentage of base salary, did not change as compared to 2024.
The Annual Incentive Plan provides for the establishment of measurable criteria intended to reinforce a pay for performance framework. The following table provides details of the metrics and bonus calculations for our named executive officers for 2025 under the Annual Incentive Plan:

Metric	Weighting	Threshold (25%) /Target (100%) / Stretch (200%)(1)
Adjusted EBITDA(2)	60%	$50 million / $90-$95 million / $160 million
Strategic Initiatives(3)	40% (20% team objectives and 20% individual objectives)	See discussion below

(1)
Bonuses were calculated on the basis of performance relative to each performance metric and its weighting. For the Adjusted EBITDA metric, there are threshold, target, and stretch levels. In respect of the threshold level for each metric, subject to application of the Compensation Committee’s discretion, no bonus amount is generated for performance below the threshold level; 25% of the target bonus amount is generated for performance at threshold; the target bonus amount is generated for performance at the target level; and the maximum of 200% of the target bonus amount is generated for performance at the stretch level. Actual bonus amounts were calculated by linear interpolation between the threshold and the target and between the target and the maximum.

(2)
Calculated as Net revenue less operating expenses, cash G&A expenses, and technical management fees and adjusted for the number of vessels the Company owns during the year. This metric replaced Free Cash Flow in 2025, as it is a metric that both management and shareholders focus on to evaluate the Company’s performance and its equity value. For a reconciliation of Adjusted EBITDA to Net Income, please see Appendix B.

(3)
Our Board approved annual quantitative and qualitative strategic initiatives for achievement of team and individual objectives to reflect the Company’s goals for that year. The team objectives assessed for 2025 included fleet renewal and growth, capital raises, a comparison of time charter equivalent (TCE) versus the Company’s internal benchmark and against its peers, comparison of the Company’s cost structure versus the budget set forth at the beginning of the year, and the development of the Company’s technical management joint venture and the progression of the commercial team. The individual objectives varied for each named executive officer based on their respective positions and responsibilities as described below.

In 2025, the Adjusted EBITDA result was approximately $93.0 million, representing an achievement of 100%. The Board deemed the performance of each of the named executive officers listed below to be above target for team and individual objectives at 160% for each, taking into account their collective and individual efforts. The cash bonuses awarded by the Board on the recommendation of the Compensation Committee to each named executive officer under the Annual Incentive Plan for 2025 were as follows:

John C. Wobensmith. Mr. Wobensmith’s target bonus amount was set at 125% of his salary, or $906,250. In determining annual incentive compensation for Mr. Wobensmith for his work and accomplishments in 2025, the Committee took into account Mr. Wobensmith’s performance relative to his individual objectives which included: leading the formulation and recommendation of strategic options for Board approval; maintaining and continuing to build the Company’s public brand reputation with investors, banks and other stakeholders; overseeing vessel sale and purchase activity and fleet renewal; continuing to target a modern fleet with sale and purchase activity taking into consideration historic value and cash flow metrics; developing a longer-term vessel propulsion strategy and options; continuing to oversee the Company’s technical management joint venture; and continuing to build a Company culture of accountability and fairness with high corporate governance and ethical standards. Based on the results for the applicable metrics, the Compensation Committee recommended, and the Board approved, a cash bonus award of $1,124,000.
Peter Allen. Mr. Allen’s target bonus amount was set at 85% of his salary, or $323,000. In determining the annual incentive compensation for Mr. Allen for his work and accomplishments in 2025, the Committee took into account Mr. Allen’s performance relative to his individual objectives which included teaming with the Company’s Chief Executive Officer and Chief Commercial Officer on strategic initiatives; maintaining and continuing to build analyst, investor and bank relationships; continuing to optimize the Company’s balance sheet and capital structure; continuing to explore beneficial financing strategies on an ongoing basis; developing and implementing the annual budget; overseeing Board deliverables; analyzing potential M&A and fleet renewal transactions; developing a longer-term vessel propulsion strategy and options; and continuing to build a Company culture of accountability and fairness with high corporate governance and ethical standards. Based on the results for the applicable metrics, the Compensation Committee recommended, and the Board approved, a cash bonus award of $401,000.
Joseph Adamo. Mr. Adamo’s target bonus amount was set at 50% of his salary, or $157,500. In determining annual incentive compensation for Mr. Adamo for his work and accomplishments in 2025, the Committee took into account Mr. Adamo’s performance relative to his individual objectives, which included timely and accurate SEC filings of quarterly reports on Form 10-Q and annual reports on Form 10-K; improving efficiency of the current staff; and continuing to build a Company culture of accountability and fairness with high corporate governance and ethical standards. Based on the results for the applicable metrics, the Compensation Committee therefore recommended, and Genco’s Board approved, a cash bonus award of $195,000.
Jesper Christensen. Mr. Christensen’s target bonus amount was set at 85% of his salary, or $348,500. In determining annual incentive compensation for Mr. Christensen for his work and accomplishments in 2025, the Committee took into account Mr. Christensen’s performance relative to his individual objectives which included continuing the ongoing development of the Company’s active owner/operator model; overseeing the global operation team across Genco’s three offices worldwide; enhancing communication and the usage of digital solutions within chartering, operations and technical; continuing to build a first-class team within chartering, operations, and technical management; developing a longer-term vessel propulsion strategy and options; and continuing to build a Company culture of accountability and fairness with high corporate governance and ethical standards. Based on the results for the applicable metrics, the Compensation Committee recommended, and the Board approved, a cash bonus award of $432,000.
Long-Term Equity Incentive Awards
For 2025, long-term equity incentive awards were granted under the Company’s 2015 Equity Incentive Plan and consisted of PRSUs, which vest based on the achievement of certain performance objectives, and RSUs, which vest based on the passage of time. Each named executive officer’s target long-term equity incentive award value is set considering individual and Company performance, market data and the Company’s compensation philosophy to attract, retain, and incentivize top executive talent. Target award values vary among the named executive officers and can vary from year to year. Target amounts for the 2025 long-term equity awards reflected increased performance by each of the named executive officers, and a majority of our named executive officers’ total target direct compensation increases for 2025 were delivered in the form of long-term incentive awards to align the named executive officers’ interests with shareholders through the risks and rewards of equity ownership and to further support the execution of the Company’s long-term strategy. For Mr. Wobensmith, the long-term incentive awards were based on a total value of $1,900,000, $1,140,000 or 60% of which were granted in the form of PRSUs, and $760,000 or 40% of which were granted in the form of RSUs. As for our other named executive officers, the long-term awards were based on a total value of $900,000 for Mr. Allen, $250,000 for Mr. Adamo, and $900,000 for Mr. Christensen, 50% which were granted in the form of PRSUs and the remaining 50% of which were granted in the form of RSUs. For each named executive officer, the number of PRSUs and RSUs were determined by dividing each dollar value by the closing price of our stock on the grant date. The Compensation Committee believes this mix of PRSUs and RSUs provides performance incentives that are aligned with shareholder interests and retention incentives for our named executive officers.
PRSUs
PRSUs generally vest following the completion of achievement of certain metrics during a three-year measurement period from January 1, 2025 to December 31, 2027. The following table provides further details of the metrics and calculations for our named executive officers for PRSUs awarded in 2025:

Metric	Weighting	Threshold (25%) /Target (100%) / Stretch (200%)(1)
Relative Total Shareholder Return(2)	50%	25th Percentile / 55th Percentile / 85th Percentile
Return on Invested Capital(3)	50%	2.0% / 4.0-5.0% / 9.0%

(1)
The amount of the PRSU award to be vested is calculated on the basis of performance relative to each performance metric and its weighting. For each metric there are threshold, target, and stretch levels. In respect of the threshold level for each metric, subject to application of the Compensation Committee’s discretion, no amount is vested for performance below the threshold level; 25% of the target amount is vested for performance at threshold; the target amount is vested for performance at the target level; and the maximum of 200% of the target amount is vested for performance at the stretch level. Actual amounts vested are calculated by linear interpolation between the threshold and the target and between the target and the maximum.

(2)
For purposes of this metric, share price performance is measured at the end of the performance period using a 20 trading day average plus dividends paid (which assumed to be reinvested) and compared to the 20 day trading average share price at the start of the period. This metric is calculated and ranked across the following performance peer group of global drybulk companies: Star Bulk Carriers Corp., Diana Shipping Inc., Safe Bulkers, Inc., Pacific Basin Shipping Limited, Pangaea Logistics Solutions Ltd., Seanergy Maritime Holdings Corp., Taylor Maritime Investments Limited, 2020 Bulkers Ltd., and Thoresen Thai Agencies Plc. Acquired peer group members, such as Eagle Bulk Shipping Inc., Belships ASA, and Golden Ocean Group Limited are removed from the peer group and the calculation.

(3)
This metric is calculated as Net Operating Profit After Taxes (NOPAT) divided by the sum of debt and shareholders’ equity less cash, with potential adjustments for depreciation based on assumed values for the Company’s fleet and extraordinary items in the Compensation Committee’s discretion. The Compensation Committee takes into account anticipated market conditions for the year in setting this metric.

For details of other circumstances in which the PRSUs may vest, see below under “Potential Payments upon Termination or Change-in-Control.”
PRSUs awarded to our named executive officers in 2023 with a three-year measurement period from January 1, 2023 to December 31, 2025 were earned at 94% of target as follows:

Metric	Weighting	Threshold (25%)	Target (100%)	Stretch (200%)	Actual	Payout Percentage	Weighted Payout
Relative Total Shareholder Return	50%	25th Percentile	55th Percentile	85th Percentile	56th Percentile	103%	52%
Return on Invested Capital	50%	3.0%	7.0%	11.0%	6.2%	84%	42%
						Total Payout	94%

RSUs
RSUs generally vest in one-third increments on each of the first three anniversaries of February 23, 2025, which was the grant date. For details of other circumstances in which the RSUs may vest, see below under “Potential Payments upon Termination or Change-in-Control.”
Severance Benefits
Employee Retention Plan. On February 13, 2026, on the unanimous recommendation of our independent Compensation Committee, the Board approved the Employee Retention Plan for a broad group of employees across multiple organizational levels. The Employee Retention Plan, which is described more fully below, is intended to enhance the Company’s severance arrangements in order to support business stability, retain talent, and ensure that such talent can remain focused on driving long-term shareholder returns and further increasing the Company’s earnings power through drybulk shipping cycles. The Employee Retention Plan provides for severance payments and other benefits on a “double trigger” basis in the event of a change in control followed by a qualifying termination. In circumstances where the Employee Retention Plan applies, it supersedes the payments, other benefits provided, and other terms under existing employment agreements of our named executive officers and equity award agreements to which our named executive officers and other employees are parties. However, the Employee Retention Plan provides that our named executive officers will receive severance payments and benefits using formulas and in amounts substantially the same as would apply under their respective existing employment agreements and equity award agreements if Genco were to be acquired. The restrictive covenants under the Employee Retention Plan supersede the corresponding covenants under our named executive officers’ employment agreement. For further details of the Employee Retention Plan, including provisions regarding severance and restrictive covenants, see below under the heading “Potential Payments upon Termination or Change-in-Control— Employee Retention Plan” on page 41.
Employment Agreements. Genco entered into an employment agreement with John C. Wobensmith, its Chief Executive Officer and President, on September 21, 2007, as amended on March 26, 2014, June 23, 2014, April 30, 2015, March 23, 2017, and August 7, 2019. Genco entered into this employment agreement with Mr. Wobensmith to retain him, particularly in the event of an actual or rumored change in control. His employment agreement provides for payments upon termination of his employment under certain conditions. The provisions under the employment agreement relating to a change in control serve to align Mr. Wobensmith’s interests with those of Genco’s shareholders by enabling the executive to consider corporate transactions that are in the best interests of Genco’s shareholders and its other constituents without undue concern over whether the transactions may jeopardize his employment. For further details of the employment agreement, including provisions regarding severance, see below under the heading “Potential Payments upon Termination or Change-in-Control— Employment Agreements” on page 43.
On May 6, 2025, the Company entered into employment agreements with Peter Allen, Genco’s Chief Financial Officer, and Jesper Christensen, Genco’s Chief Commercial Officer, with indefinite terms. Their employment agreements provide for payments upon termination of their employment under certain conditions. The provisions under the employment agreement relating to a change in control serve to align their interests with those of Genco’s shareholders by enabling each executive to consider corporate transactions that are in the best interests of Genco’s shareholders and its other constituents without undue concern over whether the transactions may jeopardize his employment. For details of the employment agreements, including provisions regarding severance, see below under the heading “Potential Payments upon Termination or Change-in-Control—Employment Agreements” on page 43.
Risk Assessment
Genco’s Compensation Committee is primarily responsible for overseeing the review and assessment of risks arising from Genco’s compensation policies and practices. Genco uses a number of approaches to mitigate excessive risk-taking, including significant weighting towards long-term incentive compensation and assessment of qualitative performance in addition to quantitative metrics. Based on its review of Genco’s compensation policies and practices, Genco’s Compensation Committee determined that the risks arising from Genco’s compensation policies and practices for Genco’s employees are not reasonably likely to have a material adverse effect on Genco.
Clawback Policy
On November 7, 2023, our Board adopted, based on the recommendation of the Compensation Committee, the Genco Shipping & Trading Limited Policy for the Recovery of Erroneously Awarded Compensation (the “Clawback Policy”) in order to comply with Section 10D of the Exchange Act, Rule 10D-1 promulgated under the Exchange Act, and the listing standards of the New York Stock Exchange. The Board has designated the Compensation Committee as the administrator of the Clawback Policy.
The Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former executive officers of the Company, as defined in Rule 10D-1, in the event that the Company is required to prepare an accounting restatement. The recovery of such compensation applies regardless of whether any such executive officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. Under the Clawback Policy, the Company may recoup from such executive officers erroneously awarded incentive-based compensation received within a lookback period of the three completed fiscal years preceding the date on which the Company is required to prepare an accounting restatement.
Anti-Hedging and Anti-Pledging Policy
Our Board has adopted a policy containing certain prohibitions on the hedging and pledging of our securities by our directors and executive officers. Our directors and executive officers are prohibited from engaging in hedging transactions involving any compensatory equity securities, which are any of the Company’s equity securities received as an award or upon the exercise or conversion of any award under any equity compensation plan of the Company. “Hedging” refers to short sales (that is, selling securities that the individual does not own in the expectation the price will decline) and any transactions (including without limitation purchasing prepaid variable forward contracts, equity swaps, collars, and exchange funds) that hedge or offset or are designed to hedge or offset any decrease in the market value of the securities. Our directors and executive officers are also prohibited from pledging any equity securities of the Company as collateral for a loan or other obligation except for any such pledge in existence and disclosed to the Board as of March 19, 2021, but only to the extent of the equity securities actually so pledged as of such date.
Stock Ownership Guidelines
Genco encourages stock ownership by its executive officers and its directors in order to align their interests with the long-term interests of its shareholders. In keeping with this, Genco maintains stock ownership guidelines for its executive officers and directors under which each executive officer is expected to own a number of shares of Genco common stock valued based on the average closing price of a share of the Company’s common stock for the previous calendar year equal to four times annual base salary in the case of our Chief Executive Officer, two times annual base salary in the case of other executive officers, and four times annual base cash retainer in the case of directors. Each executive officer and each director has five years to satisfy these guidelines after the date of their adoption or the date of being designated as an executive officer or becoming a director, whichever is later. Company stock holdings that count toward meeting the ownership requirements include (1) shares owned outright or beneficially by the executive officer or director or his or her immediate family members; (2) shares held in trust for the benefit of the executive officer or director or his or her immediate family members; (3) shares of restricted stock that vest with the passage of time, including shares granted but not vested; and (4) shares issuable upon the settlement of RSUs that vest with the passage of time. Unexercised stock options (regardless of exercisability) and unvested PRSUs do not count toward meeting the ownership guidelines.
Equity Award Timing Policies and Practices
We do not grant equity awards in anticipation of the release of material nonpublic information and do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take material nonpublic information into account when determining the timing and terms of such awards. In 2025, we did not grant new awards of stock options, stock appreciation rights, or similar option-like instruments to our named executive officers.
Compensation Committee Interlocks and Insider Participation
No interlocking relationship exists between any of Genco’s executive officers or members of Genco’s Board or Compensation Committee and any other company’s executive officers, board of directors or compensation committee.

Compensation Committee Report
The Compensation Committee of Genco’s Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, Genco’s Compensation Committee recommended to Genco’s Board that the Compensation Discussion and Analysis be included in this proxy statement, which will be incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Submitted by the Compensation Committee of Genco’s Board:
Basil G. Mavroleon, Chair
Paramita Das
Kathleen C. Haines
The Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act, or the Exchange Act, except to the extent that Genco specifically incorporates the Compensation Committee Report by reference therein.
2025 Summary Compensation Table
The following table sets forth in summary form information concerning the compensation paid by us for the years ended December 31, 2025, December 31, 2024, and December 31, 2023, to our named executive officers:

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Stock Awards ($)(1) (e)	Non-Equity Incentive Plan Compensation ($)(2) (g)	All Other Compensation ($) (i)	Total ($) (j)
John C. Wobensmith Chairman and Chief Executive Officer	2025	$725,000	$2,065,433(3)	$1,124,000	$51,500(6)	$3,965,933
	2024	$700,000	$1,890,703(4)	$1,325,000	$51,050(7)	$3,966,753
	2023	$700,000	$1,412,044(5)	$1,005,000	$49,700(8)	$3,166,744
Peter Allen Chief Financial Officer	2025	$380,000	$965,303(9)	$401,000	$31,500(6)	$1,777,803
	2024	$360,000	$711,992(10)	$463,000	$31,050(7)	$1,566,042
	2023	$307,712	$473,021(11)	$308,000	$29,700(8)	$1,118,433
Joseph Adamo Chief Accounting Officer	2025	$315,000	$268,155(12)	$195,000	$31,500(6)	$809,655
	2024	$305,000	$273,818(13)	$231,000	$31,050(7)	$840,868
	2023	$305,000	$271,560(14)	$160,000	$29,700(8)	$766,260
Jesper Christensen Chief Commercial Officer	2025	$410,000	$965,303(9)	$432,000	$31,500(6)	$1,838,803
	2024	$400,000	$766,764(15)	$515,000	$31,050(7)	$1,712,814
	2023	$375,000	$651,722(16)	$366,000	$29,700(8)	$1,422,422

(1)
The amounts in column (e) reflect the aggregate grant date fair value of PRSU and RSU awards granted pursuant to Genco’s 2015 Equity Incentive Plan computed in accordance with FASB ASC Topic 718. The grant date fair value for RSUs and the PRSUs contingent on ROIC is estimated in accordance with ASC 718 based on the closing price of the Company’s common stock on the date of grant. The grant date fair value for the PRSUs contingent on rTSR is estimated in accordance with ASC 718 using a Monte Carlo model for each award on the date of grant, determined under ASC 718, incorporating the following significant assumptions:

The Company used its historical stock prices and those in the peer group as the basis for its volatility assumptions. The risk-free interest rates were based on U.S. Treasury rates in effect as of the grant date. The expected term was based on the time remaining in the performance period as of the grant date. For further information on the valuation of these awards, see note 17 to our audited financial statements for the year ended December 31, 2025 included in our Annual Report on Form 10-K filed with the SEC on February 18, 2026. The actual amount realized by the named executive officer will likely vary based on a number of factors, including Genco’s performance, stock price fluctuations and applicable vesting.
(2)	The amounts in column (g) were determined in accordance with Genco’s Annual Incentive Plan described below.
(3)
Represents a grant of 51,178 RSUs having a grant date fair value of $759,993 and a grant of 76,768 PRSUs having a grant date fair value of $1,305,440 awarded on February 18, 2025 for the year ended December 31, 2025. Assuming the highest level of performance is achieved, the grant date fair value of the PRSUs would be $1,958,160. Under FASB ASC Topic 718, the vesting condition related to the rTSR PRSUs is considered a market condition and not a performance condition. Accordingly, there is no grant date fair value below or in excess of the amount reflected in the table above for the named executive officers that could be calculated and disclosed based on achievement of the underlying market condition.

(4)
Represents a grant of 38,525 RSUs having a grant date fair value of $699,999 and a grant of 55,036 PRSUs having a grant date fair value of $1,190,704 awarded on February 21, 2024 for the year ended December 31, 2024.

(5)
Represents a grant of 39,877 RSUs having a grant date fair value of $649,995 and a grant of 39,877 PRSUs having a grant date fair value of $762,049 awarded on April 14, 2023 for the year ended December 31, 2023.

(6)	Represents $31,500 in 401(k) Plan matching payments for each of the named executive officers and $20,000 in life insurance premiums paid by Genco for Mr. Wobensmith.

(7)	Represents $31,050 in 401(k) Plan matching payments for each of the named executive officers and $20,000 in life insurance premiums paid by Genco for Mr. Wobensmith.
(8)	Represents $29,700 in 401(k) Plan matching payments for each of the named executive officers and $20,000 in life insurance premiums paid by Genco for Mr. Wobensmith.
(9)
Represents a grant of 30,303 RSUs having a grant date fair value of $450,000 and a grant of 30,303 PRSUs having a grant date fair value of $515,303, for each of Messrs. Allen and Christensen, awarded on February 18, 2025 for the year ended December 31, 2025. Assuming the highest level of performance is achieved, the grant date fair value of the PRSUs would be $772,955 (see note 3 above).

(10)
Represents a grant of 17,887 RSUs having a grant date fair value of $325,007 and a grant of 17,887 PRSUs having a grant date fair value of $386,985 awarded on February 21, 2024 for the year ended December 31, 2024.

(11)
Represents a grant of 9,969 RSUs having a grant date fair value of $162,495 and a grant of 9,969 PRSUs having a grant date fair value of $190,508 awarded on April 14, 2023 for the year ended December 31, 2023 and a grant of 3,917 RSUs having a grant date fair value of $56,248 and a grant of 3,917 PRSUs having a grant date fair value of $63,769 awarded on June 16, 2023 for the year ended December 31, 2023 in connection with Mr. Allen’s appointment as Chief Financial Officer effective on such date.

(12)
Represents a grant of 8,418 RSUs having a grant date fair value of $125,007 and a grant of 8,418 PRSUs having a grant date fair value of $143,148 awarded on February 18, 2025 for the year ended December 31, 2025. Assuming the highest level of performance is achieved, the grant date fair value of the PRSUs would be $214,722 (see note 3 above).

(13)
Represents a grant of 6,879 RSUs having a grant date fair value of $124,991 and a grant of 6,879 PRSUs having a grant date fair value of $148,827 awarded on February 21, 2024 for the year ended December 31, 2024.

(14)
Represents a grant of 7,669 RSUs having a grant date fair value of $125,005 and a grant of 7,699 PRSUs having a grant date fair value of $146,555 awarded on April 14, 2023 for the year ended December 31, 2023.

(15)
Represents a grant of 19,263 RSUs having a grant date fair value of $350,009 and a grant of 19,263 PRSUs having a grant date fair value of $416,755 awarded on February 21, 2024 for the year ended December 31, 2024.

(16)
Represents a grant of 18,405 RSUs having a grant date fair value of $300,002 and a grant of 18,405 PRSUs having a grant date fair value of $351,720 awarded on April 14, 2023 for the year ended December 31, 2023.

The following table reflects awards under Genco’s Annual Incentive Plan and 2015 Equity Incentive Plan during the year ended December 31, 2025:

2025 Grants of Plan-Based Awards
Name (a)	Grant Date (b)	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All Other Stock Awards: Number of Shares of Stock (i)(3)	Grant Date Fair Value of Stock Awards ($) (j)(4)
		Threshold ($)(c)(1)	Target ($)(d)(1)	Maximum ($)(e)(1)	Threshold (#)(f)(2)	Target (#)(g)(2)	Maximum (#)(h)(2)
John C. Wobensmith		$226,563	$906,250	$1,812,500
	2/18/25				19,192	76,768	153,536		$1,305,440
	2/18/25							51,178	$759,993
Peter Allen		$80,750	$323,000	$646,000
	2/18/25				7,576	30,303	60,606		$515,303
	2/18/25							30,303	$450,000
Joseph Adamo		$39,375	$157,500	$315,000
	2/18/25				2,105	8,418	16,836		$143,148
	2/18/25							8,418	$125,007
Jesper Christensen		$87,125	$348,500	$697,000
	2/18/25				7,576	30,303	60,606		$515,303
	2/18/25							30,303	$450,000

(1)
Represents estimated payouts for cash bonuses under our Annual Incentive Plan for the year ended December 31, 2025 assuming threshold, target and stretch (maximum) achievement. The actual amounts paid to our named executive officers for 2025 can be found in the “Non-Equity Incentive Plan Compensation” column of the 2025 Summary Compensation Table above.

(2)
Represents PRSUs granted to named executive officers in 2025. These awards vest based on the achievement of rTSR and ROIC over the measurement period beginning January 1, 2025 and ending on December 31, 2027, subject to the named executive officer’s continued employment through December 31, 2027.

(3)
Represents RSUs granted to named executive officers in 2025. These awards vest ratably in one-third increments on the first three anniversaries of February 23, 2025, subject to the named executive officer’s continued employment through the applicable vesting date.

(4)
The grant date fair value for RSUs and the PRSUs contingent on ROIC is estimated in accordance with ASC 718 based on the closing price of the Company’s common stock on the date of grant. The grant date fair value for the PRSUs contingent on rTSR is estimated in accordance with ASC 718 using a Monte Carlo model for each award on the date of grant, determined under ASC 718, incorporating the following significant assumptions:

The Company used its historical stock prices and those in the peer group as the basis for its volatility assumptions. The risk-free interest rates were based on U.S. Treasury rates in effect as of the grant date. The expected term was based on the time remaining in the performance period as of the grant date. For further information on the valuation of these awards, see note 17 to our audited financial statements for the year ended December 31, 2025 included in our Annual Report on Form 10-K filed with the SEC on February 18, 2026.

The following table provides information on awards under Genco’s 2015 Equity Incentive Plan outstanding as of December 31, 2025:

Outstanding Equity Awards at 2025 Fiscal Year End
	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Units that Have Not Vested (#) (g)	Market or Payout Value of Units That Have not Vested ($) (h)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (i)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (j)(1)
John C. Wobensmith	69,284(2)	—	$9.91	2/23/27	25,560(3)	$624,686	55,036(9)	$1,141,997
					67,524(4)	$1,465,271	76,768(10)	$1,472,410
					13,293(5)	$281,812
					25,684(7)	$532,943
					51,178(8)	$981,594
Total	69,284	—	—	—	183,239	$3,886,306	131,804	$2,614,407

Peter Allen	2,178(2)	—	$9.91	2/23/27	15,435(4)	$334,940	17,887(9)	$371,155
					3,323(5)	$70,448	30,303(10)	$581,212
					1,306(6)	$27,491
					11,925(7)	$247,444
					30,303(8)	$581,212
Total	2,178	—	—	—	62,292	$1,261,535	48,190	$952,367

Joseph Adamo	—	—	—	—	6,431(4)	$139,553	6,879(9)	$142,739
					2,557(5)	$54,208	8,418(10)	$161,457
					4,586(7)	$95,160
					8,418(8)	$161,457
Total	—	—	—	—	21,992	$450,378	15,297	$304,196

Jesper Christensen	—	—	—	—	12,270(3)	$299,879	19,263(9)	$399,707
					28,940(4)	$627,998	30,303(10)	$581,212
					6,135(5)	$130,062
					12,842(7)	$266,472
					30,303(8)	$581,212
Total	—	—	—	—	90,490	$1,905,623	49,566	$980,919

(1)
The value of the unvested stock awards equals the number of unvested shares or RSUs multiplied by $18.43, the closing market price of Genco’s common stock on the NYSE on December 31, 2025, together with accrued but unpaid amounts of dividend equivalents on such awards.

(2)	Represents awards of options exercisable for shares of Genco’s common stock pursuant to Genco’s 2015 Equity Incentive Plan made on February 23, 2021.
(3)
Represents the unvested portions of awards of RSUs pursuant to Genco’s 2015 Equity Incentive Plan granted on February 23, 2022. The RSUs generally vest as to 21.43% of the total number of RSUs on the first three anniversaries of February 23, 2022, 17.86% of such number on the fourth such anniversary, and 17.85% of such total number on the fifth such anniversary for Mr. Wobensmith’s award; ratably in one-fifth increments on the first five anniversaries of February 23, 2022 for Mr. Christensen’s award.

(4)
Represents the unvested portions of awards of RSUs pursuant to Genco’s 2015 Equity Incentive Plan granted on December 23, 2022. The RSUs generally vest ratably in one-fifth increments on each of the first five anniversaries of February 23, 2023 for Mr. Wobensmith’s, Mr. Allen’s, and Mr. Christensen’s awards and ratably in one-third increments on the first three anniversaries of February 23, 2023 for Mr. Adamo’s awards.

(5)
Represents the unvested portions of awards of RSUs pursuant to Genco’s 2015 Equity Incentive Plan granted on April 14, 2023. The RSUs generally vest ratably in one third increments on each of the first three anniversaries of February 23, 2023.

(6)
Represents the unvested portions of awards of RSUs pursuant to Genco’s 2015 Equity Incentive Plan granted on June 16, 2023 to Mr. Allen. The RSUs generally vest ratably in one third increments on each of the first three anniversaries of February 23, 2023.

(7)
Represents awards of RSUs pursuant to Genco’s 2015 Equity Incentive Plan granted on February 21, 2024. The RSUs generally vest ratably in one-third increments on each of the first three anniversaries of February 23, 2024.

(8)
Represents awards of RSUs pursuant to Genco’s 2015 Equity Incentive Plan granted on February 18, 2025, all of which were entirely unvested as of December 31, 2025. The RSUs generally vest ratably in one-third increments on each of the first three anniversaries of February 18, 2025.

(9)
Represents awards of PRSUs pursuant to Genco’s 2015 Equity Incentive Plan granted on February 21, 2024, all of which were entirely unvested as of December 31, 2025. The target number of PRSUs is shown. These awards ordinarily vest based on the achievement of certain performance metrics following completion of a measurement period beginning January 1, 2024 and ending on December 31, 2026 as described above under “Compensation for Genco’s Named Executives for 2025.”

(10)
Represents awards of PRSUs pursuant to Genco’s 2015 Equity Incentive Plan granted on February 18, 2025, all of which were entirely unvested as of December 31, 2025. The target number of PRSUs is shown. These awards ordinarily vest based on the achievement of certain performance metrics following completion of a measurement period beginning January 1, 2025 and ending on December 31, 2027 as described above under “Compensation for Genco’s Named Executives for 2025.”

The following table provides information regarding options exercised and stock awards that vested during the year ended December 31, 2025:

2025 Option Exercises and Stock Vested
Name (a)	Option Awards		Stock awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)
John C. Wobensmith	185,230	$1,954,993	101,263	$1,880,132
Peter Allen	—	—	31,700	$586,699
Joseph Adamo	—	—	21,006	$386,197
Jesper Christensen	46,243	$470,278	45,545	$844,830

(1)
The aggregate value realized upon the exercise of an option award represents the difference between the aggregate closing market price of the shares of our common stock on the NYSE on the date of exercise and the aggregate exercise price of the exercised option award. In each case, the value realized is before payment of applicable taxes and brokerage commissions, if any.

(2)
The value of the unvested stock awards that vested during the year ended December 31, 2025 equals the number of shares vested multiplied by the closing market price of our common stock on the NYSE on the vesting date of each grant together with the amount of dividend equivalents paid upon vesting. In each case, the value realized is before payment of applicable taxes and brokerage commissions, if any.

Potential Payments upon Termination or Change in Control
Genco has adopted the Employee Retention Plan (described more fully below), which provides for severance payments and other benefits on a “double trigger” basis in the event of a qualifying termination of employment within a two-year period following a change in control. In such circumstances where it applies, the Employee Retention Plan supersedes the payments and other benefits payable under existing employment agreements and equity award agreements to which our named executive officers are parties. At points in time prior to adoption of the Employee Retention Plan, Genco had entered into employment agreements with each of Messrs. Wobensmith, Allen and Christensen (described more fully below) providing for, among other things, payments to each of them upon termination or change in control of the Company. For annual long-term incentive compensation purposes, Genco has also entered into RSU grant agreements and PRSU grant agreements with each of each of Messrs. Wobensmith, Allen, Christensen and Adamo (described more fully below) providing for, among other things, vesting of the RSUs and PRSUs.
Employee Retention Plan
On February 13, 2026, the Board, on the unanimous recommendation of our independent Compensation Committee, approved the Employee Retention Plan that aligns with market standards and compensation best practices for a broad group of employees across multiple organizational levels.
The Employee Retention Plan is intended to enhance the Company’s severance arrangements in order to support business stability, retain talent, and ensure that such talent can remain focused on driving long-term shareholder returns and further increasing the Company’s earnings power through drybulk shipping cycles. In particular, a main goal of the Employee Retention Plan is to promote retention of the employees responsible for the day-to-day execution of our strategy. The Employee Retention Plan embodies customary provisions and was developed under the oversight of our independent Compensation Committee with the assistance of independent compensation consultants and independent outside committee counsel.
The severance payments and other benefits provided under the Employee Retention Plan are subject to a “double trigger” requirement, meaning that they would only become available upon a qualifying termination, which includes participant’s involuntary termination of employment without Cause or resignation for Good Reason within a two-year period following a Change in Control (each as defined in the Employee Retention Plan), as further described below.
If the severance payments and benefits under the Employee Retention Plan would trigger an excise tax for an employee under Section 4999 of the Internal Revenue Code of 1986, such employee’s severance payments and benefits will be either reduced to a level at which the excise tax is not triggered or paid in full (which would then be subject to the excise tax), whichever results in the better net after-tax position for such employee.
The severance payments and benefits under the Employee Retention Plan can only be triggered by a qualifying termination within two years following a Change in Control, which includes an acquisition of 50% or more of the Company’s voting power, a sale of substantially all of the Company’s assets, a merger in which the Company’s shareholders do not have at least 50% of the voting power of the surviving company, and 50% or more of the members of the Board being replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of such appointment or election.
A qualifying termination would occur if the employee was terminated by the Company other than for Cause or the employee terminated employment with the Company for Good Reason. Cause generally includes material financial malfeasance, conviction of certain kinds of crimes, willful gross neglect or misconduct in carrying out duties for the Company that cause the Company material economic harm or failure to perform such duties at all. Good Reason includes material diminution in cash compensation opportunities, title, authority, duties or responsibilities (including, as to John C. Wobensmith, those as Chairman of the Board), material changes in geographic location, material breach by the Company of its agreements with the applicable employee or failure of a successor to expressly assume and perform the Plan. Cause and Good Reason are also subject to customary notice and cure rights.
The Employee Retention Plan is interpreted, administered and operated by our Compensation Committee, which shall have complete authority, in its sole discretion subject to the express provisions of the Employee Retention Plan, to interpret its terms, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of the Employee Retention Plan; provided that prior to a change in control, our Compensation Committee may appoint a person (or persons) independent of the third party effectuating the change in control to serve as the administrator of the Employee Retention Plan, effective upon the occurrence of the change in control, and such appointed administrator will not be removed or modified following the change in control (other than at its own initiative).
With regard to our Messrs. Wobensmith, Allen, and Christensen, the Employee Retention Plan provides that upon occurrence of a “double trigger” event described above as to such executive he will receive severance payments and benefits using formulas and in amounts substantially the same as would apply under his existing employment agreement and equity award agreements if our Company were to be acquired presently. As for our Chief Accounting Officer, Joseph Adamo, the Employee Retention Plan provides that upon occurrence of a “double trigger” event described above, he will receive severance payments and benefits using substantially the same formulas as are set forth in the existing employment agreements and equity award agreements of Messrs. Allen and Christensen if our Company were to be acquired presently. Under the Employee Retention Plan, Messrs. Wobensmith, Allen, Christensen, and Adamo will be subject to certain restrictive covenants, including non-competition and non-solicitation, for a uniform duration of six months for Messrs. Wobensmith, Christensen, and Adamo and twelve months for Mr. Allen from termination of their employment. These restrictive covenants supersede corresponding covenants under our named executive officers’ employment agreements with variable durations depending on the circumstances. With regard to our other employees, such severance payments and benefits will consist of customary provisions including a payment tied to base salary as well as some or all of the following in amounts proposed by our management and approved by our Compensation Committee: a multiple of the applicable target bonus opportunity, a bonus for the year in which the qualifying termination occurs, prorated for the length of the employee’s service during the year and reduced by the amount of any bonus already granted or paid for such year; accelerated vesting of their outstanding equity awards (with PRSUs vesting at target), a lump sum payment for the employee’s medical insurance and similar benefits; and outplacement services.
Employment Agreements
Genco entered into an employment agreement on September 21, 2007 with John C. Wobensmith, Genco’s Chief Executive Officer and President, with an initial two-year term and an automatic renewal for additional one year terms, unless either party terminates his employment agreement on at least 90 days’ notice. Mr. Wobensmith’s salary under his employment agreement may be increased but not decreased and was set at $650,000 per annum under the March 23, 2017 amendment. His employment agreement also provides for discretionary bonuses as determined by Genco’s Compensation Committee in its sole discretion; such bonuses are now governed by the Annual Incentive Plan, as discussed above. Mr. Wobensmith will also be eligible to receive restricted stock and other equity grants from time to time pursuant to Genco’s 2015 Equity Incentive Plan or any successor employee stock incentive, warrant or option plan. Genco pays for life insurance and long-term disability insurance for Mr. Wobensmith pursuant to his employment agreement at a cost of no more than $20,000 per annum.
Under his employment agreement, Mr. Wobensmith has agreed to protect Genco’s confidential information for three years after termination, and not to solicit Genco’s employees for other employment for two years after termination. He has also agreed not to engage in certain defined competitive activities described in his employment agreement for two years after the termination of his employment with Genco. Certain provisions regarding competitive activities will only apply for six months following a change of control or in the event of termination of Mr. Wobensmith by Genco without cause or by Mr. Wobensmith for good reason. For purposes of his employment agreement, change of control is defined generally as the acquisition of beneficial ownership of more than 50% of the aggregate voting power of Genco by any person or group; the sale of all or substantially all of Genco’s assets within a 12-month period; any merger or similar transaction in which holders of Genco’s voting stock immediately prior to such transaction do not hold at least 50% of the voting stock of the surviving entity; the acquisition of beneficial ownership of more than 40% of the aggregate voting power of Genco by any person or group that is required to file a Schedule 13D; or replacement of a majority of the Board is a 12-month period without endorsement by a majority of the pre-replacement Board.
Under his employment agreement, if Mr. Wobensmith is terminated without cause or resigns for good reason, Genco will pay him a pro rata bonus for the year of termination equal to the amount by which his average short-term annual cash bonus over the three prior years exceeds the value of his cash bonus for the year of termination (prorated for length of employment in the year of termination), plus a lump sum equal to double the average of his prior three years’ annual incentive awards, plus double his annualized base salary, and provide medical, dental, long-term disability, and life insurance benefit plan coverage for him and his eligible dependents for a period of two years. Genco’s nonrenewal of Mr. Wobensmith’s employment agreement by giving at least 90 days’ notice prior to the end of the then current term is treated as a termination without cause. If a termination without cause or resignation for good reason occurs within two years after a change in control, (i) the amounts that are doubled above become tripled, (ii) the coverage period of two years becomes three years, and (iii) the average of his prior three years’ annual incentive awards will instead be the average of his annual incentive awards for the three years immediately preceding the change in control. Mr. Wobensmith’s annual incentive award for a given year is his cash bonus earned for that year. Additionally, if a change in control occurs within nine months after termination of Mr. Wobensmith’s employment for good reason or other than for cause, death, or disability, the total severance compensation and benefits he will be entitled to receive will be the same as provided in the event of such a termination within two years after a change in control.
In the event of termination of Mr. Wobensmith’s employment due to his death or disability, Genco will pay him, or his estate, a pro rata bonus for the year of termination as described above and one year’s salary and, in the case of disability, to provide medical, dental, long-term disability, and life insurance benefit plan coverage for him and his eligible dependents for a period of one year.
Mr. Wobensmith’s severance payments under his employment agreement and his equity grant agreements are subject to an “equitable best net” provision with respect to a change in control. In the event of a change of control, Mr. Wobensmith will receive the greater of (1) the amount he would receive if he were paid the full severance amount called for under his employment agreement reduced by the amount of any excise tax under Section 4999 of the Code thereon (which Mr. Wobensmith would pay) and (2) the amount he would receive if his cash severance payments were reduced to the maximum amount that would not result in an excise tax.

On May 6, 2025, the Company entered into employment agreements with Peter Allen, Genco’s Chief Financial Officer, and Jesper Christensen, Genco’s Chief Commercial Officer as noted above under “Compensation Discussion and Analysis – Employment Agreements.” Under their respective employment agreements, both executives have agreed to protect Genco’s confidential information indefinitely after termination and not to solicit Genco’s employees for other employment for two years after termination. Each such executive has agreed not to engage in certain defined competitive activities described in his employment agreement. Each executive’s non-competition period terminates twelve months after the period of employment if he is terminated without cause or resigns for good reason. The non-competition period does not apply if Genco relocates its office more than fifty miles from its current location or from the executive’s current residence and the executive resigns within thirty days after notice of such relocation, in which case the executive does not receive severance payments. Otherwise, the non-competition period terminates eighteen months after the employment period. For purposes of their employment agreements, change of control is defined generally as the acquisition of beneficial ownership of more than 50% of the aggregate voting power of Genco by any person or group; the sale of all or substantially all of Genco’s assets within a 12-month period; any merger or similar transaction in which holders of Genco’s voting stock immediately prior to such transaction do not hold at least 50% of the voting stock of the surviving entity; or replacement of a majority of the Board is a 12-month period without endorsement by a majority of the pre-replacement Board.
If either executive is terminated without cause or resigns for good reason, Genco will pay him a pro rata bonus for the year of termination (prorated for length of employment in the year of termination), plus a lump sum equal to the bonus for the year of termination plus one year’s annualized base salary, plus any bonus awarded for the year prior to termination if not previously paid. If a termination without cause or resignation for good reason occurs within two years after a change in control, the lump sum payment is doubled. In the event of termination of either executive’s employment due to his death or disability, Genco will pay him, or his estate, the amount of the bonus awarded for the prior year to the extent not previously paid. Severance bonuses are payable at target unless an amount higher than target has been determined, in which the higher amount is payable. If no target has been determined for year in which termination occurs, the prior year’s target would be used. Both executives’ severance payments under their employment agreements and their equity grant agreements are subject to an “equitable best net” provision with respect to a change in control. Each executive may elect to continue his existing medical and dental benefits under the Company’s plans in accordance with COBRA, and is entitled to reimbursement for the out-of-pocket cost of such continued coverage during his non-competition period unless such reimbursement would cause Genco to incur tax penalties. Further, the employment agreements amend Messrs. Allen’s and Christensen’s RSU and PRSU grant agreements such that if Messrs. Allen or Christensen resigns for good reason, any unvested RSU and PRSU awards will receive the same treatment as if he were terminated without cause.
The table below sets forth the payments and other benefits that would be provided to each of Mr. Wobensmith, Mr. Allen, Mr. Adamo, and Mr. Christensen upon termination of employment by Genco (i) under the “double trigger” terms of the Employee Retention Plan as described above, and (ii) without cause or by the named executive officer for good reason under the following sets of circumstances as described more fully above: change of control, no change of control, and death or disability. In each set of circumstances, Genco has assumed a termination as of the end of the day on December 31, 2025 and that the Employee Retention Plan had been in effect on such date for purposes of the calculations for the table below:

	Employee Retention Plan (Double Trigger)	Termination by Executive for Good Reason or by Company without Cause		Death or Disability
		Change of Control	No Change of Control
John C. Wobensmith:
Cash Severance Payment	$6,651,000	$6,651,000	$4,807,000	$1,844,000
Estimated Present Value of Continued Benefits Following Termination(1)	$262,932	$262,932	$155,936	$79,629
Peter Allen:
Cash Severance Payment	$1,747,000	$1,747,000	$1,035,000	$—(3)
Estimated Present Value of Continued Benefits Following Termination(2)	$95,160	$95,160	$62,529	$—
Joseph Adamo:
Cash Severance Payment	$1,165,500	$—	$—	$—

	Employee Retention Plan (Double Trigger)	Termination by Executive for Good Reason or by Company without Cause		Death or Disability
		Change of Control	No Change of Control
Estimated Present Value of Continued Benefits Following Termination	$65,994	$—	$—	$—
Jesper Christensen:
Cash Severance Payment	$2,035,833	$2,035,833	$1,192,167	$—(3)
Estimated Present Value of Continued Benefits Following Termination(2)	$34,839	$34,839	$22,901	$—

(1)
Mr. Wobensmith and his dependents are entitled to medical, dental and certain other insurance coverage substantially identical to the coverage in place prior to termination. This benefit period is two years if Genco terminates Mr. Wobensmith’s employment without cause or if he terminates his employment at Genco with good reason, three years if such a termination occurs within two years following a change in control, or twelve months in the event of his death or disability. The amounts presented for termination for good reason or without cause assume a discount rate of 10% per annum and annual cost increases of 5% for health insurance. The amounts presented for death or disability assume circumstances, which would provide the maximum benefit (i.e., disability of the executive).

(2)
In the event of his death, or termination of his employment by the Company due to disability, the Company will pay to him (or his estate or legal representative, as the case may be), accrued but unpaid base salary through the termination date, any business expenses required to be reimbursed and certain other payments, entitles and benefits plus a severance amount of any annual incentive award for the year prior to the year in which the termination date occurs, to the extent not previously paid. In the case of disability, he may elect to continue his existing medical and dental benefits under the Company’s plans in accordance with and subject to the law known as COBRA. Any COBRA continuation coverage will be at his own cost.

(3)	Assumes prior payment of bonus amount awarded for previous year of $463,000 for Mr. Allen and $515,000 for Mr. Christensen.
Accelerated Vesting of Equity Awards
RSUs. Under the terms of Mr. Wobensmith’s RSU grant agreements with unvested RSUs remaining, the RSUs vest in full six months after the occurrence of a change of control (as defined under the 2015 Equity Incentive Plan), subject to the individual’s continued employment on such date, unless the RSU award is not assumed, continued or substituted for by the acquirer, in which case the RSUs will vest in full immediately upon a change in control. In addition, if Mr. Wobensmith’s service is terminated by Genco without cause (as defined in the 2015 Equity Incentive Plan) or he terminates his service for good reason (as defined in his employment agreement), then his RSU grants made in 2025 or later vest in full, and the next yearly tranche of his prior RSU awards vest, subject to vesting in full if termination occurs when Genco is party to a definitive agreement that will result in a change of control or if termination occurs within 12 months after a combination in which either (a) Genco issues more than thirty-five percent (35%) of its outstanding voting stock if it is the survivor or (b) Genco shareholders would collectively own less than sixty-five (65%) of the outstanding voting stock of the combined company if Genco is not the survivor. Also, if Mr. Wobensmith’s individual’s service is terminated by Genco by reason of his death or disability (as defined in the applicable RSU grant agreement), the RSUs become vested as to a pro rata percentage of the RSUs, calculated monthly, that would otherwise become vested at the next vesting date. For purposes of the RSUs, “service” means a continuous time period during which the individual is at least one of the following: an employee or a director of, or a consultant to, Genco.
Under the terms of the RSU grant agreements of Messrs. Allen, Adamo and Christensen with unvested RSUs remaining, the RSUs vest in full if the individual’s service is terminated by Genco without cause within twelve months after the occurrence of a change of control, unless the RSU award is not assumed, continued or substituted for by the acquirer, in which case the RSUs will vest in full immediately upon a change in control. In addition, if the executive’s service is terminated by Genco without cause (as defined in the 2015 Equity Incentive Plan), then his RSU grants made in 2025 or later vest in full, and the next yearly tranche of his prior RSU awards vest, subject to vesting in full if termination occurs when Genco is party to a definitive agreement that will result in a change of control or if termination occurs within 12 months after a combination in which either (a) Genco issues more than thirty-five percent (35%) of its outstanding voting stock if it is the survivor or (b) Genco shareholders would collectively own less than sixty-five (65%) of the outstanding voting stock of the combined company if Genco is not the survivor. Also, if the executive’s service is terminated by Genco by reason of his death or disability, the RSUs become vested as to a pro rata percentage of the RSUs, calculated monthly, that would otherwise become exercisable at the next vesting date.
PRSUs. Under the terms of Mr. Wobensmith’s PRSU grant agreements, the PRSUs vest in full at target six months after the occurrence of a change of control (as defined under the 2015 Equity Incentive Plan), subject to his continued employment on such date, unless the PRSU award is not assumed, continued or substituted for by the acquirer, in which case the PRSUs will vest in full at target immediately upon a change in control. In addition, if Mr. Wobensmith’s service is terminated by reason of his death or disability (as defined in the PRSU grant agreement) or, under his PRSU agreement entered into in 2023, his service is terminated by Genco without cause (as defined in the 2015 Equity Incentive Plan) or he terminates his service for good reason (as defined in his Employment Agreement), the PRSUs become vested as to a pro rata percentage of the PRSUs, calculated monthly, based on the length of performance period served and performance vest and settle based on actual performance at the conclusion of the performance period, subject to vesting in full if termination occurs when Genco is party to a definitive agreement that will result in a change of control or if termination occurs within 12 months after a combination in which either (a) Genco issues more than thirty-five percent (35%) of its outstanding voting stock if it is the survivor or (b) Genco shareholders would collectively own less than sixty-five (65%) of the outstanding voting stock of the combined company if Genco is not the survivor. Under his PRSU agreements entered into after 2023, if Mr. Wobensmith’s service is terminated by Genco without cause or he terminates his service for good reason, the PRSUs vest in full at target. For purposes of the PRSUs, “service” means a continuous time period during which the individual is at least one of the following: an employee or a director of, or a consultant to, Genco.
Under the terms of the PRSU grant agreements of Messrs. Allen, Adamo and Christensen, the PRSUs vest in full at target if the individual’s service is terminated by Genco without cause within twelve months after the occurrence of a change of control, unless the PRSU award is not assumed, continued or substituted for by the acquirer, in which case the PRSUs will vest in full at target immediately upon a change in control. In addition, if the executive’s service is terminated by reason of his death or disability (as defined in the PRSU grant agreement) or, under his PRSU agreement entered into in 2023, by Genco without cause (as defined in the 2015 Equity Incentive Plan), the PRSUs become vested as to a pro rata percentage of the PRSUs, calculated monthly, based on the length of performance period served and performance vest and settle based on actual performance at the conclusion of the performance period. Under the PRSU agreements entered into after 2023, if the executive’s service is terminated by Genco without cause, the PRSUs vest in full at target.
Options. All unexercised options awarded to Mr. Wobensmith are currently vested and exercisable. Genco’s current compensation framework does not include options, although Genco may award options in the future.
The table below sets forth the vesting of RSUs and PRSUs under the following sets of circumstances: under the “double trigger” terms of the Employee Retention Plan as described above, change of control, termination without cause, and death or disability. In each set of circumstances, Genco has assumed a triggering event as of the end of the day on December 31, 2025 and used the closing market price of Genco’s common stock on December 31, 2025 of $18.43 per share and the target amount of PRSUs for purposes of the calculations for the table below.

			Value of Equity Awards Subject to Accelerated Vesting ($)
Name	RSUs				PRSUs
	Employee Retention Plan (Double Trigger)	Change of Control	Termination without Cause	Death or Disability	Employee Retention Plan (Double Trigger)	Change of Control	Termination without Cause	Death or Disability
John C. Wobensmith	$3,377,095	$3,377,095	$2,311,988	$1,205,414	$2,429,148	$2,429,148	$2,429,148	$1,147,820
Peter Allen	$1,148,042	$1,148,042	$958,397	$396,813	$888,142	$888,142	$888,142	$405,933
Joseph Adamo	$405,313	$405,313	$405,313	$216,353	$281,924	$281,924	$281,924	$136,235
Jesper Christensen	$1,667,731	$1,667,731	$1,199,093	$590,359	$913,501	$913,501	$913,501	$422,839

Chief Executive Officer Pay Ratio
For 2025, the total compensation of our Chief Executive Officer of $3,965,933, as presented in the 2025 Summary Compensation Table, was approximately 24.55 times the total compensation of the Company’s median employee of $161,538 applying a cost-of-living adjustment (the Company’s reported pay ratio) or approximately 80.21 times the total compensation of the Company’s median employee of $49,442 without such adjustment, in each case calculated as further described below.
Because a significant portion of our workforce is located outside the United States, including in India through our GS Shipmanagement Pte. Ltd technical management joint venture, we elected to apply a cost-of-living adjustment for purposes of identifying our median employee. The median employee (both with or without a cost-of-living adjustment) was identified from the same employee population by reviewing the total cash compensation consisting of salary, bonus, where applicable, employer retirement contributions (including 401(k) match for U.S. employees), for all employees, excluding the Company’s Chief Executive Officer, employed by the Company or its consolidated subsidiaries on December 31, 2025. We believe such use of total cash compensation is a consistently applied compensation measure because we do not widely distribute equity awards to employees. All employees of the Company and its consolidated subsidiaries were included. Adjustments were made to annualize the compensation of employees who were not employed by us for the entire year. We applied the World Bank Price Level Ratio of PPP Conversion Factor (GDP) to market exchange rate to adjust the employees’ base salary and the median employee’s total annual compensation to the cost-of-living in the U.S., where our Chief Executive Officer resides. We then identified the median employee, who was located in New York. We applied this same process without the cost-of-living adjustment as well, which identified a median employee located in India. Foreign currencies were converted into U.S. dollars using exchange rates as of December 31, 2025. The 2025 annual total compensation was calculated for each median employee using the same methodology used for the Company’s Chief Executive Officer as presented in the 2025 Summary Compensation Table. Given the different methodologies that various public companies use to determine their chief executive officer pay ratios, the pay ratio reported above should not be used as a basis for comparison between companies.
Pay Versus Performance
In accordance with SEC rules, we prepared the analysis set forth below of the relationship between the compensation actually paid to our CEO and other named executive officers and certain financial performance measures over the last five fiscal years.
Pay Versus Performance Disclosure Table

Year	Summary Compen- sation Table Total for CEO ($)(1)	Compensation Actually Paid to CEO ($)(2)	Average Summary Compen- sation Table Total for Non-CEO NEOs(3)	Average Compen- sation Actually Paid to Non-CEO NEOs ($)(4)	Value of Initial Fixed $100 Investment Based on:		Net Income (millions) ($)	Adjusted EBITDA (millions) ($)(6)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(5)
2025	$3,965,933	$5,945,310	$1,475,420	$2,070,101	$358	$288	($4.5)	$85.9
2024	$3,966,753	$3,599,569	$1,373,241	$1,243,930	$258	$219	$76.5	$151.2
2023	$3,166,744	$4,254,860	$820,010	$822,207	$283	$290	($12.4)	$101.5
2022	$4,906,384	$5,644,810	$1,256,393	$1,308,060	$247	$251	$159.4	$226.8
2021	$2,593,200	$4,886,997	$701,533	$927,498	$222	$229	$182.0	$252.9

(1)
The dollar amounts reported in this column are the amounts of total compensation reported for Mr. Wobensmith, our Chief Executive Officer and President, for each corresponding year in the “Total” column of the Summary Compensation Table (“SCT”).

(2)
The dollar amounts reported in this column represent the amount of “Compensation Actually Paid” to Mr. Wobensmith as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Wobensmith during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the dollar amounts in this column were calculated as follows:

Adjustments to Determine Compensation Actually Paid for CEO	2025	2024	2023	2022	2021
SCT Total for CEO	$3,965,933	$3,966,753	$3,166,744	$4,906,384	$2,593,200
Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	($2,065,433)	(1,890,703)	(1,412,044)	(3,149,984)	(600,000)
Deduction for Amounts Reported under the “Option Awards” Column in the SCT	—	—	—	—	(300,000)
Increase for Fair Value of Awards Granted during year that Remain Unvested as of Year End	$2,613,275	$1,372,485	1,376,554	2,827,991	1,141,870
Increase/deduction for Change in Fair Value from prior Year End to current Year End of Awards Granted Prior to year that were Outstanding and Unvested as of Year end	$1,011,084	(593,272)	277,223	(50,922)	1,537,011
Increase/deduction for Change in Fair Value from Prior Year End to Vesting Date of Awards Granted Prior to year that Vested during year	$161,443	287,510	630,984	727,009	471,054
Plus: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	$259,007	456,796	215,399	384,332	43,862
Compensation Actually Paid to CEO	$5,945,310	$3,599,569	$4,254,860	$5,644,810	$4,886,997

(3)
The dollar amounts reported in this column represent the average of the amounts reported for our named executive officers as a group (excluding Mr. Wobensmith) in the “Total” column of the SCT in each applicable year. Our named executive officers other than Mr. Wobensmith consist of Messrs. Allen, Adamo and Christensen for 2025 and 2024; Messrs. Allen, Adamo, Christensen, Zafolias, and Hughes for 2023; and Messrs. Adamo, Zafolias, and Hughes for 2022 and 2021.

(4)
The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the named executive officers as a group (excluding Mr. Wobensmith), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the named executive officers as a group (excluding Mr. Wobensmith) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the dollar amounts in this column were calculated as follows, using the same methodology described above in Note 2:

Adjustments to Determine Compensation Actually Paid for Non-CEO NEOs	2025	2024	2023	2022	2021
Average SCT Total for Non-CEO NEOs	$1,475,420	$1,373,241	$820,010	$1,256,393	$701,533
Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	($732,920)	(584,191)	(279,261)	(683,327)	(67,778)
Deduction for Amounts Reported under the “Option Awards” Column in the SCT	—	—	—	—	(33,889)
Increase for Fair Value of Awards Granted during year that Remain Unvested as of Year End	$924,570	427,375	275,884	624,353	128,988
Increase/deduction for Change in Fair Value from prior Year End to current Year End of Awards Granted Prior to year that were Outstanding and Unvested as of Year End	$269,774	(167,048)	36,187	(13,231)	151,827
Increase/deduction for Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to year that Vested during year	$53,697	63,390	88,301	67,587	42,198
Deduction for Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	—	—	(151,520)	—	—
Plus: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	$79,560	131,163	32,607	56,283	4,618
Average Compensation Actually Paid to Non-CEO NEOs	$2,070,101	$1,243,930	$822,207	$1,308,060	$927,498

(5)
The peer group used for this purpose is the same as the peer group we use in our annual report to comply with Item 201(e) of Regulation S-K and consists of Star Bulk Carriers Corp., Diana Shipping Inc., Safe Bulkers, Inc., Pacific Basin Shipping Limited, Pangaea Logistics Solutions Ltd., Seanergy Maritime Holdings Corp. and Thorensen Thai Agencies Plc. Eagle Bulk Shipping was removed from this peer group as it ceased to be a publicly traded company in April 2024, and Belships ASA and Golden Ocean Group Limited were removed from this peer group because they were acquired by other companies and ceased to be publicly traded companies in 2025.

(6)
We have determined that Adjusted EBITDA is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used to link compensation actually paid to our named executives, for the most recently completed fiscal year, to company performance. This measure is used to determine 60% of the 2025 payouts under our 2025 Annual Bonus Program. For a reconciliation of Adjusted EBITDA to Net Income, please see Appendix B.

Most Important Performance Measures
The following is a list of five financial performance measures that, in our assessment, represent the most important performance measures we used to link compensation for our named executives in 2025 to Company performance:

Adjusted EBITDA	TCE vs. Benchmark	Relative TSR%	Return on Invested Capital
Cost vs. Budget

For a further description of these performance measures, please see Appendix B.
The following chart provides a graphical representation of the Compensation Actually Paid to our CEO and the Average Compensation Actually Paid to our Non-CEO NEOs versus the five-year cumulative TSR of the Company and our peer group referenced above in note 5:

Compensation Actually Paid to our CEO + average of other NEOs compensation vs 5-year cumulative GNK TSR
TSR
$400
$350
$300
$250
$200
$150
$100
$50
$-
Compensation ($ in millions)
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$-
2021
2022
2023
2024
2025
Compensation Actually Paid to our CEO
Average Compensation Actually Paid to Non-CEO NEOs
5-year cumulative GNK TSR
5-year cumulative Peer Group TSR

The following chart provides a graphical representation of the Compensation Actually Paid to our CEO and Average Compensation Actually Paid to our Non-CEO NEOs versus the Company’s Net Income and the Company’s selected measure, Adjusted EBITDA:

Compensation Actually Paid to our CEO + average of other NEOs compensation vs Net Income ($ in millions)
Net Income
$200
$150
$100
$50
$-
$(50)
Compensation ($ in millions)
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$-
2021
2022
2023
2024
2025
Compensation Actually Paid to our CEO
Average Compensation Actually Paid to Non-CEO NEOs
Net Income

Compensation Actually Paid to our CEO + average of other NEOs compensation vs Adjusted EBITDA ($ in millions)
$300
$250
$200
$150
$100
$50
$-
Adjusted EBITDA
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$-
Compensation ($ in millions)
2021
2022
2023
2024
2025
Compensation Actually Paid to our CEO
Average Compensation Actually Paid to Non-CEO NEOs
Adjusted EBITDA

2025 Director Compensation
The following table summarizes compensation earned by directors other than Mr. Wobensmith for the year ended December 31, 2025:

Name of Director (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2) (c)	Total ($) (h)
Paramita Das	$90,000	$124,992	$214,992
James G. Dolphin	$125,000	$199,987	$324,987
Kathleen C. Haines	$127,500	$176,688	$304,188
Basil G. Mavroleon	$98,495	$124,992	$223,487
Karin Y. Orsel	$97,500	$124,992	$222,492
Arthur L. Regan	$93,992	$124,992	$218,984

(1)	The amount indicated represents the total fees for service on the Board or its committees as described below.
(2)
The amounts in column (c) reflect the aggregate grant date fair value of RSU awards computed in accordance with FASB ASC Topic 718, based on the stock price as of the date of grant. The actual amount realized by the director will likely vary based on a number of factors, including stock price fluctuations and applicable vesting. Given our determination that dividend equivalents for such RSUs are factored into the RSUs’ grant date fair value computed in accordance with FASB ASC Topic 718, dividend equivalents received by the directors for such RSUs are not separately reported. As of December 31, 2025, the aggregate number of RSUs outstanding for each individual who served as a non-employee director during 2025 was for Ms. Das, 15,547.50; for Mr. Dolphin, 0; for Ms. Haines, 97,948.79; for Mr. Mavroleon, 123,110.98; for Ms. Orsel, 8,222.49; and Mr. Regan, 54,888.49.

Mr. Wobensmith does not receive additional compensation for his service on the Board, and his 2025 compensation for Mr. Wobensmith is shown above in the “2025 Summary Compensation Table.”
For fiscal year 2025, each director of Genco other than Mr. Dolphin received an annual fee of $75,000, a fee of $25,000 for lead independent director, a fee of $20,000 for an Audit Committee Chair assignment, $10,000 for an Audit Committee member assignment, $15,000 for a Chair assignment for the Compensation Committee, the Nominating and Corporate Governance Committee, or the ESG Committee, and $7,500 for a member assignment to the Compensation Committee, the Nominating and Corporate Governance Committee, or the ESG Committee, each of which was prorated for length of service. Mr. Dolphin received quarterly cash fees at the rate of $125,000 per annum for his service as Chairman of the Board through the end of 2025.
For fiscal year 2025, on May 20, 2025, Mses. Haines, Orsel, and Das and Messrs. Mavroleon and Regan were each granted RSUs with respect to 8,960 shares of Genco’s common stock, representing a grant having a dollar value of $125,000 based on the closing price at which Genco’s stock was quoted on the NYSE, with fractional shares rounded down. On the same date, Mr. Dolphin was granted RSUs with respect to 14,336 shares of Genco’s common stock, representing a grant having a dollar value of $200,000 based on the closing price of Genco’s common stock on such date, with fractional shares rounded down. Shares of Genco’s common stock are only issued in respect of vested RSUs when the director’s service with the Company as a director terminates. In connection with his resignation, Mr. Dolphin’s 2025 RSU grant was vested and settled in shares of Genco’s common stock along with his previously vested RSUs.
Genco reimburses its directors for all reasonable expenses incurred by them in connection with serving on the Board or its committees.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION
The guiding principles of Genco’s compensation policies and decisions include aligning each named executive officer’s compensation with Genco’s business strategy and the interests of its shareholders and providing incentives needed to attract, motivate and retain key executives who are important to its long-term success. Consistent with this philosophy, a significant portion of the total incentive compensation for each of Genco’s named executive officers directly relates to Genco’s financial results and to other performance factors that measure its progress against the goals of Genco’s strategic and operating plans, as well as performance against Genco’s peers. Shareholders should read the Executive Compensation section of this proxy statement (including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosures), which shows how Genco’s compensation design and practices reflect its compensation philosophy. Genco’s Compensation Committee and its Board believe that Genco’s compensation design and practices are effective in implementing its guiding principles.
Genco is required to submit a proposal to shareholders for a non-binding advisory vote to approve the compensation of its named executive officers pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a “say-on-pay” proposal, gives Genco’s shareholders the opportunity to express their views on the compensation of its named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of Genco’s named executive officers and the principles, policies and practices described in this joint proxy statement/prospectus. Accordingly, the following resolution is submitted for shareholder vote at the Annual Meeting:
RESOLVED, that the shareholders of Genco Shipping & Trading Limited approve, on an advisory basis, the compensation of its named executive officers as disclosed in the Proxy Statement for the Genco Annual Meeting, including the Compensation Discussion and Analysis, 2025 Summary Compensation Table, related compensation tables and narrative disclosures set forth in such Proxy Statement and other related tables and disclosures.”
As this is an advisory vote, the result will not be binding on Genco, its Board or its Compensation Committee, although the Compensation Committee will consider the outcome of the vote when evaluating Genco’s compensation principles, design and practices. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the approval of the compensation of Genco’s named executives, as disclosed in this proxy statement.
THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NON-BINDING RESOLUTION ON EXECUTIVE COMPENSATION (ITEM 2 ON THE ENCLOSED PROXY CARD).

PROPOSAL NO. 3

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2015 EQUITY INCENTIVE PLAN TO INCREASE THE AVAILABLE SHARES BY 1,673,000
The 2015 Equity Incentive Plan (as used throughout this Proposal and as amended, the “Plan”), allows the Company to provide stock-based compensation to our directors, executive officers, employees and consultants of the Company and its affiliates. The Plan became effective on June 26, 2015 and was further amended on May 17, 2017, May 13, 2021 and February 21, 2024.
The Board originally adopted the Plan to enhance the profitability and value of the Company for the benefit of its shareholders. The Plan enables the Company to offer eligible officers, directors, employees, and consultants stock-based incentives in the Company to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s shareholders. The Compensation Committee recommended, and on April 23, 2026, the Board adopted, an amendment and restatement of the Plan to increase the number of shares of the Company’s common stock available for awards under the Plan from 4,750,000 to 6,423,000 shares, representing an increase of 1,673,000 shares. The Compensation Committee worked with FW Cook in determining the amount of the increase and recommended the amount of the increase based on the Company’s historical use of equity awards, its anticipated use of such awards in the future, and a review of the amount of such increases adopted by comparable companies. The Board’s adoption of the amendment and restatement increasing the number of shares available for awards under the Plan is subject to the approval of the Company’s shareholders.
Why You Should Vote for the Amendment to the Plan
Equity Incentive Awards Are an Important Part of Our Compensation Philosophy
The Plan is critical to the Company’s ongoing effort to build shareholder value. Equity incentive awards are central to the Company’s compensation program. The Compensation Committee and the Board believe that the Company’s ability to grant equity incentive awards has helped us attract, retain, and motivate key talent.
Further, the Plan allows the Company to utilize a broad array of equity incentives in order to secure and retain the services of the Company’s executives and directors, and to provide incentives for such persons to exert maximum efforts for the Company’s success. Although currently the Company primarily utilizes RSUs and PRSUs as the vehicle for equity incentives, the Plan enables the Company to consider alternative equity incentive vehicles, as appropriate.
The Plan Is Substantially Depleted
As of April 24, 2026, there are 320,861.37 shares remaining available for grant under the Plan. The closing price of our common stock as reported on NYSE on April 23, 2026 was $[XX] per share. Although we could substitute cash compensation as an alternative to equity incentives, we anticipate that we will have difficulty attracting, retaining, and motivating our executive officers, directors, employees, and consultants if we are unable to make equity grants. We believe that equity awards are a more effective executive compensation vehicle than cash because equity delivers high potential value with a smaller impact on current income and cash flow. Therefore, we are asking our shareholders to approve the amendment to the Plan.
The Plan Combines Compensation and Governance Best Practices
The Plan includes provisions that are designed to protect our shareholders’ interests and to reflect corporate governance best practices including:
Continued eligibility for equity awards. We grant RSUs and PRSUs to our executive officers. By doing so, we link their interests with shareholder interests throughout the organization and motivate them to act as owners of the business.
Shareholder approval is required for additional shares. The Plan does not contain an annual or other “evergreen” provision. The number of shares is fixed and shareholder approval is required to increase the number of shares available for issuance under the Plan.
•	Dividends and dividend equivalent rights on all awards are subject to the vesting restrictions imposed on the underlying award to which they relate.

•	Annual compensation limit for non-employee director compensation
•	No automatic single-trigger acceleration of vesting on a change of control.
Description of the Amended 2015 Equity Incentive Plan
The material features of the Plan (as amended to increase the number of shares available for awards) are outlined below. This summary is qualified in its entirety by reference to the complete text of the Plan. Shareholders are urged to read the actual text of the Plan in its entirety, which is filed with this Proxy Statement as Appendix C.
Awards Under the Plan
The Plan provides for the grant of (a) stock options, (b) stock appreciation rights, (c) dividend equivalent rights, (d) restricted stock, (e) RSUs (including PRSUs) and (f) unrestricted stock. The term “award” refers to any of the preceding.
Administration
The Plan is administered by the Board, with its responsibilities and powers to administer the Plan, other than the authority to amend or terminate the Plan, deemed to be delegated to the Compensation Committee of the Board or any other committee that the Board designates (the “Committee”). The Board or any committee or person to whom it has delegated its authority is referred to under the Plan as the “Administrator.” It is intended that the Committee will be comprised of individuals who are not employees of the Company and who qualify as a “non-employee directors” within the meaning of Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934 (the “1934 Act”). However, no award will be invalidated if the Committee is not comprised solely of such individuals. Subject to the terms of the Plan, the Board or the Committee, as applicable, will determine recipients, the numbers and types of awards to be granted and the terms and conditions of the awards, including the period of their exercisability, vesting and exercise price.
Shares Available for Awards
The Plan originally provided for the issuance of up to 4,000,000 shares of common stock, which was adjusted to 400,000 shares in connection the Company’s 1-for-10 reverse stock split effected on July 7, 2016. This number was increased to 2,750,000 shares by the amendment approved at our 2017 Annual Meeting of Shareholders, and further increased to 4,750,000 shares by the amendment approved at our 2021 Annual Meeting of Shareholders. As noted above, all but 320,861.37 of those shares have been issued or are subject to outstanding awards. The proposed amendment to the Plan increases the number of shares of common stock with respect to which awards may be granted by an additional 1,673,000 shares of common stock. These shares may be either authorized and unissued shares of common stock, shares of common stock held in Company’s treasury or shares of common stock acquired by the Company for the purposes of the Plan. In general, if awards under the Plan are cancelled, expire or terminate unexercised for any reason, the shares subject to such awards will be available again for the grant of awards under the Plan. The number of shares of common stock available for awards under the Plan will be reduced by the total number of stock options or stock appreciation rights exercised (and regardless of whether the shares of common stock underlying such awards are not actually issued as the result of net settlement) and all other awards settled in shares. However, the number of shares of common stock available for awards under the Plan will not be reduced with respect to any stock appreciation rights or restricted stock units that are settled in cash.
The 2015 Equity Incentive Plan sets the annual limit for awards to non-employee directors as 500,000 shares and to other individuals as 1,000,000 shares, respectively. In addition, the grant date value of awards to non-employee directors, taken together with cash fees paid to such non-employee director during the fiscal year for his or her services as such, are subject to a $650,000 total limit. This total limit has been added in the current amendment of the Plan. Stock options and stock appreciation rights granted and subsequently cancelled or deemed to be canceled in the same calendar year count against this individual annual limit for that year even after their cancellation.
Eligibility
The persons eligible to receive awards under the Plan are those officers, directors, and executive, managerial, professional or administrative employees of, and consultants to, the Company, its subsidiaries and its joint ventures (collectively, “key persons”) as the Administrator in its sole discretion shall select, in each case to the extent permitted under Form S-8 under the 1934 Act. As of April 23, 2026, we had approximately 110 employees, five non-employee directors, and one consultant who would be eligible to receive grants under the Plan if selected by the Administrator for participation. We have not historically made grants to consultants under the Plan and currently anticipate employees and non-employee directors receiving grants will not exceed 50 individuals annually. The Administrator may from time to time in its sole discretion determine that any key person shall be ineligible to receive awards under the Plan.
Award Agreements
Each award granted under the 2015 Equity Incentive Plan (except an award of unrestricted stock) shall be evidenced by a written certificate or agreement (together with any written amendments or modifications thereto, an “Award Agreement”), which shall contain such provisions as the Administrator may, in its sole discretion, deem necessary or desirable.
Stock Options
The Administrator may grant stock options to purchase shares of common stock to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms as the Administrator shall determine in its sole discretion, subject to the provisions Plan. Options granted under the Plan shall not be incentive stock options within the meaning of Section 422 of the Code. The option exercise price of any option shall be determined by the Administrator in its sole discretion; provided, however, that the option exercise price per share shall be at least 100% of the fair market value of a share of common stock on the date the option is granted and no less than par value of a share of common stock.
Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Administrator at the time of grant and the exercisability of such options may be accelerated by the Administrator in its sole discretion. Upon the exercise of an option, the participant must make payment of the full exercise price, either (i) by certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent) for the full option exercise price; or (ii) with the consent of the Administrator, by delivery of shares of common stock having a fair market value (determined as of the exercise date) equal to all or part of the option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent) for any remaining portion of the full option exercise price; or (iii) at the discretion of the Administrator and to the extent permitted by law, by such other provision, consistent with the terms of the Plan, as the Administrator may from time to time prescribe.
Stock Appreciation Rights
Stock appreciation rights typically will provide for payments to the recipient based upon increases in the price of our common stock over the exercise price of the stock appreciation right. The Administrator may grant stock appreciation rights to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Administrator shall determine in its sole discretion, subject to the provisions of the Plan. The terms of a stock appreciation right may provide that it shall be automatically exercised upon the happening of a specified event. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Plan. A stock appreciation right granted in connection with a stock option may be granted at or after the time of grant of such option.
Dividends and Dividend Equivalent Rights
The Administrator may, in its sole discretion, include in any Award Agreement with respect to an option, a stock appreciation right, or a restricted stock unit, a dividend equivalent right entitling the grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such award is outstanding and unexercised, on the shares of common stock covered by such award if such shares were then outstanding. In the event such a provision is included in a Award Agreement, the Administrator shall determine whether such payments shall be made in cash or in shares of common stock, whether they shall be conditioned upon the exercise of the award to which they relate, the time or times at which they shall be made (but no sooner than when the underlying award vests), and such other vesting and forfeiture provisions and other terms and conditions as the Administrator shall deem appropriate. Similarly, any dividends that may be paid with respect to awards of shares under the Plan are to be held by the Company until all restrictions on such shares have lapsed. The current amendment of the Plan removes discretion of the Administrator to relax this restriction on dividends.

Restricted Stock
The Administrator may grant restricted shares of common stock to such key persons, in such amounts, and subject to such vesting and forfeiture provisions and other terms and conditions as the Administrator shall determine in its sole discretion, subject to the provisions of the Plan. Restricted stock awards may be made independently of or in connection with any other award under the Plan. A grantee of a restricted stock award shall have no rights with respect to such award unless such grantee accepts the award within such period as the Administrator shall specify by accepting delivery of a restricted stock agreement in such form as the Administrator shall determine and, in the event the restricted shares are newly issued by the Company, makes payment to the Company or its exchange agent as required by the Administrator and in accordance with the Marshall Islands Business Corporations Act.
Restricted Stock Units
A restricted stock unit entitles the grantee to receive a share of stock, or in the sole discretion of the Administrator, the value of a share of stock, on the date that the restricted stock unit vests. Vesting of restricted stock units may be based on continued employment with the Company and/or upon the achievement of specific performance goals. The Administrator may, at the time that restricted stock units are granted, impose additional conditions to vesting. The grantee of a restricted stock unit will have the rights of a shareholder only as to shares for which a stock certificate has been issued pursuant to the award and not with respect to any other shares subject to the award.
Unrestricted Stock
The Administrator may grant (or sell at a purchase price at least equal to par value) shares of common stock free of restrictions under the Plan, to such key persons and in such amounts and subject to such forfeiture provisions as the Administrator shall determine in its sole discretion. Shares may be thus granted or sold in respect of past services or other valid consideration.
Certain Corporate Changes
The Plan provides that in the event of a change in the capitalization of the Company, a stock dividend or split, a merger or combination of shares and certain other similar events, there will be an adjustment in the number of shares of common stock available to be delivered under the Plan, the maximum annual limit, the number of shares subject to awards, and the exercise prices of certain awards. The Plan also provides for the adjustment or termination of awards upon the occurrence of certain corporate events.
Change in Control
In the event of a change in control of the Company (as defined in the Plan), there may be changes to outstanding awards. Unless the Committee provides otherwise in an Award Agreement with respect to an award, the Committee may amend any award in any manner it deems appropriate. Further, if within one year after a change in control of the Company a grantee’s employment terminates for any reason other than cause or a resignation without good reason (to the extent that the grantee has an employment or other agreement with the Company that includes a definition of good reason), all awards will become fully vested and exercisable and any options held by the grantee will be exercisable until the later of the first anniversary of termination of employment or the date otherwise set forth in the option grant. Consistent with common market practice and the terms of the Employee Retention Plan, the current amendment of the Plan reflects that the replacement of 50% or more of the members of the Board during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of such appointment or election constitutes a change in control.
Plan Amendments
Our Board has the authority from time to time to suspend, discontinue, revise or amend the Plan. However, in general, no amendment of the 2015 Equity Incentive Plan may materially impair any rights or materially increase any obligations under awards already granted to a participant unless agreed to by such participant. We will obtain shareholder approval of any amendment to the 2015 Equity Incentive Plan if required by applicable law or stock exchange rules.

U.S. Federal Income Tax Consequences
The following is a summary of the principal U.S. federal income tax consequences of Awards under the Plan based on present U.S. federal income tax laws. Federal tax laws may change from time to time and any legislation that may be enacted in the future may significantly affect the U.S. federal income tax consequences described below and may have retroactive effect. The summary is not intended to be a complete analysis of all potential tax consequences that may be relevant to a grantee’s particular circumstances, including U.S. gift or estate tax consequences or foreign, state or local tax consequences.
Stock Options. The grant of a stock option will not result in taxable income to the grantee. Except as described below, the grantee will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the stock acquired over the exercise price for those shares and the Company will be entitled to a corresponding deduction for such excess. Gains or losses realized by the grantee upon the subsequent disposition of such shares will be treated as capital gains and losses, with the basis in such stock equal to the fair market value of the shares at the time of exercise.
Stock Appreciation Rights. The grant of a stock appreciation right will not result in taxable income to the grantee. Upon exercise of a stock appreciation right, the fair market value of Stock received will be taxable to the grantee as ordinary income and the Company will be entitled to a corresponding deduction. Gains and losses realized by the grantee upon the subsequent disposition of any such stock will be treated as capital gains and losses, with the basis in such stock equal to the fair market value of the stock at the time of exercise.
Restricted Stock. Generally, the grantee of restricted stock will not realize taxable income at the time of grant and the Company will not be entitled to a corresponding deduction, assuming that the restrictions constitute a “substantial risk of forfeiture” for U.S. federal income tax purposes. Upon the vesting of restricted stock, the holder will realize ordinary income in an amount equal to the then fair market value of those shares less any amount paid for such shares, and the Company will be entitled to a corresponding deduction for ordinary income recognized. Gains or losses realized by the grantee upon the subsequent disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the grantee and the Company will be entitled to a corresponding deduction. A grantee may elect pursuant to Section 83(b) of the Code to have income recognized at the date of grant of a restricted stock award (and to have the applicable capital gain holding period commence as of that date) and the Company will be entitled to a corresponding deduction for such income.
Restricted Stock Units. The grant of a restricted stock unit will not result in taxable income to the grantee at the time of grant and the Company will not be entitled to a corresponding deduction. Upon the settlement of the restricted stock unit, the grantee will have ordinary income equal to the amount of cash received, if any, and the then fair market value of the shares received, and the Company will then be entitled to a corresponding deduction for such income. Gains and losses realized by the grantee upon the subsequent disposition of such shares will be treated as capital gains and losses, and the basis of such shares will be equal to the fair market value of such shares at the time of vesting.
Unrestricted Stock. The grant of unrestricted stock will result in the ordinary income for the recipient at the time of grant in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon the subsequent disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of grant.
Dividend Equivalent Rights. The grant of dividend equivalent rights will not result in income to the recipient or in a tax deduction for the Company. Except with respect to restricted stock pursuant to which the grantee made a valid Section 83(b) election, when any amount is paid or distributed to a recipient in respect of a dividend equivalent right, the recipient will recognize ordinary income equal to the fair market value of any property distributed and/or the amount of any cash distributed, and the Company will be entitled to a corresponding deduction. For a grantee that has made a valid Section 83(b) election, dividends paid will be recognized as dividend income.
Withholding of Taxes. When cash is paid to a grantee in settlement of an award, the Company may withhold amounts to satisfy federal, state and other governmental withholding tax requirements with respect to employees. When shares are issued in settlement of an award, the Company may require that the grantee remit to the Company an amount sufficient to satisfy all applicable tax withholding requirements. Subject to guidelines established by the Committee, grantees may have stock withheld from awards or may tender stock to the Company to satisfy tax withholding requirements.

Tax Advice. The preceding discussion is based on current provisions of the Code, current and proposed Regulations, and administrative and judicial interpretations of the Code, all as currently in effect as of the date hereof, and which are subject to change, possibly with retroactive effect. In addition, this discussion does not purport to be a complete description of the U.S. federal income tax aspects of the Plan. A grantee may also be subject to state, local, and foreign taxes or the U.S. federal alternative minimum tax in connection with the grant of awards under the Plan.
New Plan Benefits
Our Board and Compensation Committee have not made any determination with respect to future awards under the Plan, and any allocation of such awards will be made only in accordance with the provisions of the Plan. Because awards under the Plan are subject to the discretion of the Compensation Committee, awards and benefits under the Plan for the current or any future year are not determinable. Future option exercise prices under the Plan are not determinable because they will be based upon the fair market value of our common stock on the date of grant.
Historical Equity Awards Table
The following table sets forth the number of shares subject to awards granted over the lifetime of the Plan to the individuals and groups as indicated as of April 23, 2026:

Name and Position	Stock Options	Restricted Stock Units	Performance Restricted Stock Units
John C. Wobensmith Chairman and Chief Executive Officer	571,747	873,076	231,743
Peter Allen Chief Financial Officer	38,567	141,648	86,036
Joseph Adamo Chief Accounting Officer	11,981	62,781	28,682
Jesper Christensen Chief Commercial Officer	75,097	211,139	91,637
Each nominee for election as a director:
Paramita Das	—	15,896	—
Kathleen C. Haines	—	100,142	—
Basil G. Mavroleon	—	127,904	—
Karin Y. Orsel	—	39,078	—
Arthur L. Regan	127,013	130,087	—
Executive Group	697,392	1,288,644	438,098
Non-Employee Director Group	127,013	413,107	—
Non-Executive Officer Employee Group	—	468,900	—

Equity Compensation Plan Information
The following table provides information as of December 31, 2025 regarding the 2015 Equity Incentive Plan:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	71,462	$9.91	779,885
Total	71,462	$9.91	779,885

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2015 EQUITY INCENTIVE PLAN (ITEM 3 ON THE ENCLOSED PROXY CARD).

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Our Audit Committee has selected the firm of Deloitte & Touche LLP as Genco’s independent auditors to audit the financial statements of Genco for the fiscal year ending December 31, 2026 and recommends that shareholders vote for ratification of this appointment. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.
The appointment of our independent auditor is not required by law, regulation or Genco’s governing documents to be submitted for ratification by our shareholders. However, our Audit Committee is submitting its selection of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2026 for ratification by our shareholders as a matter of good corporate practice. If the shareholders fail to ratify the selection, our Audit Committee will reconsider its selection of auditors. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such change would be in the best interests of Genco and its shareholders.
Fees to Independent Auditors for Fiscal 2025 and 2024
The following table presents fees for professional services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for fiscal 2025 and fiscal 2024 and fees billed for audit-related services, tax services and all other services rendered by Deloitte & Touche LLP for fiscal 2025 and fiscal 2024.

Type of Fees	2025	2024
	($ in thousands)	($ in thousands)
Audit Fees	$900	$936
Audit-Related Fees	$0	$0
Tax Fees	$41	$51
All Other Fees	$0	$0
Total	$941	$987

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees that the Company paid to the auditor for the audit of the Company’s annual financial statements included in its Form 10-K and review of financial statements included in its Form 10-Qs and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. “Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and include services associated with primary and secondary offerings of our common stock in the past two fiscal years and other matters related to our periodic public filings; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.
Pre-Approval Policy for Services Performed by Independent Auditor
The Audit Committee has responsibility for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee must pre-approve all permissible services to be performed by the independent auditor.
The Audit Committee has adopted an auditor pre-approval policy, which sets forth the procedures and conditions pursuant to which pre-approval may be given for services performed by the independent auditor. Under the policy, the Committee must give prior approval for any amount or type of service within four categories: audit, audit-related, tax services or, to the extent permitted by law, other services that the independent auditor provides. Prior to the annual engagement, the Audit Committee may grant general pre-approval for independent auditor services within these four categories at maximum pre-approved fee levels. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval and, in those instances, such service will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor. For any pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence, whether the auditor is best positioned to provide the most cost effective and efficient service and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. The Audit Committee has delegated to its Chairman authority to approve a request for pre-approval provided that the same is submitted to the Audit Committee for ratification at its next scheduled meeting.
THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION (ITEM 3 OF THE ENCLOSED PROXY CARD) OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS GENCO’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

REPORT OF THE AUDIT COMMITTEE
The role of the Audit Committee is to assist the Board in its oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Genco and the independence and performance of Genco’s auditors. The Board, in its business judgment, has determined that all members of the Committee are “independent,” as provided under the applicable listing standards of the NYSE. The Committee operates pursuant to a Charter. As set forth in the Charter, the Committee’s job is one of oversight. Management is responsible for the preparation, presentation and integrity of Genco’s financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting principles and practices and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the annual financial statements, expressing an opinion based on their audit as to the statements’ conformity with generally accepted accounting principles, monitoring the effectiveness of Genco’s internal controls, reviewing the its quarterly financial statements prior to the filing of each quarterly report on Form 10-Q and discussing with the Committee any issues they believe should be raised with the Committee.
The Committee met with Genco’s independent auditors to review and discuss the overall scope and plans for the audit of Genco’s consolidated financial statements for the year ended December 31, 2025. The Committee has considered and discussed with management and the independent auditors (both alone and with management present) the audited financial statements and the overall quality of Genco’s financial reporting. Management represented to the Committee that Genco’s financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the financial statements with management.
The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received written disclosures and the letter from the independent auditors required by the Public Company Accounting Oversight Board (United States) Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, as currently in effect. The Committee has discussed with the auditors the auditors’ independence.
The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the field of auditing or accounting, including in respect of auditor independence. Members of the Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s activities do not provide an independent basis to determine that management has maintained appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of Genco’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Genco’s auditors are in fact “independent.”
Based upon the Committee’s receipt and review of the various materials and assurances described above and its discussions with management and independent auditors, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in Genco’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission on February 18, 2026.
Submitted by the Audit Committee of the Board of Directors:
Kathleen C. Haines, Chair
Basil G. Mavroleon
Arthur L. Regan
The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Genco filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Genco specifically incorporates the Report of the Audit Committee by reference therein.

PROPOSAL NO. 5

RATIFICATION OF THE COMPANY’S SHAREHOLDER RIGHTS AGREEMENT AND APPROVAL OF
EXTENSION OF EXPIRATION DATE UNTIL SEPTEMBER 30, 2029
The Board is asking the Company’s shareholders to ratify the adoption of the Company’s Shareholder Rights Agreement (as amended to date, the “Rights Agreement”). Ratification of the Rights Agreement is not required by applicable law or our governing documents. However, the Board is requesting shareholder ratification of the adoption of the Rights Agreement as a matter of good corporate governance.
Background of the Rights Agreement
Genco’s Board is composed of independent directors plus our Chief Executive Officer and is dedicated to maximizing shareholder value and fulfilling its fiduciary duties.
The Board evaluated the need to enter into the Rights Agreement carefully and only acted when it deemed it necessary to preserve the Board’s ability to maximize value for all of the Company’s shareholders. When faced with an accumulation of the Corporation’s stock and a proxy contest initiated by GK Investor LLC in 2024, the Board did not seek to have the Company enter into a shareholder rights agreement. Likewise, the Board did not adopt the Rights Agreement when Diana, a drybulk competitor, first reported beneficial ownership of 7.72% of the Company’s common stock on July 10, 2025 or 9.99% of the Company’s common stock on July 31, 2025. Only when Diana’s beneficial ownership suddenly leapt by nearly five percent to 14.8% as Diana reported on September 30, 2025 did the Board seek to have the Company enter into the Rights Agreement. Following Diana’s rapid accumulation, coupled with its report of a supposed purchase of 2,121,859 shares “in the market through brokers” on September 29, 2025 for a weighted-average purchase price of $19.64 per share – exceeding the reported high price of $18.18 and reported volume of 579,900 shares – the Board deemed the Rights Agreement necessary.
On October 1, 2025, after evaluation and consultation with its legal and financial advisors, the Company entered into the Rights Agreement with Computershare Inc., as rights agent. In connection therewith, the Board declared a dividend of one preferred share purchase right (“Right”) for each outstanding share of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The dividend is payable on October 13, 2025 to shareholders of record as of the close of business on such date (the “Record Date”). In addition, one Right will automatically attach to each share of Common Stock issued between the Record Date and the Distribution Date (as defined below).
On November 10, 2025, the Company entered into the First Amendment to Shareholder Rights Agreement (the “First Amendment”) to amend the Rights Agreement. Capitalized terms used but not otherwise defined below have the meanings given to them in the Rights Agreement and the Amendment.
The Board deemed the Rights Agreement and the First Amendment to be in the best interests of the Company and its shareholders and appropriate and proportionate based on its ongoing assessment of the facts and circumstances. These include Diana’s rapid accumulation of Common Stock by Diana as noted above, the uncertainty regarding Diana’s intentions towards the Company, and the possibility that Diana could seek to transfer its position in whole or in part, among other factors. Given the Company’s significant base of retail shareholders and low election turnout, the Board considered an additional or transferred large block of shares could have an outsized impact on shareholder voting, potentially disadvantaging minority shareholders in a contest for control of the Company. For this reason, the Board maintained the ownership threshold in the Rights Agreement at 15% for passive investors and reduced it to 10% for other investors, grandfathering Diana.
In connection with the filing of this preliminary Proxy Statement, the Board determined that, based on shareholder feedback and its ongoing assessment of the facts and circumstances, it would be in the best interests of the Company and its shareholders to raise the trigger ownership threshold under the Rights Agreement to 15%, effective May 1, 2026. As of the date of this preliminary Proxy Statement, the triggering threshold is 10% (or 15% in the case of any 13G Investor as defined below) of our outstanding Common Stock.
Additional Reasons for the Rights Agreement
The Rights Agreement embodies features to reflect good governance. It is a short-term agreement that expires on September 30, 2026. None of its provisions prevent the current Board or any future Board from redeeming it. It also makes provision for a qualifying offer described below for which shareholders may take action to rescind the Rights Agreement if the Board does not timely act.

The Board believes that the extension of the Rights Agreement is necessary to allow the Board to protect the interests of all Company shareholders in the face of Diana’s actions seeking to appropriate the Company’s value for itself or its partners. Before Diana’s rapid accumulation of the Company’s stock, Diana sought to become the Company’s largest shareholder while seeking revenues from technical management of the Company’s vessels that other shareholders would not receive. Likewise, the Board believes that Diana’s proposals to acquire the Company to date undervalue the Company and transfer value belonging to the Company’s shareholders through Diana’s contemplated sale of 16 of the Company’s vessels at prices substantially below market to Star Bulk, a competitor. Even if Diana is unsuccessful in all contested matters being brought before the Annual Meeting, the Board believes Diana may continue to take actions that are not in the best interests of all Company shareholders. For this reason, an extension of the Rights Agreement is needed to protect the Board’s ability to act in the Company shareholders’ best interests.
The Rights Agreement is similar to plans adopted by other public companies and is intended to enable all Company shareholders to realize the long-term value of their investment. In addition to the reasons described above, the Board believes that the Rights A Rights Agreement is in the best interests of the Company and all of its shareholders, and therefore, that shareholders should ratify its adoption for the following reasons:
Deters a Creeping Acquisition of Control. The Rights Agreement is designed to prevent the creeping acquisition of control of the Company that does not result in a premium being paid to all shareholders. The Board does not believe that any investor should be able to increase their ownership level above the ownership thresholds set forth in the Rights Agreement through open market or privately negotiated purchases that may allow them to acquire control of the Company without paying shareholders a premium.
Enhances the Board’s Ability to Respond to Unsolicited Acquisition Proposals. The Rights Agreement is intended to enable the Board, as elected representatives of the shareholders, to be better positioned to respond to an unsolicited acquisition proposal. The Rights Agreement will provide the Board sufficient time to fulfill its fiduciary duties on behalf of all shareholders, and it does not prevent the Board from considering any proposal. The Rights Agreement is not intended to deter offers that are fair and otherwise in the best interest of the Company’s shareholders.
Encourages Good Faith Negotiations. The Rights Agreement is intended to induce potential acquirers to negotiate in good faith with the Board and thereby strengthens the Board’s bargaining position for the benefit of all shareholders by providing the Board with the opportunity, flexibility and additional time to: (i) determine whether any proposed transaction is in the best interests of all of our shareholders; (ii) attempt to negotiate better terms for any such transaction that, if accepted, would result in a transaction that the Board determines to be in the best interests of all of our shareholders; (iii) achieve a fair price for the shareholders that is consistent with the intrinsic value of the Company and provides a premium for control; (iv) reject any transaction that the Board determines to be inadequate; and (v) consider alternative transactions and opportunities. The Rights Agreement does not in any way diminish or affect the responsibility of the Board to consider acquisition proposals in a manner consistent with the Board’s fiduciary duties to shareholders.
Deters an Acquirer from Seeking Control by Opportunistically Taking Advantage of Adverse Market Conditions. Genco operates in a historically volatile drybulk shipping market, and the Rights Agreement is also intended to deter a potential acquirer from taking advantage of adverse market conditions, short-term declines in share prices or anticipated improvements in operating results before such improvements are fully reflected in the market price of our Common Stock. The Board does not believe that a potential acquiror should be able to acquire control of the Company at a price that does not reflect our intrinsic value or provide a premium to Genco shareholders, particularly as the Company continues to execute on Comprehensive Value Strategy that positions the Company to drive returns and create value through drybulk shipping market cycles.
Adoption of the Rights Agreement and the First Amendment did not, and the subsequent amendment to raise the trigger threshold to 15% will not –
•	impact the value of the Company or affect its business plans,
•	have any dilutive effect on the value of the Company Common Stock,
•	affect reported earnings per share,

•	become taxable to the Company or to you,* or
•	change how you can trade the Company’s shares.
*
While the distribution of the Rights was not taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for Common Stock of the acquiring company or in the event of the redemption of the Rights.

The Board therefore believes the Company’s proposed extension of the Rights Agreement is reasonable, limited, and proportionate to the risk to the Company that Diana poses, far more so than Diana’s own stockholder rights agreement. As Diana disclosed on page 98 of its most recent Form 20-F, Diana entered into a Stockholders Rights Agreement in 2016, which it amended and restated on February 2, 2024 for a ten-year term.
Provisions of the Rights Agreement
The following is a general description of the terms of the Rights, the Preferred Shares (as defined below) and the Rights Agreement. This description is qualified in its entirety by the full text of the Statement of Designations of the Preferred Shares, the Rights Agreement, and the Amendment which are included as exhibits to the Current Reports on Form 8-K filed with the SEC on October 1, 2025 and November 10, 2025 and incorporated herein by reference.
The Rights. The Board authorized the issuance of one Right with respect to each share of Common Stock outstanding on the Record Date. The Rights will initially trade with, and will be inseparable from, the Common Stock. The Rights will accompany any new shares of Common Stock issued after the Record Date until the earlier of the Distribution Date, the redemption date or the expiration date of the Rights, as described below.
Exercise Price. Each Right will allow its holder to purchase from the Company one one-thousandth of a share of Series B Preferred Stock, par value $0.01 per share (“Preferred Shares”), for $107.00, subject to adjustment under certain conditions (the “Purchase Price”), once the Rights become exercisable.
Exercisability. The Rights will not be exercisable until:
•	10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership at or above the triggering threshold, or, if earlier;
•
10 business days (or a later date determined by the Board before any person or group becomes an Acquiring Person) after a person or group Commences (as defined in the Rights Agreement) a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person.

•
In connection with the filing of this preliminary Proxy Statement, the Board determined that, based on shareholder feedback and its ongoing assessment of the facts and circumstances, it would be in the best interests of the Company and its shareholders to raise the beneficial ownership triggering threshold to 15% of our outstanding Common Stock for all shareholders, effective May 1, 2026. As of the date of this preliminary proxy statement, the triggering threshold is 10% (or 15% in the case of any 13G Investor as defined below) of our outstanding Common Stock.

•
The date when the Rights become exercisable is referred to as the “Distribution Date.” Until the Distribution Date, the Company’s Common Stock certificates or, in the case of uncertificated shares, notations in the book-entry account system, will evidence the Rights. Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the surrender for transfer of any certificates for Common Stock or book-entry shares will also constitute the transfer of the associated Rights. After the Distribution Date, the Rights will separate from the Common Stock and be evidenced by Right certificates that the Company will mail to all eligible holders of Common Stock. Any Rights held by an Acquiring Person will be void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person.
•
Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person or any associate or affiliate thereof may, upon exercise of a Right, purchase for the Purchase Price shares of Common Stock with a market value of two times the Purchase Price, based on the market price of the Common Stock prior to such acquisition. If the Company does not have a sufficient number of shares of Common Stock available, the Company may under certain circumstances substitute Preferred Shares or other securities or property for the Common Stock into which the Rights would have otherwise been exercisable.
•
Flip Over. If the Company is acquired in a merger or similar transaction after an Acquiring Person becomes such, all holders of Rights except the Acquiring Person or any associate or affiliate thereof may, upon exercise of a Right, purchase for the Purchase Price shares of the acquiring company with a market value of two times the Purchase Price, based on the market price of the acquiring company’s stock prior to such transaction.

Preferred Share Provisions.
Each one one-thousandth of a Preferred Share, if issued:
•	will not be redeemable.
•	will entitle the holder to quarterly dividend payments equal to the dividend paid on one share of Common Stock.
•	will have one vote and vote together with the Common Stock, except as required by law.
•	if shares of Common Stock are exchanged via merger, consolidation, or a similar transaction, will entitle the holder to a payment equal to the payment made on one share of Common Stock.
The value of one one-thousandth interest in a Preferred Share should approximate the value of one share of Common Stock.
Expiration. Unless extended, the Rights will expire at 5:00 P.M., New York City time on September 30, 2026 (the “Expiration Date”), unless such date is advanced or extended or unless the Rights are earlier redeemed or exchanged by the Board as described below.
Redemption. The Board may redeem the Rights for $0.001 per Right at any time before the earlier of the Expiration Date and the first date of public announcement that any person or group becomes an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.001 per Right. The redemption price will be adjusted in the event of a stock split or stock dividends of the Common Stock.
Qualifying Offers. In the event the Company receives a Qualifying Offer (as defined in the Rights Agreement) and the Board does not redeem the outstanding Rights, exempt such Qualifying Offer from the terms of the Rights Agreement or call a special meeting of the shareholders to vote on whether or not to exempt such Qualifying Offer from the Rights Agreement, in each case within 90 days of the Commencement of the Qualifying Offer (the “Board Evaluation Period”), the record holders of 10% or more of the outstanding shares of Common Stock may submit a written demand directing the Board to propose a resolution exempting the Qualifying Offer from the Rights Agreement to be voted upon at a special meeting to be convened within 90 days following the last day of the Board Evaluation Period (the “Special Meeting Period”). The Board must take the necessary actions to cause such resolution to be submitted to a vote of the shareholders at a special meeting within the Special Meeting Period; provided, however, the Board may recommend in favor of or against or take no position with respect to the adoption of the resolution, as it determines to be appropriate in the exercise of the Board’s fiduciary duties.
Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding Common Stock, the Board may extinguish the Rights by exchanging one share of Common Stock or an equivalent security or other property for each Right, other than Rights held by the Acquiring Person.
Anti-Dilution Provisions. The Purchase Price, the number of Preferred Shares issuable and the number of outstanding Rights are subject to adjustment from time to time as set forth in the Rights Agreement to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split, or a reclassification of the Preferred Shares or Common Stock. No adjustments to the Purchase Price of less than 1% will be made.
Amendments. The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights except that after a person or group becomes an Acquiring Person, the Board may not amend the Rights Agreement in a way that adversely affects holders of the Rights.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group who attempts to acquire the Company on terms not approved by the Board. The Rights should not interfere with any merger or other business combination approved by the Board since the Board has the ability to amend the Rights Agreement in any manner, or redeem the Rights at $0.001 per Right, prior to the time a person or group becomes an Acquiring Person.
The Amendments
The First Amendment amended and restated the definition of “Acquiring Person” to change the beneficial ownership threshold to become an Acquiring Person, thereby triggering the Rights Plan, to 10% (or 15% in the case of any 13G Investor as defined below) . The definition also excludes the Grandfathered Shareholder, a shareholder that currently has beneficial ownership of nearly 15% of our Common Stock, subject to limitations discussed below. As noted above, in connection with the filing of this preliminary proxy statement, the Board determined to raise this beneficial ownership threshold under Genco’s Shareholder Rights Agreement to 15% for all shareholders effective May 1, 2026 based on shareholder feedback and the facts and circumstances at the time of filing.
The Board deemed the First Amendment to be in the best interests of the Company and its shareholders and appropriate and proportionate based on its ongoing assessment of the facts and circumstances following the Company’s entry into the Rights Agreement. These include the rapid accumulation of the Company’s Common Stock by Diana, a competitor, and the possibility that the competitor could seek to transfer its position in whole or in part.
The Grandfathered Shareholder will lose its status as such if its beneficial ownership of our Common Stock exceeds 15% or if it acquires additional shares of our Common Stock after its beneficial ownership percentage decreases but remains at 10% or greater. The First Amendment defines “Grandfathered Shareholder” as Diana Shipping Inc.; provided, however, that Diana Shipping Inc. shall cease to be the Grandfathered Shareholder at such time that it becomes the Beneficial Owner of more than the Grandfathered Percentage of the shares of Common Stock then outstanding. The First Amendment further defines the Grandfathered Percentage as the lesser of (x) 15% and (y) the percentage of the shares of Common Stock outstanding of which the Grandfathered Shareholder is the Beneficial Owner as of 4:00 p.m., New York City time, on November 10, 2025; provided that, in the event the Grandfathered Shareholder shall sell, transfer, or otherwise dispose of any outstanding shares of Common Stock after such time or if the percentage of outstanding shares of Common Stock that such Grandfathered Shareholder Beneficially Owns is reduced as a result of the issuance of additional securities of the Company, the Grandfathered Percentage shall, subsequent to such sale, transfer, disposition or dilutive event, mean the lesser of (i) the Grandfathered Percentage as in effect immediately prior to such sale, transfer, disposition or dilutive event or (ii) the percentage of shares of Common stock outstanding that the Grandfathered Person Beneficially Owns immediately following such sale, transfer, disposition or dilutive event.
The First Amendment defines “13G Investor” a Beneficial Owner of Common Stock representing less than 15% of the shares of Common Stock then outstanding, and that is entitled to file, and does file, a statement on Schedule 13G (“Schedule 13G”) pursuant to Rule 13d-1(b) or Rule 13d-1(c) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement with respect to the Common Stock Beneficially Owned by such Person; provided that a Person who was deemed a 13G Investor shall immediately cease to be a 13G Investor for all purposes hereunder upon such Person filing a Schedule 13D with respect to the Common Stock Beneficially Owned by such Person containing disclosure that is inconsistent with a representation that it has no plan or proposal that relates to or would result in any of the actions or events set forth in Item 4 of Schedule 13D and otherwise has no intent to seek control of the Company (other than by voting the Common Stock over which such Person has voting power) (such filing of a Schedule 13D, an “Inconsistent 13D Filing”), and shall be deemed an Acquiring Person if it is the Beneficial Owner of 10% or more of the Common Stock then outstanding at any point from the time it ceases to so be a 13G Investor.
In addition, the First Amendment amended Exhibit C to the Rights Agreement to change the beneficial ownership threshold included in the summaries of each of the Distribution Date, Exchange Provision and Redemption of Rights to 10% (or, in the case of a 13G Investor, 15%) of the company’s common stock.
In connection with the filing of this preliminary Proxy Statement, the Board determined that, based on shareholder feedback and its ongoing assessment of the facts and circumstances, it would be in the best interests of the Company and its shareholders to raise the trigger ownership threshold under the Rights Agreement to 15%, effective May 1, 2026, which is to be reflected in a subsequent amendment by such date.

The vote on this proposal will inform the Board’s independent decision in the exercise of its fiduciary duties as to whether it is advisable and in the best interests of the Company and its shareholders to extend the Rights Plan. Accordingly, the Board retains the authority to extend the Rights Plan, with or without amending one or more of its provisions, whether or not shareholders approve this proposal. Likewise, even if shareholders approve this proposal, the Board may determine not to extend the Rights Plan or, at any time during the term of the Rights Plan, may determine that the Rights Plan should be terminated, further extended, or otherwise amended.
In all other material respects, the Rights Agreement remains in full force and effect.
THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION (ITEM 5 OF THE ENCLOSED PROXY CARD) OF THE COMPANY’S SHAREHOLDER RIGHTS AGREEMENT AND THE EXTENSION OF THE EXPIRATION DATE UNTIL SEPTEMBER 30, 2029.

PROPOSAL NO. 6

SHAREHOLDER PROPOSAL – REPEAL OF BY-LAWS
We have been notified by Diana that it intends to present the following shareholder proposal at the Annual Meeting. We are not responsible for the accuracy or content of the proposal and supporting statement, presented below, as received from the proponent. Our reasons for opposing the proposal are also presented below.
The following is the text of the proposed resolution:
RESOLVED, that any provision of the By-Laws of the Corporation as of the effectiveness of this resolution that was not included in the Amended and Restated By-Laws or an amendment thereto, and filed with the Securities and Exchange Commission on or prior to August 28, 2025, be and hereby is repealed.
Statement by your Board against the Shareholder Proposal
The Board carefully considered this proposal and concluded, for the reasons noted below, that a blanket prohibition on By-Law amendments prior to the Annual Meeting would not be in the best interests of Genco and our shareholders.
This proposal seeks to repeal any provisions of, or amendments to, Genco’s By-Laws adopted after August 28, 2025 and up to and including the date of the Annual Meeting, without regard to the subject matter of any By-Law provisions or amendments in question. No provisions or amendments to Genco’s By-Laws have been adopted after August 28, 2025. While the Board does not currently expect to adopt any amendments to the By-Laws prior to the annual meeting, the Board could determine prior to the Annual Meeting that an amendment is necessary and in the best interest of the shareholders. The Board believes that the automatic repeal of any By-Law amendment, irrespective of its content, duly adopted by the Board (whether with or without shareholder approval) could have the effect of repealing one or more properly adopted By-Law amendments that the Board determined to be in the best interests of Genco and its shareholders and adopted in furtherance of its fiduciary duties, including in response to future events not yet known to Genco.
As the Board is fully empowered by its governing documents and applicable law to alter, amend, repeal or add provisions to the Company’s By-Laws in accordance with its fiduciary duties and no provision of Genco’s By-Laws is expected to be impacted by this proposal, we believe this proposal represents no purpose other than to limit Board actions otherwise permitted by Genco’s governing documents and Marshall Islands law.
THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “AGAINST” THE SHAREHOLDER PROPOSAL (ITEM 6 ON THE ENCLOSED PROXY CARD).

PROPOSAL NO. 7

SHAREHOLDER PROPOSAL – EXPLORE STRATEGIC ALTERNATIVES
We have been advised by Diana that it intends to present the following proposal at the Annual Meeting. For the reasons stated below, we do not believe that the proposal is a proper subject for action for the Company’s shareholders under the laws of the Marshall Islands. Nonetheless, if representatives of Diana are present at the Annual Meeting and properly present the proposal, the Company intends to allow the proposal to be considered and voted upon by the Company’s shareholders. The Board advises shareholders to vote “AGAINST” the proposal for the reasons set forth below.
We understand that the following is the text of the resolution that Diana proposes to present at the Annual Meeting:
“RESOLVED, that the board of directors of the Company, with the assistance of a nationally recognized financial advisor, shall, promptly following the 2026 annual meeting of shareholders of the Company, conduct a process to explore strategic alternatives for the Company with the objective of maximizing value for the holders of Common Stock. The board of directors of the Company shall, at the conclusion of such process, disclose to the shareholders of the Company the results of such process.”
Diana refers to this as the “Strategic Review Proposal.”
Statement by the Board Against the Shareholder Proposal
Shareholders should vote “AGAINST” the proposal for the reasons below.
The proposal is unnecessary and potentially harmful to maximizing shareholder value.
Rather than broadening opportunities for the Company’s shareholders, the proposal limits them without justification. Adopting this proposal would effectively be a public announcement that the Company is undertaking a strategic alternatives process, which many potential counterparties and investors would read as putting a “for sale” sign on the Company. Where a company is under pressure to be sold, and potential buyers are aware of this fact, shareholders may not receive the best possible price. The Board believes that the Company’s shareholders are better served if the Board maintains discretion whether, when, and how to engage with potential parties to a strategic transaction without the pressure of a forced process.
Moreover, the Board is committed to its fiduciary duties under Marshall Islands law, which include seeking to maximize shareholder value. As part of its oversight of the Corporation’s business, the Board regularly evaluates the Company’s strategic direction and the options available, which include whether to deviate from, modify, or continue our comprehensive value strategy. Thus far, this strategy has enabled the Company to deliver substantial returns and deliver totals shareholder returns that have outperformed Company’s peers over the past five years. The Board regularly evaluates proposals for strategic options that may be initiated by the Company or potential counterparties. The proposal adds no meaningful benefit to shareholders to what the Board already does as a matter of course in the exercise of its business judgment. Instead, the compulsory process the proposal calls for would serve only to micromanage and distract the Board and the Company’s management from using their best judgment to consider ways to maximize shareholder value.
The proposal would serve to further Diana’s inadequate offer.
As described elsewhere in this proxy statement, Diana has offered to acquire the Company, and the Board has determined that Diana’s offer undervalues the Company and is not in the best interests of the Company or its shareholders. Although couched in general terms of strategic alternatives, the proposal appears intended to unduly influence the Board and the Company’s shareholders in favor of Diana’s attempts to take over Genco. Diana’s notice of the proposal to the Company made it clear that expects the strategic process to include its proposal to acquire the Company. The proposal would require the Board to repeat determinations it has already made with the assistance of its advisors.
The proposal is not a proper subject for shareholder action at the Annual Meeting under applicable law.
The Company believes that the proposal is not a proper subject for shareholder action under applicable law. The Company is incorporated under the laws of the Marshall Islands. Section 48 of the Marshall Islands Business Corporation Act (the “BCA”) provides, “Subject to limitations of the articles of incorporation and of this Act as to action which shall be authorized or approved by the shareholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of every corporation shall be managed by, a board of directors.” Determinations of whether to engage a financial advisor on behalf of the Company or to engage in the exploration of strategic alternatives with respect to the Company are matters that pertain to the business and affairs of the Company. As such, the authority to undertake these actions are vested with the Board.
The Company has obtained the written opinion of Reeder & Simpson, P.C., Marshall Islands counsel to the Company, that the proposal, if adopted by the shareholders, would not be valid under the BCA. As stated in our counsel’s opinion, which we reproduce here with our counsel’s consent: “The process set out in the Proposal must be at the sole discretion of the Board under §48 of the BCA and, barring any provisions set out in the Articles of Incorporation allowing shareholders to make such decisions, of which there are none, the Proposal is not a valid exercise of shareholder power under the BCA.”
The Company could have determined to decline to allow Diana to present this proposal at the Annual Meeting but determined not to do so in light of the other reasons mentioned above.
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THE STRATEGIC REVIEW PROPOSAL (PROPOSAL NO. 7).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of Genco’s voting common stock as of [•], 2026 of:
•	each person, group or entity known to Genco to beneficially own more than 5% of Genco’s stock;
•	each of Genco’s directors and nominees for director;
•
Genco’s Chairman and Chief Executive Officer, John C. Wobensmith; its Chief Financial Officer, Peter Allen, its Chief Commercial Officer, Jesper Christensen, and its Chief Accounting Officer, Joseph Adamo; and

•	all of Genco’s directors and executive officers as a group.
As of [•], 2026, a total of [•] shares of common stock were outstanding and entitled to vote at the Special Meeting. Each share of Genco common stock is entitled to one vote on matters on which Genco common shareholders are eligible to vote. The amounts and percentages of Genco common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of that security, or “investment power,” which includes the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any securities as to which that person has a right to acquire beneficial ownership presently or within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed to be the beneficial owner of securities as to which that person has no economic interest.
Any information reported below from sources pre-dating the 1-for-10 reverse stock split effected by the Company on July 7, 2016 has been adjusted to reflect such reverse stock split.
Beneficial Ownership of Directors and Executive Officers
Ownership of Common Stock

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner(1)	Number	Percentage
John C. Wobensmith	633,901(2)(6)	1.5%
Peter Allen	66,702(3)(6)	*
Joseph Adamo	38,519(4)(6)	*
Jesper Christensen	98,299(5)(6)	*
Paramita Das	—(6)(7)	—
Kathleen C. Haines	—(6)(8)	—
Basil G. Mavroleon	739(6)(9)	*
Karin Y. Orsel	—(6)(10)	—
Arthur L. Regan	104,414(6)(11)	*
BlackRock, Inc.	2,848,462(12)	6.5%
Kibo Investments Pte. Ltd.	4,156,171(13)	9.5%
Dimensional Fund Advisors LP	2,714,503(14)	6.2%
Diana Shipping Inc.	6,413,151(15)	14.7%
All current directors and executive officers as a group (9 persons)	942,574	2.2%

(1)	Unless otherwise indicated, the business address of each beneficial owner identified is c/o Genco Shipping & Trading Limited, 299 Park Avenue, 12th Floor, New York, NY 10171.
(2)
Includes 69,284 shares of common stock underlying options that were granted on February 23, 2021. Does not include 146,524 RSUs and 194,459 PRSUs that generally vest more than 60 days after [•], 2026. Mr. Wobensmith has pledged 365,246 shares of our common stock as security for personal loans. This pledge predates the adoption of the Company’s policy restricting hedging and pledging of Company securities as described above in “Executive Compensation Anti-Hedging and Anti-Pledging Policy” and was previously disclosed to our Board in accordance with the policy’s terms. Accordingly, the pledge is consistent with the terms of such policy and limited to the number of shares pledged.

(3)	Does not include 61,318 RSUs and 73,053 PRSUs that generally vest more than 60 days after [•], 2026.

(4)	Does not include 14,120 RSUs and 21,512 PRSUs that generally vest more than 60 days after [•], 2026.
(5)	Does not include 76,915 RSUs and 74,429 PRSUs that generally vest more than 60 days after [•], 2026.
(6)
Each restricted stock unit represents the right to receive one share of our common stock, or in the sole discretion of our Compensation Committee, the value of a share of common stock on the date that the restricted stock unit vests.

(7)
Does not include 6,475 shares of common stock that may be issuable in settlement of restricted stock units granted on May 30, 2024, or 8,960 shares of common stock that may be issuable in settlement of restricted stock units granted on May 20, 2025 and additional restricted stock units subsequently granted in lieu of cash dividends that generally vest on the earlier of (i) the date of our 2026 Annual Meeting of Shareholders and (ii) the date that is fourteen months after the date of the grant.

(8)
Does not include 79,620 shares of common stock that may be issuable in settlement of vested restricted stock units, including additional restricted stock units granted in lieu of cash dividends, or 8,960 shares of common stock that may be issuable in settlement of restricted stock units granted on May 20, 2025 and additional restricted stock units subsequently granted in lieu of cash dividends that generally vest on the earlier of (i) the date of our 2026 Annual Meeting of Shareholders and (ii) the date that is fourteen months after the date of the grant.

(9)
Does not include 116,448 shares of common stock that may be issuable in settlement of vested restricted stock units, including additional restricted stock units granted in lieu of cash dividends, or 8,960 shares of common stock that may be issuable in settlement of restricted stock units granted on May 20, 2025 and additional restricted stock units subsequently granted in lieu of cash dividends that generally vest on the earlier of (i) the date of our 2026 Annual Meeting of Shareholders and (ii) the date that is fourteen months after the date of the grant.

(10)
Does not include 29,659 shares of common stock that may be issuable in settlement of vested restricted stock units, including additional restricted stock units granted in lieu of cash dividends, or 8,960 shares of common stock that may be issuable in settlement of restricted stock units granted on May 20, 2025 and additional restricted stock units subsequently granted in lieu of cash dividends that generally vest on the earlier of (i) the date of our 2026 Annual Meeting of Shareholders and (ii) the date that is fourteen months after the date of the grant.

(11)
Does not include 46,325 shares of common stock that may be issuable in settlement of vested restricted stock units, including additional restricted stock units granted in lieu of cash dividends, or 8,960 shares of common stock that may be issuable in settlement of restricted stock units granted on May 20, 2025 and additional restricted stock units subsequently granted in lieu of cash dividends that generally vest on the earlier of (i) the date of our 2026 Annual Meeting of Shareholders and (ii) the date that is fourteen months after the date of the grant.

(12)	The address of the reporting person is 50 Hudson Yards, New York, NY 10001. The reported information is based upon the Schedule 13G amendment filed by BlackRock, Inc. with the SEC on October 17, 2025.
(13)
The address of the reporting person is 2 Marina Boulevard, #24-03, MBFC Tower 3, Singapore 018982. The reported information is based upon the Schedule 13G amendment filed by Kibo Investments Pte. Ltd with the SEC on July 2, 2025.

(14)
The address of the reporting person is 6300 Bee Cave Road, Building One, Austin, TX 78746. The reported information is based upon the Schedule 13G amendment filed by Dimensional Fund Advisors LP with the SEC on February 9, 2024.

(15)
The address of the reporting person is Pendelis 16, 175 64 Palaio Faliro, Athens, Greece. The reported information is based on the Schedule 13D amendment filed by Diana Shipping Inc. with the SEC on January 16, 2026.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review and Approval of Transactions with Related Persons
In April 2007, Genco’s Board adopted a policy and procedures for review, approval and monitoring of transactions involving Genco and “related persons” (generally, directors and executive officers, director nominees, shareholders owning five percent or greater of any class of Genco’s voting securities, immediate family members of the foregoing). The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest) and will be applied to any such transactions proposed after its adoption.
Related person transactions must be approved by the Board or by a committee of the Board consisting solely of independent directors, who will approve the transaction only if they determine that it is in the best interests of Genco. In considering the transaction, the Board or committee will consider all relevant factors, including as applicable (i) the related person’s interest in the transaction; (ii) the approximate dollar value of the amount involved in the transaction; (iii) the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss; (iv) Genco’s business rationale for entering into the transaction; (v) the alternatives to entering into a related person transaction; (vi) whether the transaction is on terms no less favorable to Genco than terms that could have been reached with an unrelated third party; (vii) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; (viii) the overall fairness of the transaction to Genco; and (ix) any other information regarding the transaction or the related person in the context of the merger that would be material to investors in light of the circumstances of the particular transaction. If a director is involved in the transaction, he or she will not cast a vote regarding the transaction.
During calendar years 2025 and 2026 through the date of this proxy statement, Genco has no related person transactions.
ADDITIONAL INFORMATION ABOUT THE ANNUAL MEETING
Shareholder Proposals and Nominations for the Next Annual Meeting
Shareholder proposals to be included in our proxy statement for an annual meeting must be provided to us on a timely basis and satisfy the other conditions set forth in SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. For a shareholder proposal to be considered for inclusion in our proxy statement for the 2027 Annual Meeting of Shareholders, we must receive the proposal at our offices in New York, New York, addressed to the Secretary, no earlier than [•], 2026 and no later than [•], 2027. Such proposals must comply with Genco’s By-Laws and the requirements of Regulation 14A of the Exchange Act.
For a shareholder nomination of one or more director candidates for election to the Board to be included in our proxy statement for our 2027 Annual Meeting of Shareholders (a “proxy access nomination”) and to be properly brought before such meeting, we must receive information and notice of the proxy access nomination in compliance with the requirements set forth in our Amended and Restated By-Laws, addressed to the Corporate Secretary at our principal executive offices no earlier than [•], 2026 and no later than [•], 2027. Shareholders who intend to solicit proxies for nominations of any director candidates for election to our Board other than those nominated by Genco must comply with the additional requirements of Rule 14a-19(b).
A shareholder proposal that is not intended for inclusion in our proxy statement under Rule 14a-8 or a shareholder nomination of a director candidate that is not a proxy access nomination may be brought before the 2026 Annual Meeting of Shareholders so long as we receive information and notice of the proposal or nomination in compliance with the requirements set forth in our Amended and Restated By-Laws, addressed to the Secretary at our offices in New York, New York, no earlier than [•], 2026 and no later than [•], 2027.
Rule 14a-4 of the Exchange Act governs Genco’s use of its discretionary proxy voting authority with respect to a shareholder proposal that is not addressed in the proxy statement. With respect to Genco’s 2027 Annual Meeting of Shareholders, if Genco is not provided notice of a shareholder proposal on or after [•], 2026, but not later than [•], 2027, Genco will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

Proxy Solicitation
Solicitation may be made by our directors, officers, and other employees telephonically, electronically, or by other means of communication. Directors, officers, and employees who help us in the solicitation will not be separately compensated for those services, but they may be reimbursed by Genco for their out-of-pocket expenses incurred in connection with the solicitation. Brokerage houses, nominees, fiduciaries, and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed by Genco for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners. The total cost of the solicitation will be borne by Genco.
We have retained the services of MacKenzie Partners, Inc. (“MacKenzie Partners”) for an estimated fee of $[•], plus out-of-pocket expenses, to assist in the solicitation of proxies from brokerage houses, banks, and other custodians or nominees holding stock in their names for others. MacKenzie Partners expects that approximately [•] of its employees will assist in the solicitation. The Company has agreed to indemnify MacKenzie Partners against certain liabilities relating to, or arising out of, its engagement.
The expense incurred by the Company to date in furtherance of, or in connection with, the solicitation is approximately $[•] million. The Company anticipates that its total expenditures will be approximately $[•] million. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with this solicitation. Appendix A sets forth information relating to our directors (who are also our director nominees) and our executive officers who may be considered “participants” in our solicitation of proxies under the applicable SEC rules by reason of their position as directors or officers of the Company, as nominees for directors or because they may be soliciting proxies on our behalf.
We estimate that approximately four of our employees will assist in the proxy solicitation. Appendix A sets forth information relating to certain of Genco’s directors, director nominees and certain executive officers who are considered “participants” in Genco’s solicitation under the rules of the SEC by reason of their position as directors of Genco or because they may be soliciting proxies on Genco’s behalf.
You may receive solicitation materials from Diana, including proxy statements, GOLD proxy cards, and/or voting instructions. Genco is not responsible for the accuracy or completeness of any information provided by or relating to Diana or its nominees contained in solicitation materials filed or disseminated by or on behalf of Diana or any other statements Diana may make.
Annual Report on Form 10-K
Genco will provide without charge a copy of its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 18, 2026 (without the exhibits attached thereto) to any person who was a holder of Genco common stock on the Record Date. Requests for the Annual Report on Form 10-K should be made in writing, should state that the requesting person held Genco common stock on the Record Date and should be submitted to John C. Wobensmith, President and Secretary of Genco, at 299 Park Avenue, 12th Floor, New York, New York 10171.
Householding
In order to reduce printing and postage costs, in certain circumstances only one annual report, proxy statement , will be mailed to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the shareholders sharing an address. Due to the contested nature of the Annual Meeting, householding will not be implemented this year. When householding is implemented, if your household receives only one annual report and the proxy statement we will deliver promptly a separate copy of the annual report and the proxy statement to any shareholder who sends a written request to John C. Wobensmith, President and Secretary of Genco, at 299 Park Avenue, 12th Floor, New York, New York 10171. If your household is receiving multiple copies of our annual reports and proxy statements and you wish to request delivery of a single copy, you may send a written request to Ifigeneia Xanthopoulou, Secretary of Genco, at 299 Park Avenue, 12th Floor, New York, New York 10171.
Charitable Contributions
During fiscal years 2023, 2024, and 2025, the Company did not make any contributions, to any charitable organization in which an independent director served as an executive officer, which exceeded the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.

Other Matters
At the date of this proxy statement, management was not aware that any matters not referred to in this proxy statement would be presented for action at the Annual Meeting. If any other matters should come before the Annual Meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.
BY ORDER OF THE BOARD OF DIRECTORS

John C. Wobensmith Chairman and Chief Executive Officer
Dated: [•], 2026

If you have questions or need assistance voting your shares, please contact Genco’s proxy solicitation firm:

7 Penn Plaza
New York, New York 10001
Toll-Free: 1-800-322-2885
or
Email: proxy@mackenziepartners.com

Appendix A
Supplemental Information Regarding Participants in the Solicitation
Under applicable SEC rules and regulations, our directors (who are also our director nominees) and our executive officers are participants in the Company’s solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about such persons (collectively, the “Participants”).
Directors
The names, ages, and principal occupations of our directors are set forth in the section captioned “Nominee Information” above. The business address of each of the directors is 299 Park Avenue, 12th Floor, New York, NY 10171.
Name
John C. Wobensmith
Paramita Das
Kathleen C. Haines
Basil G. Mavroleon
Karin Y. Orsel
Arthur L. Regan
Executive Officers
The name, ages, and principal occupations of our executive officers (other than Mr. Wobensmith) are set forth in the section captioned “Information About Our Executive Officers” above. The business address of each of the executive officers is 299 Park Avenue, 12th Floor, New York, NY 10171.
Name
Peter Allen
Joseph Adamo
Jesper Christensen
Information Regarding Ownership of the Company’s Securities by Participants
The amount of each class of securities of Genco held as of [•], 2026, by the Participants who are directors or named executive officers, is set forth in the section captioned “Security Ownership of Certain Beneficial Owners and Management” above. Genco is unaware of any Participant who owns any securities of the Company of record that such Participant does not own beneficially.
Miscellaneous Information Concerning Participants
Each of the Company’s directors and named executive officers is entitled to indemnification under our Certificate of Incorporation, which provides in certain circumstances for indemnification and advancement of expenses to the fullest extent permitted by applicable law.
Other than as set forth in this Appendix A or elsewhere in this proxy statement and based on the information provided by each Participant: (i) no Participant or associate of any Participant beneficially owns, directly or indirectly, or owns of record but not beneficially, any shares of our common stock or other securities of the Company or any parent or subsidiary of the Company; (ii) no Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting other than an interest, if any, as a stockholder of the Company or, with respect to a director nominee, as a nominee for director; and (iii) no Participant has purchased or sold any securities of the Company within the past two years.
In addition, neither the Company nor any of the Participants is now or has been within the past year a party to any contract, arrangement, or understanding with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Other than as set forth in this Appendix A or elsewhere in this Proxy Statement and based on the information provided by each Participant, neither the Company nor any of the Participants or any of their associates have (i) any arrangements or understandings with any person with respect to any future employment by the Company or any of its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company’s prior fiscal year or any currently proposed transactions, or series of similar transactions, in which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeded or exceeds $120,000.
There are no material proceedings to which any of the Participants, or any of their respective associates, or any non-Participant executive officers is a party or has a material interest adverse to the Company. Neither the Company nor any of the Participants has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past ten years.
Other than the persons described in this Proxy Statement, no other employees of the Company have been or are to be employed to solicit stockholders in connection with this proxy solicitation, provided that in the course of their regular duties, certain administrative personnel may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.
Information Regarding Transactions in Genco’s Securities by Participants – Last Two Years
The following table sets forth information regarding purchases and sales of Genco’s securities by each Participant from April 23, 2024 to April 23, 2026. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans, and none of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Acquisition (A) / Disposition (D) Code	Transaction Code(1)
John C. Wobensmith	02/23/2026	17,059		A	M
	02/23/2026	12,842		A	M
	02/23/2026	13,293		A	M
	02/23/2026	22,508		A	M
	02/23/2026	12,784		A	M
	02/23/2026	39,244		D	S
	02/18/2026	37,284		A	A
	02/18/2026	18,642		D	S
	02/16/2026	41,770		A	A
	09/12/2025	20,000		D	S
	09/12/2025	19,000		D	S
	09/08/2025	168,539		D	M
	09/08/2025	65,885		D	S
	09/08/2025	52,000		D	S
	09/08/2025	10,752		D	S
	03/04/2025	16,691		A	M
	03/04/2025	9,533		D	S
	02/24/2025	31,990		S	D
	02/23/2025	12,841		A	M
	02/23/2025	13,292		A	M
	02/23/2025	22,508		A	M
	02/23/2025	15,338		A	M
	02/18/2025	51,178		A	A

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Acquisition (A) / Disposition (D) Code	Transaction Code(1)
Paramita Das	03/18/2026	141.83		A	A
	03/18/2026	206.3		A	A
	11/24/2025	49.13		A	A
	11/24/2025	71.46		A	A
	08/25/2025	55.26		A	A
	08/25/2025	80.38		A	A
	05/30/2025	69.79		A	A
	05/30/2025	101.51		A	A
	05/20/2025	8,960		A	A
	03/18/2025	131.53		A	A
	11/25/2024	138.27		A	A
	08/26/2024	114.18		A	A
	05/23/2024	5,776		A	A
Kathleen C. Haines	03/18/2026	296.54		A	A
	03/18/2026	167.92		A	A
	03/18/2026	348.12		A	A
	03/18/2026	458.68		A	A
	03/18/2026	177.26		A	A
	03/18/2026	138.58		A	A
	03/18/2026	191.88		A	A
	03/18/2026	141.83		A	A
	03/18/2026	206.3		A	A
	03/18/2026	66.1		A	A
	11/24/2025	102.72		A	A
	11/24/2025	58.16		A	A
	11/24/2025	120.58		A	A
	11/24/2025	158.88		A	A
	11/24/2025	61.4		A	A
	11/24/2025	48		A	A
	11/24/2025	66.46		A	A
	11/24/2025	49.13		A	A
	11/24/2025	71.46		A	A
	11/24/2025	22.89		A	A
	11/10/2025	2,929		A	A
	08/25/2025	115.54		A	A
	08/25/2025	65.42		A	A
	08/25/2025	135.64		A	A
	08/25/2025	178.71		A	A
	08/25/2025	69.06		A	A
	08/25/2025	54		A	A
	08/25/2025	74.76		A	A
	08/25/2025	55.26		A	A
	08/25/2025	80.38		A	A
	05/30/2025	145.91		A	A
	05/30/2025	82.62		A	A
	05/30/2025	171.29		A	A
	05/30/2025	225.7		A	A
	05/30/2025	87.22		A	A

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Acquisition (A) / Disposition (D) Code	Transaction Code(1)
	05/30/2025	68.19		A	A
	05/30/2025	94.42		A	A
	05/30/2025	69.79		A	A
	05/30/2025	101.51		A	A
	05/20/2025	8,960		A	A
	03/18/2025	275		A	A
	03/18/2025	155.72		A	A
	03/18/2025	322.84		A	A
	03/18/2025	425.37		A	A
	03/18/2025	164.38		A	A
	03/18/2025	128.52		A	A
	03/18/2025	177.95		A	A
	03/18/2025	131.53		A	A
	11/25/2024	289.09		A	A
	11/25/2024	163.7		A	A
	11/25/2024	339.37		A	A
	11/25/2024	447.16		A	A
	11/25/2024	172.8		A	A
	11/25/2024	135.1		A	A
	11/25/2024	187.06		A	A
	11/25/2024	138.27		A	A
	08/26/2024	238.72		A	A
	08/26/2024	135.18		A	A
	08/26/2024	280.25		A	A
	08/26/2024	369.25		A	A
	08/26/2024	142.7		A	A
	08/26/2024	111.56		A	A
	08/26/2024	154.47		A	A
	08/26/2024	114.18		A	A
	05/30/2024	223.34		A	A
	05/30/2024	126.47		A	A
	05/30/2024	262.19		A	A
	05/30/2024	345.46		A	A
	05/30/2024	133.5		A	A
	05/30/2024	104.38		A	A
	05/30/2024	144.52		A	A
	05/23/2024	5,776		A	A
Basil G. Mavroleon	03/18/2026	41.1		A	A
	03/18/2026	588.42		A	A
	03/18/2026	296.54		A	A
	03/18/2026	167.92		A	A
	03/18/2026	348.12		A	A
	03/18/2026	458.68		A	A
	03/18/2026	177.26		A	A
	03/18/2026	138.58		A	A
	03/18/2026	191.88		A	A
	03/18/2026	141.83		A	A
	03/18/2026	206.3		A	A

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Acquisition (A) / Disposition (D) Code	Transaction Code(1)
	11/24/2025	14.23		A	A
	11/24/2025	203.82		A	A
	11/24/2025	102.72		A	A
	11/24/2025	58.16		A	A
	11/24/2025	120.58		A	A
	11/24/2025	158.88		A	A
	11/24/2025	61.4		A	A
	11/24/2025	48		A	A
	11/24/2025	66.46		A	A
	11/24/2025	49.13		A	A
	11/24/2025	71.46		A	A
	08/25/2025	16.01		A	A
	08/25/2025	229.26		A	A
	08/25/2025	115.54		A	A
	08/25/2025	65.42		A	A
	08/25/2025	135.64		A	A
	08/25/2025	178.71		A	A
	08/25/2025	69.06		A	A
	08/25/2025	54		A	A
	08/25/2025	74.76		A	A
	08/25/2025	55.26		A	A
	08/25/2025	80.38		A	A
	05/30/2025	20.22		A	A
	05/30/2025	289.53		A	A
	05/30/2025	145.91		A	A
	05/30/2025	82.62		A	A
	05/30/2025	171.29		A	A
	05/30/2025	225.7		A	A
	05/30/2025	87.22		A	A
	05/30/2025	68.19		A	A
	05/30/2025	94.42		A	A
	05/30/2025	69.79		A	A
	05/30/2025	101.51		A	A
	05/20/2025	8,960		A	A
	03/18/2025	38.11		A	A
	03/18/2025	545.68		A	A
	03/18/2025	275		A	A
	03/18/2025	155.72		A	A
	03/18/2025	322.84		A	A
	03/18/2025	425.37		A	A
	03/18/2025	164.38		A	A
	03/18/2025	128.52		A	A
	03/18/2025	177.95		A	A
	03/18/2025	131.53		A	A
	11/25/2024	40.06		A	A
	11/25/2024	573.63		A	A
	11/25/2024	289.09		A	A
	11/25/2024	163.7		A	A

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Acquisition (A) / Disposition (D) Code	Transaction Code(1)
	11/25/2024	339.37		A	A
	11/25/2024	447.16		A	A
	11/25/2024	172.8		A	A
	11/25/2024	135.1		A	A
	11/25/2024	187.06		A	A
	11/25/2024	138.27		A	A
	08/26/2024	33.08		A	A
	08/26/2024	473.69		A	A
	08/26/2024	238.72		A	A
	08/26/2024	135.18		A	A
	08/26/2024	280.25		A	A
	08/26/2024	369.25		A	A
	08/26/2024	142.7		A	A
	08/26/2024	111.56		A	A
	08/26/2024	154.47		A	A
	08/26/2024	114.18		A	A
	05/30/2024	30.95		A	A
	05/30/2024	443.17		A	A
	05/30/2024	223.34		A	A
	05/30/2024	126.47		A	A
	05/30/2024	262.19		A	A
	05/30/2024	345.46		A	A
	05/30/2024	133.5		A	A
	05/30/2024	104.38		A	A
	05/30/2024	144.52		A	A
	05/23/2024	5,776		A	A
Karin Y. Orsel	03/18/2026	177.26		A	A
	03/18/2026	138.58		A	A
	03/18/2026	191.88		A	A
	03/18/2026	141.83		A	A
	03/18/2026	206.3		A	A
	11/24/2025	61.4		A	A
	11/24/2025	48		A	A
	11/24/2025	66.46		A	A
	11/24/2025	49.13		A	A
	11/24/2025	71.46		A	A
	08/25/2025	69.06		A	A
	08/25/2025	54		A	A
	08/25/2025	74.76		A	A
	08/25/2025	55.26		A	A
	08/25/2025	80.38		A	A
	05/30/2025	87.22		A	A
	05/30/2025	68.19		A	A
	05/30/2025	94.42		A	A
	05/30/2025	69.79		A	A
	05/30/2025	101.51		A	A
	05/20/2025	8,960		A	A
	03/18/2025	164.38		A	A

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Acquisition (A) / Disposition (D) Code	Transaction Code(1)
	03/18/2025	128.52		A	A
	03/18/2025	177.95		A	A
	03/18/2025	131.53		A	A
	11/25/2024	172.8		A	A
	11/25/2024	135.1		A	A
	11/25/2024	187.06		A	A
	11/25/2024	138.27		A	A
	08/26/2024	142.7		A	A
	08/26/2024	111.56		A	A
	08/26/2024	154.47		A	A
	08/26/2024	114.18		A	A
	05/30/2024	133.5		A	A
	05/30/2024	104.38		A	A
	05/30/2024	144.52		A	A
	05/23/2024	5,776		A	A
Arthur L. Regan	03/18/2026	177.26		A	A
	03/18/2026	138.58		A	A
	03/18/2026	191.88		A	A
	03/18/2026	141.83		A	A
	03/18/2026	206.3		A	A
	11/24/2025	61.4		A	A
	11/24/2025	48		A	A
	11/24/2025	66.46		A	A
	11/24/2025	49.13		A	A
	11/24/2025	71.46		A	A
	08/25/2025	69.06		A	A
	08/25/2025	54		A	A
	08/25/2025	74.76		A	A
	08/25/2025	55.26		A	A
	08/25/2025	80.38		A	A
	05/30/2025	87.22		A	A
	05/30/2025	68.19		A	A
	05/30/2025	94.42		A	A
	05/30/2025	69.79		A	A
	05/30/2025	101.51		A	A
	05/20/2025	8,960		A	A
	03/18/2025	164.38		A	A
	03/18/2025	128.52		A	A
	03/18/2025	177.95		A	A
	03/18/2025	131.53		A	A
	11/25/2024	172.8		A	A
	11/25/2024	135.1		A	A
	11/25/2024	187.06		A	A
	11/25/2024	138.27		A	A
	08/26/2024	142.7		A	A
	08/26/2024	111.56		A	A
	08/26/2024	154.47		A	A
	08/26/2024	114.18		A	A

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Acquisition (A) / Disposition (D) Code	Transaction Code(1)
	05/30/2024	133.5		A	A
	05/30/2024	104.38		A	A
	05/30/2024	144.52		A	A
	05/23/2024	5,776		A	A
	05/13/2024	1,400		D	S
	05/09/2024	6,143		A	M
Peter Allen	02/23/2026	10,101		A	M
	02/23/2026	5,962		A	M
	02/23/2026	1,306		A	M
	02/23/2026	3,323		A	M
	02/23/2026	5,145		A	M
	02/23/2026	2,178		A	M
	02/23/2026	913		D	S
	02/23/2026	12,402		D	S
	02/18/2026	12,983		A	A
	02/18/2026	6,232		D	S
	02/16/2026	24,863		A	A
	02/24/2025	8,984		D	S
	02/23/2025	5,962		A	M
	02/23/2025	1,306		A	M
	02/23/2025	3,323		A	M
	02/23/2025	5,144		A	M
	02/23/2025	2,982		A	M
	02/18/2025	30,303		A	A
Joseph Adamo	02/23/2026	2,806		A	M
	02/23/2026	2,293		A	M
	02/23/2026	2,557		A	M
	02/23/2026	6,431		A	M
	02/23/2026	6,340		D	S
	02/18/2026	7,170		A	A
	02/18/2026	3,227		D	S
	02/16/2026	6,215		A	A
	02/24/2025	6,226		D	S
	02/23/2025	2,293		A	M
	02/23/2025	2,556		A	M
	02/23/2025	6,431		A	M
	02/23/2025	2,556		A	M
	02/18/2025	8,418		A	A
Jesper Christensen	02/23/2026	10,101		A	M
	02/23/2026	6,421		A	M
	02/23/2026	6,135		A	M
	02/23/2026	9,646		A	M
	02/23/2026	6,135		A	M
	02/23/2026	18,450		D	S
	02/18/2026	17,208		A	A
	02/18/2026	8,260		D	S
	02/16/2026	24,863		A	A
	09/08/2025	32,771		A	M

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Acquisition (A) / Disposition (D) Code	Transaction Code(1)
	09/08/2025	12,810		D	S
	09/08/2025	13,472		A	M
	09/08/2025	7,392		D	S
	09/08/2025	14,000		D	S
	02/24/2025	13,602		D	D
	02/23/2025	6,421		A	M
	02/23/2025	6,135		A	M
	02/23/2025	9,646		A	M
	02/23/2025	6,135		A	M
	02/18/2025	30,303		A	A

Transaction descriptions:
A.	Grant, award, or other acquisition of securities from the Company (such as an option)
K.	Equity swaps and similar hedging transactions
P.	Purchase of securities on an exchange or from another person
S.	Sale of securities on an exchange or to another person
D.	Sale or transfer of securities back to the Company
F.	Payment of exercise price or tax liability using portion of securities received from the Company
M.	Exercise or conversion of derivative security received from the Company (such as an option)
G.	Gift of securities by or to the insider
J.	Other (accompanied by a footnote describing the transaction)

Appendix B
Compensation Metrics
Adjusted EBITDA Net revenue less vessel operating expenses, cash G&A expenses, and technical management fees. Extraordinary G&A costs will be brought to Compensation Committee for potential exclusion. Calculations are based on the Corporation’s fleet size, with adjustments to be made based on the actual number of ships owned during the measurement period.
TCE vs. Benchmark measures actual TCE compared to the relevant benchmark (Platts Scrubber and non-Scrubber Fitted Capesize Index for Capesize vessels and the BSI 58 index of the Baltic Dry Index as published by the Baltic Exchange for our minor bulk vessels) net of commissions and adjusted for our fleet composition and vessel characteristics. We define TCE rates as our voyage revenues less voyage expenses, charter-hire expenses and realized gains or losses on fuel hedges, divided by the number of the available days of our owned fleet during the period.
Cost vs Budget is measured against the budget at the beginning of each year adjusted for the number of owned vessels and timing of drydockings.
Relative TSR% used a peer group consisting of Star Bulk Carriers Corp., Diana Shipping Inc., Golden Ocean Group Limited, Safe Bulkers, Inc., Pacific Basin Shipping Limited, Pangaea Logistics Solutions Ltd., Belships ASA, Seanergy Maritime Holdings Corp., Taylor Maritime Investments Limited, 2020 Bulkers Ltd. and Thoresen Thai Agencies Plc.
Return on Invested Capital is Net Operating Profit After Taxes (NOPAT) / (debt + equity - cash) based on internally adjusted metrics.
Reconciliation of Adjusted EBITDA to Net Income 2021-2025

	2025	2024	2023	2022	2021
EBITDA Reconciliation ($ in 000s)
Net (loss) income attributable to Genco Shipping & Trading Limited	$(4,366)	$76,401	$(12,870)	$158,576	$182,007
+ Net interest expense	10,776	10,319	6,113	8,052	15,203
+ Depreciation and amortization	76,230	68,666	66,465	60,190	56,231
+ EBITDA	$82,640	$155,386	$59,708	$226,818	$253,441
+ Impairment of vessel assets	651	6,595	41,719	—	—
+ (Gain) loss on sale of vessels	—	(16,468)	—	—	(4,924)
+ Loss on debt extinguishment	678	—	—	—	4,408
+ Other operating expense	1,930	5,728	—	—	—
+ Unrealized loss (gain) on fuel hedges	(6)	8	96	(4)	(34)
+ Adjusted EBITDA	$85,893	$151,249	$101,523	$226,814	$252,891

Adjusted EBITDA for STI compensation purposes adds non-cash restricted stock amortization expense of $7m to the above 2025 Adjusted EBITDA figure and adjusts the actual number of vessels owned during 2025 for the number of vessels owned when the STI targets were set.
Reconciliation of Adjusted EBITDA to Net Income for Q4 2025

Q4 2025
EBITDA Reconciliation ($ in 000s)
Net income attributable to Genco Shipping & Trading Limited	$15,411
+ Net interest expense	3,519
+ Depreciation and amortization	21,134
EBITDA	$40,064
+ Impairment of vessel assets	—
+ (Gain) loss on sale of vessels	—
+ Loss on debt extinguishment	—
+ Other operating expense	1,930
+ Unrealized loss (gain) on fuel hedges	(0)
+ Adjusted EBITDA	$41,985

B-1

Appendix C
GENCO SHIPPING & TRADING LIMITED

AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN

ARTICLE I
General
1.1	Purpose
The Genco Shipping & Trading Limited Amended and Restated 2015 Equity Incentive Plan (the “Plan”) is designed to provide certain key persons, on whose initiative and efforts the successful conduct of the business of Genco Shipping & Trading Limited, a Marshall Islands corporation (the “Company”) depends, and who are responsible for the management, growth and protection of the business of the Company, with incentives to: (a) enter into and remain in the service of the Company, a Company subsidiary or a Company joint venture, (b) acquire a proprietary interest in the success of the Company, (c) maximize their performance and (d) enhance the long-term performance of the Company (whether directly or indirectly through enhancing the long-term performance of a Company subsidiary or a Company joint venture).
1.2	Administration
(a)
Administration by Board of Directors. The Plan shall be administered by the Company’s Board of Directors (the “Board of Directors” or “Board”). The term “Administrator” shall refer to the Board or any committee or person to whom the Board has delegated its authority pursuant to Section 1.2(d) hereof.

(b)
Administrator’s Authority. The Administrator shall have the authority to (i) exercise all of the powers granted to it under the Plan, (ii) construe, interpret and implement the Plan and any Award Agreements executed pursuant to Section 2.1, (iii) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) make all determinations necessary or advisable in administering the Plan and (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan.

(c)
Administrator Action. Actions of the Administrator shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Administrator members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Administrator may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities to any person or persons selected by it, and may revoke any such allocation or delegation at any time.

(d)
Deemed Delegation to Committee. To the extent permitted by law and except when the Company’s Board of Directors elects to act as the Administrator or to delegate its responsibilities and powers to another person or persons, the Board of Directors shall be deemed to have delegated its all of its responsibilities and powers under the Plan, other than the authority to amend or terminate the Plan, to the Compensation Committee of the Board of Directors or such other committee or subcommittee as the Board may designate or as shall be formed by the abstention or recusal of a non-Qualified Member (as defined below) of such committee (the “Committee”). The members of the Committee shall be appointed by, and serve at the pleasure of, the Board of Directors. While it is intended that at all times that the Committee acts in connection with the Plan, the Committee shall consist solely of Qualified Members, the number of whom shall not be less than two, the fact that the Committee is not so comprised will not invalidate any grant hereunder that otherwise satisfies the terms of the Plan. For purposes of the foregoing, a “Qualified Member” is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “1934 Act”).

(e)
Determinations Final. The Administrator shall act in its sole discretion with respect to all matters relating to the Plan and any Award Agreement, and the determination of the Administrator on all such matters shall be final, binding and conclusive.

(f)
Limit on Administrator’s Liability. Neither the Administrator nor any member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

1.3	Persons Eligible for Awards
The persons eligible to receive awards under the Plan are those officers, directors, and executive, managerial, administrative and professional employees of and consultants to the Company, a Company subsidiary or a Company joint venture, (collectively, “key persons”) as the Administrator shall select, in each case to the extent permitted under Form S-8 under the 1934 Act, taking into account the duties of the respective employees, their present and potential contributions to the success of the Company, and such other factors as the Administrator shall deem relevant in connection with accomplishing the purpose of the Plan. The Administrator may from time to time, determine that any key person shall be ineligible to receive awards under the Plan.
1.4	Types of Awards Under Plan
Awards may be made under the Plan in the form of (a) stock options, (b) stock appreciation rights, (c) dividend equivalent rights, (d) restricted stock, (e) restricted stock units and (f) unrestricted stock, all as more fully set forth in Article II. The term “award” means any of the foregoing.
1.5	Shares Available for Awards
(a)
Aggregate Number of Shares. As originally adopted, the Plan provided for the issuance of up to 4,000,000 shares of common stock of the Company (“Common Stock”), subject to Section 3.6(a), which was adjusted to 400,000 shares as a result of the Company’s 1-for-10 reverse stock split on July 7, 2016 and increased to 2,750,000 shares by an amendment and restatement of the Plan with the approval of the Company’s shareholders on May 17, 2017. The Plan was further amended and restated, effective as of May 13, 2021, to increase the number of shares of Common Stock available for issuance under the Plan by an additional 2,000,000 shares, for an aggregate of 4,750,000 shares of Common Stock. The Plan was further amended and restated on April 23, 2026, effective as of the date approved by the Company’s shareholders, to increase the number of shares of Common Stock available for issuance under the Plan by an additional 1,673,000 shares, for an aggregate of 6,423,000 shares of Common Stock, subject to Section 3.6(a). Shares issued pursuant to the Plan may be authorized but unissued Common Stock, authorized and issued Common Stock held in the Company’s treasury or Common Stock acquired by the Company for the purposes of the Plan.

(b)
Certificate Legends. The Administrator may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares, and if such shares are in book entry form, that they be subject to electronic coding or stop order reflecting the applicable restrictions.

(c)
Certain Shares to Become Available Again. The following shares of Common Stock shall again become available for awards under the Plan: any shares that are subject to an award under the Plan and that remain unissued upon the cancellation or termination of such award for any reason whatsoever; any shares of restricted stock forfeited pursuant to Section 2.6(e), provided that any dividends paid on such shares are also forfeited pursuant to such Section 2.6(e); and any shares in respect of which a stock appreciation right or restricted stock unit award is settled for cash.

(d)
Individual Limit. Except for the limits set forth in this Section 1.5(d) and in Section 1.5(e), no provision of this Plan shall be deemed to limit the number or value of shares with respect to which the Administrator may make awards to any key person. Subject to adjustment as provided in Section 3.6(a), at such time as the Company shall be subject to United States income tax, the total number of shares of Common Stock with respect to which awards may be granted to any key person during any one calendar year shall not exceed 1,000,000 shares. Stock options and stock appreciation rights granted and subsequently canceled or deemed to be canceled in the same calendar year count against such limit for that year even after their cancellation.

(e)
Director Limit. Subject to adjustment as provided in Section 3.6(a), the total number of shares of Common Stock with respect to which awards may be granted to non-employee directors of the Company during any one calendar year shall not exceed 500,000 shares per director. In addition, the Administrator may not grant awards during a single calendar year to any non-employee director for his or her services as a non-employee director that, taken together with any cash fees paid to such non-employee director during the calendar year for his or her services as a non-employee director, would cause such non-employee director’s compensation for such calendar year to exceed $650,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes).
1.6	Definitions of Certain Terms
(a)	The term “cause” in connection with a termination of employment or other service for cause shall mean:
(i)	with respect to a member of the Board, cause shall consist of those acts or omissions that would constitute “cause” under the by-laws of the Company, as they may be amended from time to time;
(ii)
with respect to an employee or consultant, to the extent that there is an employment, severance or other agreement governing the relationship between the grantee and the Company, or the in the case of a member of the Board, which agreement contains a definition of “cause,” cause shall consist of those acts or omissions that would constitute “cause” under such agreement or document; and otherwise,

(iii)	the occurrence of any one or more of the following:
(A)	any failure by the grantee substantially to perform the grantee’s employment or other duties;
(B)	any excessive unauthorized absenteeism by the grantee;
(C)	any refusal by the grantee to obey the lawful orders of the Board or any other person or Administrator to whom the grantee reports;
(D)	any act or omission by the grantee that is or may be injurious to the Company, monetarily or otherwise;
(E)	any act by the grantee that is inconsistent with the best interests of the Company;
(F)	the grantee’s material violation of any of the Company’s policies, including, without limitation, those policies relating to discrimination or sexual harassment;
(G)
the grantee’s unauthorized (I) removal from the premises of the Company or an affiliate of any document (in any medium or form) relating to the Company or an affiliate or the customers or clients of the Company or an affiliate or (II) disclosure to any person or entity of any of the Company’s, or its affiliates’ confidential or proprietary information;

(H)	the grantee’s commission of any felony, or any other crime involving moral turpitude; and
(I)	the grantee’s commission of any act involving dishonesty or fraud.
Any rights the Company may have hereunder in respect of the events giving rise to cause shall be in addition to the rights the Company may have under any other agreement with a grantee or at law or in equity. Any determination of whether a grantee’s employment is (or is deemed to have been) terminated for cause shall be made by the Administrator, which determination shall be final, binding and conclusive on all parties. If, subsequent to a grantee’s voluntary termination of employment or involuntary termination of employment without cause, it is discovered that the grantee’s employment could have been terminated for cause, the Administrator may deem such grantee’s employment to have been terminated for cause. A grantee’s termination of employment for cause shall be effective as of the date of the occurrence of the event giving rise to cause, regardless of when the determination of cause is made.
(b)	The term “Code” shall mean the Internal Revenue Code of 1986, as amended.
(c)
The term “director” shall mean a member of the Board, a member of the board of directors of any subsidiary of the Company and a member of the governing body of any subsidiary of the Company that is a partnership, limited liability company or other form of entity.

(d)
The term “employment” and “employed” shall be deemed to mean an employee’s employment with, or a consultant’s provision of services to, the Company or any Company subsidiary and each director’s service as a director.

(e)
The “Fair Market Value” of a share of Common Stock on any day shall be the closing price on the New York Stock Exchange, as reported for such day in The Wall Street Journal or, if no such price is reported for such day, the average of the high bid and low asked price of Common Stock as reported for such day. If no quotation is made for the applicable day, the Fair Market Value of a share of Common Stock on such day shall be determined in the manner set forth in the preceding sentence using quotations for the next preceding day for which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable day. Notwithstanding the foregoing, if deemed necessary or appropriate by the Board, the Fair Market Value of a share of Common Stock on any day shall be determined by the Board. In no event shall the Fair Market Value of any share of Common Stock be less than its par value.

(f)
A grantee shall be deemed to have terminated employment upon (i) the date the grantee ceases to be employed by, or to provide consulting services for, the Company, any Company subsidiary, any Company joint venture, or any corporation (or any of its subsidiaries) which assumes the grantee’s award in a transaction to which section 424(a) of the Code applies (a “424 Corporation”); or (ii) the date the grantee ceases to be a Board member or a member of the board of directors of a 424 Corporation, provided, however, that in the case of a grantee (x) who is, at the time of reference, both an employee or consultant and a Board member, or (y) who ceases to be engaged as an employee, consultant or Board member and immediately is engaged in another of such relationships with the Company, any Company subsidiary, any Company joint venture, or any 424 Corporation, the grantee shall be deemed to have a “termination of employment” upon the later of the dates determined pursuant to subparagraphs (i) and (ii) above. The Administrator may determine whether any leave of absence constitutes a termination of employment for purposes of the Plan and the impact, if any, of any such leave of absence on awards theretofore made under the Plan.

ARTICLE II
Awards Under The Plan
2.1	Agreements Evidencing Awards
Each award granted under the Plan (except an award of unrestricted stock) shall be evidenced by a written certificate or agreement (together with any written amendments or modifications thereto, an “Award Agreement”) which shall contain such provisions as the Administrator may in its sole discretion deem necessary or desirable. By accepting an award pursuant to the Plan, a grantee thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.
2.2	Grant of Stock Options, Stock Appreciation Rights and Dividend Equivalent Rights
(a)
Stock Option Grants. The Administrator may grant stock options (“options”) to purchase shares of Common Stock from the Company, to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Administrator shall determine in its sole discretion, subject to the provisions of the Plan. Options granted under the Plan shall not be incentive stock options within the meaning of Section 422 of the Code.

(b)
Stock Appreciation Right Grants; Types of Stock Appreciation Rights. The Administrator may grant stock appreciation rights to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Administrator shall determine in its sole discretion, subject to the provisions of the Plan. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Plan. A stock appreciation right granted in connection with an option may be granted at or after the time of grant of such option.

(c)
Nature of Stock Appreciation Rights. The grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Award Agreement, to receive from the Company an amount equal to (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over an amount determined by the Administrator, which may not be less than the Fair Market Value of a share of Common Stock on the date of grant (or over the option exercise price if the stock appreciation right is granted in connection with an option), multiplied by (ii) the number of shares with respect to which the stock appreciation right is exercised. Payment upon exercise of a stock appreciation right shall be in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise) or both, all as the Administrator shall determine in its sole discretion. Upon the exercise of a stock appreciation right granted in connection with an option, the number of shares subject to the option shall be reduced by the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of an option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be reduced by the number of shares with respect to which the option is exercised.
(d)
Option Exercise Price. Each Award Agreement with respect to an option shall set forth the amount (the “option exercise price”) payable by the grantee to the Company upon exercise of the applicable option. The option exercise price shall be determined by the Administrator in its sole discretion; provided, however, that the option exercise price per share shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted, and provided further that in no event shall the option exercise price be less than the par value of a share of Common Stock.

(e)	Exercise Period.
(i)
The Administrator shall determine the periods during which an option or stock appreciation right shall be exercisable, whether in whole or in part. The Administrator may provide that a stock option or stock appreciation right will be automatically exercised on specific dates or upon the occurrence of a specified event.

(ii)	Unless the applicable Award Agreement provides otherwise, the following terms shall apply:
(A)
An option or stock appreciation right shall become exercisable with respect to a number of shares as close as possible to 25% of the shares subject to such option or stock appreciation right on each of the first four anniversaries of the date of grant. A stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised.

(B)	The option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such award is then exercisable.
(C)
The option or stock appreciation right shall remain exercisable until the earlier of (I) the tenth anniversary of the date of grant or (II) the expiration, cancellation or termination of the award, as set forth in Section 2.4 or otherwise.

2.3	Exercise of Options and Stock Appreciation Rights
Subject to the other provisions of this Article II, each option or stock appreciation right granted under the Plan shall be exercisable as follows:
(a)
Notice of Exercise. An option or stock appreciation right shall be exercised by the filing of a written notice with the Company or the Company’s designated exchange agent (the “exchange agent”), on such form and in such manner as the Administrator shall in its sole discretion prescribe.

(b)
Payment of Exercise Price. Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased. Such payment shall be made by one or more of the following methods: (i) certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent); (ii) with the consent of the Administrator, delivery of shares of Common Stock having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price; or (iii) at the sole discretion of the Administrator and to the extent permitted by law and consistent with the terms of the Plan, such other provision as the Administrator may from time to time prescribe (whether directly or indirectly through the exchange agent).

(c)
Delivery of Certificates Upon Exercise. Promptly after receiving payment of the full option exercise price or after receiving notice of the exercise of a stock appreciation right for which payment will be made partly or entirely in shares, the Company or its exchange agent shall, subject to the provisions of Section 3.2, deliver to the grantee or to such other person as may then have the right to exercise the award, a certificate or certificates for the shares of Common Stock for which the award has been exercised or shall establish an account evidencing ownership of such shares in uncertificated form. If the method of payment employed upon option exercise so requires, and if applicable law permits, a grantee may direct the Company, or its exchange agent as the case may be, to deliver the stock certificate(s) to the grantee’s stockbroker.
(d)
Investment Purpose and Legal Requirements. Notwithstanding the foregoing, at the time of the exercise of any option, the Company may, if it shall deem it necessary or advisable for any reason, require the holder of such option (i) to represent in writing to the Company that it is the optionee’s then intention to acquire the shares with respect to which the option is to be exercised for investment and not with a view to the distribution thereof, or (ii) to postpone the date of exercise until such time as the Company has available for delivery to the optionee a prospectus meeting the requirements of all applicable securities laws; and no shares shall be issued or transferred upon the exercise of any option unless and until all legal requirements applicable to the issuance or transfer of such shares have been complied with to the satisfaction of the Company. The Company shall have the right to condition any issuance of shares to any optionee hereunder on such optionee’s undertaking in writing to comply with such restrictions on the subsequent transfer of such shares as the Company shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may contain a legend to reflect any such restrictions.

(e)
No Shareholder Rights. No grantee of an option or stock appreciation right (or other person having the right to exercise such award) shall have any of the rights of a shareholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares or the establishment of an account to record such stock ownership in uncertificated form. Except as otherwise provided in Section 3.6(a), no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued or such account is established.

2.4	Termination of Employment; Death Subsequent to a Termination of Employment
Except to the extent otherwise provided by the Administrator in an Award Agreement, the following rules shall apply to options and stock appreciation rights in the event of the grantee’s termination of employment.
(a)
General Rule. Except to the extent otherwise provided in this Section 2.4 or in Section 3.7(b)(ii), a grantee whose employment terminates may exercise any outstanding option or stock appreciation right (i) only to the extent that the award was exercisable on (or became exercisable in connection with) the effective date of the termination of employment and (ii) only during the three-month period following the termination of employment, but in no event after the original expiration date of the award. The option or stock appreciation right, to the extent not exercisable on the effective date of the termination of employment or not exercised during the three-month period following the termination of employment, shall terminate.

(b)
Termination for Cause; Resignation. If a grantee’s employment is terminated for cause or the grantee resigns without the Company’s prior consent, all options and stock appreciation rights not theretofore exercised shall terminate as of the commencement of business on the effective date of the grantee’s termination of employment.

(c)
Retirement. If the Administrator so determines, a grantee who retires (as defined below) may exercise any outstanding option or stock appreciation right pursuant to its terms, without any earlier expiration of the award. For this purpose “retirement” shall mean a grantee’s termination of employment, under circumstances other than those described in paragraph (b) above, on or after: (x) his 65th birthday, (y) the date on which he has attained age 60 and completed at least five years of service with the Company, as applicable, (using any method of calculation the Administrator deems appropriate) or (z) if approved by the Administrator, on or after he has completed at least 20 years of service.

(d)
Disability. A grantee whose employment terminates by reason of a disability (as defined below), may exercise any outstanding option or stock appreciation right (i) only to the extent that the award was exercisable on (or became exercisable in connection with) the effective date of the termination of employment and (ii) only during the one-year period following the termination of employment, but in no event after the original expiration date of the award. The option or stock appreciation right, to the extent not exercisable on the effective date of the termination of employment or not exercised during the one-year period following the termination of employment, shall terminate. For this purpose “disability”

shall mean any physical or mental condition that would qualify a grantee for a disability benefit under the long-term disability plan maintained by the Company, if there is no such plan, a physical or mental condition that prevents the grantee from performing the essential functions of the grantee’s position (with or without reasonable accommodation) for a period of six consecutive months. The existence of a disability shall be determined by the Administrator.
(e)	Death.
(i)
Termination of Employment as a Result of Grantee’s Death. If a grantee dies while employed, then any outstanding option or stock appreciation right shall continue to be exercisable pursuant to its terms, without any earlier expiration of the award.

(ii)
Death Subsequent to a Termination of Employment. If a grantee dies subsequent to terminating employment but prior to the expiration of a stock option or a stock appreciation right (as provided by paragraphs (a), (c), or (d) above), the award shall remain exercisable until the earlier to occur of (A) the first anniversary of the grantee’s death or (B) the original expiration date of the award. The option or stock appreciation right, to the extent not exercised during the one-year period following death, shall terminate.

(iii)
Restrictions on Exercise Following Death. Any such exercise of an award following a grantee’s death shall be made only by the grantee’s executor or administrator or other duly appointed representative reasonably acceptable to the Administrator, unless the grantee’s will specifically disposes of such award, in which case such exercise shall be made only by the recipient of such specific disposition. If a grantee’s personal representative or the recipient of a specific disposition under the grantee’s will shall be entitled to exercise any award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable Award Agreement which would have applied to the grantee including, without limitation, the provisions of Sections 3.2 hereof.

2.5	Transferability of Options and Stock Appreciation Rights
Except as otherwise provided in an applicable Award Agreement evidencing an option or stock appreciation right, during the lifetime of a grantee each option or stock appreciation right granted to a grantee shall be exercisable only by the grantee and no option or stock appreciation right shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. The Administrator, in any applicable Award Agreement evidencing an option or a stock appreciation right, may permit a grantee to transfer all or some of the options or stock appreciation rights, as applicable, to (A) the grantee’s spouse, children or grandchildren (“Immediate Family Members”), (B) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (C) other parties approved by the Administrator in its sole discretion, except that no such transfer may be for consideration. Following any such transfer, any transferred options and stock appreciation rights shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.
2.6	Grant of Restricted Stock
(a)
Restricted Stock Grants. The Administrator may grant restricted shares of Common Stock to such key persons, in such amounts, and subject to such vesting and forfeiture provisions and other terms and conditions as the Administrator shall determine in its sole discretion, subject to the provisions of the Plan. Restricted stock awards may be made independently of or in connection with any other award under the Plan. A grantee of restricted stock shall have no rights with respect to such award unless such grantee accepts the award within such period as the Administrator shall specify by accepting delivery of an Award Agreement in such form as the Administrator shall determine and, in the event the restricted shares are newly issued by the Company, makes payment to the Company or its exchange agent as required by the Administrator and in accordance with the Marshall Islands Business Corporations Act.

(b)
Issuance of Stock Certificate(s). Promptly after a grantee accepts a restricted stock award, the Company or its exchange agent shall issue to the grantee a stock certificate or certificates for the shares of Common Stock covered by the award or shall establish an account evidencing ownership of the stock in uncertificated form. Upon the issuance of such stock certificate(s), or establishment of such account, the grantee shall have the rights of a shareholder with respect to the restricted stock, subject to: (i) the nontransferability restrictions and forfeiture provision described in paragraphs (d) and (e) of this Section 2.6; (ii) any dividends paid on such shares shall be held by the Company or another custodian designated by the Company until all restrictions on such shares have lapsed; and (iii) any other restrictions and conditions contained in the applicable Award Agreement.
(c)
Custody of Stock Certificate(s). Unless the Administrator shall otherwise determine, any stock certificates issued evidencing shares of restricted stock shall remain in the possession of the Company or another custodian designated by the Company until such shares are free of any restrictions specified in the applicable Award Agreement. The Administrator may direct that such stock certificate(s) bear a legend setting forth the applicable restrictions on transferability, and if such shares are in book entry form, that they be subject to electronic coding or stop order reflecting the applicable restrictions.

(d)
Nontransferability/Vesting. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in this Plan or the applicable Award Agreement. The Administrator at the time of grant shall specify the date or dates (which may depend upon or be related to a period of continued employment with the Company, the achievement of performance goals or other conditions or a combination of such conditions) on which the nontransferability of the restricted stock shall lapse.

(e)
Consequence of Termination of Employment. Except as may be otherwise provided by the Administrator in an Award Agreement or otherwise, a grantee’s termination of employment for any reason (including death) shall cause the immediate forfeiture of all shares of restricted stock that did not vest prior to, and do not vest on account of, such termination of employment. All dividends paid on such shares also shall be forfeited, whether by termination of any arrangement under which such dividends are held, by the grantee’s repayment of dividends he received directly, or otherwise, unless the Administrator determines otherwise.

2.7	Grant of Restricted Stock Units
(a)
Restricted Stock Unit Grants. The Administrator may grant restricted stock units to such key persons, in such amounts, and subject to such terms and conditions as the Administrator shall determine in its sole discretion, subject to the provisions of the Plan. Restricted stock units may be awarded independently of or in connection with any other award under the Plan. A grantee of a restricted stock unit shall have no rights with respect to such award unless such grantee accepts the award within such period as the Administrator shall specify by accepting delivery of an Award Agreement in such form as the Administrator shall determine. A grant of a restricted stock unit entitles the grantee to receive a share of Common Stock or, in the sole discretion of the Administrator, the Fair Market Value of a share, on a date specified in the Award Agreement. If no date is specified, the grantee shall receive such share or value on the date that the restricted stock unit vests.

(b)
Vesting/Nontransferability. The Administrator shall specify at the time of grant the date or dates (which may depend upon or be related to a period of continued employment with the Company, the achievement of performance goals or other conditions or a combination of such conditions) on which the restricted stock units shall vest. Restricted stock units may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in the applicable Award Agreement.

(c)
Consequence of Termination of Employment. Except as may otherwise be provided by the Administrator in an Award Agreement or otherwise, a grantee’s termination of employment for any reason (including death) shall cause the immediate forfeiture of all restricted stock units that did not vest prior to, and do not vest on account of, such termination of employment.

(d)
Shareholder Rights. The grantee of a restricted stock unit will have the rights of a shareholder only as to shares for which, pursuant to the award, a stock certificate has been issued or an account has been established evidencing ownership of the stock in uncertificated form, and not with respect to any other shares subject to the award.

2.8	Grant of Unrestricted Stock
The Administrator may grant (or sell at a purchase price at least equal to par value) shares of Common Stock free of restrictions under the Plan, to such key persons and in such amounts and subject to such forfeiture provisions as the Administrator shall determine in its sole discretion. Shares may be thus granted or sold in respect of past services or other valid consideration.
2.9	Dividend Equivalent Rights.
The Administrator may in its sole discretion include in any Award Agreement with respect to an option, stock appreciation right or restricted stock unit, a dividend equivalent right entitling the grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such award is outstanding and unexercised, on the shares of Common Stock covered by such award if such shares were then outstanding. In the event such a provision is included in an Award Agreement, the Administrator shall determine whether such payments shall be made in cash or in shares of Common Stock, the time or times at which they shall be made, which may not be sooner than the underlying award vests, and such other vesting and forfeiture provisions and other terms and conditions as the Administrator shall deem appropriate.
ARTICLE III
Miscellaneous
3.1	Amendment of the Plan; Modification of Awards
(a)	Amendment of the Plan.
(i)
General. Subject to Section 3.1(a)(ii), the Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations of the grantee under any award theretofore made under the Plan without the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the award). For purposes of this Section 3.1, any action of the Board that in any way alters or affects the tax treatment of any award or that in the sole discretion of the Board is necessary to prevent the grantee from being subject to tax with respect to an award under section 409A of the Code shall not be considered to materially impair any rights of any grantee.

(ii)
Shareholder Approval Requirement. Shareholder approval shall be required with respect to any amendment to the Plan (i) that increases the aggregate number of shares which may be issued under the Plan; (ii) to the extent required by applicable law or stock exchange rules or (iii) to the extent that the Board determines that shareholder approval is desirable or necessary.

(b)
Modification of Awards. The Administrator may cancel any award under the Plan. Subject to the limitations in this Section 3.1(b), the Administrator also may amend any outstanding award and the applicable Award Agreement, including, without limitation, by amendment which would: (i) accelerate the time or times at which the award becomes unrestricted or may be exercised; (ii) waive or amend any goals, restrictions or conditions set forth in the Agreement; or (iii) waive or amend the operation of Section 2.4 with respect to the termination of the award upon termination of employment; provided however, that the Committee may not (w) lower the exercise price of an outstanding option or stock appreciation right, (x) cancel an option or stock appreciation right in exchange for a new option or stock appreciation right with a lower exercise price, (y) cancel an option or stock appreciation right in exchange for a different type of award under the Plan that has a value that is greater than the excess of the fair market value of the applicable shares on the date of such payment over the exercise price or (z) authorize the payment of cash in lieu of the exercise of an option or stock appreciation right in an amount that is greater than the excess of the fair market value of the applicable shares on the date of such payment over the exercise price. However, any such cancellation or amendment (other than an amendment pursuant to Sections 3.6 or 3.7(b)) that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award shall be made only with the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the award).

3.2	Consent Requirement
(a)
No Plan Action without Required Consent. If the Administrator shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a “Plan Action”), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Administrator.
(b)
Consent Defined. The term “Consent” as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Administrator shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

3.3	Nonassignability
Except as otherwise provided in the Plan, (a) no award or right granted to any person under the Plan or under any Award Agreement shall be assignable or transferable other than by will or by the laws of descent and distribution, in accordance with the terms of such awards and to the extent not forfeited upon death; and (b) all rights granted under the Plan or any Award Agreement shall be exercisable during the life of the grantee only by the grantee or the grantee’s legal representative.
3.4	Requirement of Notification of Election Under Section 83(b) of the Code
If any grantee shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in section 83(b)), such grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service and provide a copy of such election to the Company, in addition to any filing and notification required pursuant to regulations issued under the authority of Code section 83(b).
3.5	Withholding Taxes
(a)
Cash Payments. Whenever cash is to be paid pursuant to an award under the Plan, the Company shall be entitled to deduct therefrom an amount sufficient in its opinion to satisfy all federal, state and other governmental tax withholding requirements related to such payment.

(b)
Delivery of Common Stock. Whenever shares of Common Stock are to be delivered pursuant to an award under the Plan, the Company shall be entitled to require as a condition of delivery that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related thereto. With the approval of the Administrator, which the Administrator shall have sole discretion whether or not to give, the grantee may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld. Such shares shall be valued at their Fair Market Value as of the date on which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an award.

3.6	Adjustment Upon Changes in Common Stock
(a)
Corporate Events. In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, reverse stock split, recapitalization, consolidation, combination or exchange of shares or similar corporate change (collectively referred to as “corporate events”), the Administrator shall make the following adjustments, subject to Sections 3.6(b) and (c):

(i)
Shares Available for Grants. The maximum number of shares of Common Stock with respect to which the Administrator may grant awards under Article II hereof, as described in Section 1.5(a), and the individual limits described in Sections 1.5(d) and 1.5(e), shall be appropriately adjusted by the Administrator. In the event of any change in the number of shares of Common Stock outstanding by reason of any event or transaction other than a corporate event, the Administrator may, but need not, adjust the maximum number of shares of Common Stock with respect to which the Administrator may grant awards under Article II hereof, as described in Section 1.5(a), and the individual limits described in Sections 1.5(d) and 1.5(e), with respect to the number and class of shares of Common Stock, in each case as the Administrator may deem appropriate.
(ii)
Restricted Stock. Unless the Administrator in its sole discretion otherwise determines, any securities or other property (including dividends paid in cash) received by a grantee with respect to a share of restricted stock as a result of a corporate event will not vest until such share of restricted stock vests, and shall be promptly deposited with the Company or another custodian designated by the Company.

(iii)
Restricted Stock Units. The Administrator shall adjust outstanding grants of restricted stock units to reflect any corporate event as the Administrator may deem appropriate to prevent the enlargement or dilution of rights of grantees.

(iv)
Options, Stock Appreciation Rights and Dividend Equivalent Rights. Subject to any required action by the shareholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock or a change in the class of shares of Common Stock resulting from a corporate event or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Administrator shall proportionally adjust the number or class of shares of Common Stock subject to each outstanding option and stock appreciation right, the exercise price-per-share of Common Stock of each such option and stock appreciation right and the number of any related dividend equivalent rights.

(b)
Outstanding Options, Stock Appreciation Rights, Restricted Stock Units and Dividend Equivalent Rights – Certain Mergers. Subject to any required action by the shareholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each option, stock appreciation right, restricted stock unit and dividend equivalent right outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Common Stock subject to such option, stock appreciation right, restricted stock unit or dividend equivalent right would have received in such merger or consolidation.

(c)
Outstanding Options, Stock Appreciation Rights, Restricted Stock Units and Dividend Equivalent Rights – Certain Other Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Administrator shall, in its sole discretion, have the power to:

(i)
cancel, effective immediately prior to the occurrence of such event, each option, stock appreciation right and restricted stock unit (including each dividend equivalent right related thereto) outstanding immediately prior to such event (whether or not then vested or exercisable), and, in full consideration of such cancellation, pay to the grantee (A) to whom such option or stock appreciation right was granted an amount in cash, for each share of Common Stock subject to such option or stock appreciation right, respectively, equal to the excess of (x) the value, as determined by the Administrator in its sole discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (y) the exercise price of such option or stock appreciation right, provided, however, that if the exercise price of any such option or stock appreciation right exceeds such value, the option or stock appreciation right shall be cancelled without any consideration; and (B) to whom such restricted stock unit was granted, for each share of Common Stock subject to such award, the value, as determined by the Administrator in its sole discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event; or

(ii)
provide that each option and stock appreciation right outstanding immediately prior to such event (whether or not otherwise vested and exercisable) (a) may be exercised a period of not less than 30 days prior to the occurrence of such event and (b) shall expire upon the occurrence of such event, and cancel, effective immediately prior to the occurrence of such event, each restricted stock unit (including each dividend equivalent right related thereto) outstanding immediately prior to such event (whether or not then vested), and, in full consideration of such cancellation, pay to the grantee to whom such restricted stock unit was granted, for each share of Common Stock subject to such award, the value, as determined by the Administrator in its sole discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event; or
(iii)
provide, in a manner consistent with Section 409A of the Code, for the exchange of each option, stock appreciation right and restricted stock unit (including any related dividend equivalent right) outstanding immediately prior to such event (whether or not then exercisable) for an option on, stock appreciation right, restricted stock unit and dividend equivalent right with respect to, as appropriate, some or all of the property which a holder of the number of shares of Common Stock subject to such option, stock appreciation right or restricted stock unit would have received and, incident thereto, make an equitable adjustment as determined by the Administrator in its sole discretion in the exercise price of the option or stock appreciation right, or the number of shares or amount of property subject to the option, stock appreciation right, restricted stock unit or dividend equivalent right or, if the Administrator so determines in its sole discretion, provide for a cash payment to the grantee to whom such option, stock appreciation right or restricted stock unit was granted in partial consideration for the exchange of the option, stock appreciation right or restricted stock unit.

(d)
Outstanding Options, Stock Appreciation Rights, Restricted Stock Units and Dividend Equivalent Rights – Other Changes. In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 3.6(a), (b) or (c) hereof, the Administrator may, in its sole discretion and in a manner consistent with Section 409A of the Code, make such adjustments in the number and class of shares or other property subject to options, stock appreciation rights, restricted stock units and dividend equivalent rights outstanding on the date on which such change occurs and in the per-share exercise price of each such option and stock appreciation right as the Administrator may consider appropriate to prevent dilution or enlargement of rights. In addition, if and to the extent the Administrator, in its sole discretion, determines it is appropriate, the Administrator may elect to cancel each or any option, stock appreciation right and restricted stock unit (including each dividend equivalent right related thereto) outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the grantee to whom such award was granted an amount in cash, (A) for each share of Common Stock subject to such option or stock appreciation right, respectively, equal to the excess of (i) the Fair Market Value of Common Stock on the date of such cancellation over (ii) the exercise price of such option or stock appreciation right and (B) for each share of Common Stock subject to such restricted stock unit, equal to the Fair Market Value of Common Stock on the date of such cancellation. In the event of any such cancellation, any option or stock appreciation right for which the exercise price of such option or stock appreciation right exceeds the Fair Market Value of Common Stock on the date of such cancellation, such option or stock appreciation right shall be cancelled without any consideration.

(e)
No Other Rights. Except as expressly provided in the Plan, no grantee shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an award or the exercise price of any option or stock appreciation right.

3.7	Change in Control
(a)
Change in Control Defined. For purposes of this Section 3.7 and, unless the applicable Award Agreement provides otherwise, for each award granted after the effective date of the amendment and restatement of the Plan, “Change in Control” shall mean the occurrence of any of the following:

(i)
any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act (a “Person”) (other than (A) the Company, (B) any trustee or other fiduciary holding securities under any employee benefit plan of the Company, (C) any company or entity owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of common stock of the Company or (D) pursuant to a transaction or series of transactions in which the holders of the securities entitled to vote generally in the election of directors to the Board of Directors (the “Voting Securities”) of the Company outstanding immediately prior thereto, continue to retain or represent, directly or indirectly, (either by remaining outstanding or by being converted into Voting Securities of the surviving entity), more than 50% of the combined voting power of the Voting Securities of the Company, such surviving entity or any ultimate parent thereof outstanding immediately following such transaction or series of transactions, becomes the “beneficial owner” (within the meaning of Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding Voting Securities; or
(ii)
the sale of all or substantially all of the Company’s assets in one or more related transactions within a 12-month period to any person, other than such a sale to (x) a subsidiary of the Company which does not involve a change in the equity holdings of the Company or (y) any company or entity owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of common stock of the Company;

(iii)
any merger, consolidation, reorganization or similar event of the Company or any of its subsidiaries, as a result of which the holders of the voting stock of the Company immediately prior to such merger, consolidation, reorganization or similar event do not directly or indirectly hold at least fifty percent (50%) of the aggregate voting power of the Voting Securities; or

(iv)
50% or more of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of such appointment or election.

Notwithstanding the foregoing, for each award subject to Section 409A of the Code, a Change in Control shall be deemed to occur under this Plan with respect to such award only if a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.
(b)	Effect of a Change in Control. Unless the Administrator provides otherwise in an Award Agreement, upon the occurrence of a Change in Control, notwithstanding any other provision of this Plan:
(i)	to the extent permitted by law, the Administrator may, in its sole discretion, amend any Award Agreement in such manner as it deems appropriate;
(ii)
if a grantee who incurs a termination of employment for any reason, other than for cause or a voluntary termination by the grantee (other than a voluntary termination for “Good Reason”, to the extent that there is an employment, severance or other agreement governing the relationship between the grantee and the Company which contains a definition of such term and as defined in such agreement), concurrent with or within one year following the Change in Control:

(A)	any award to such grantee then outstanding shall become fully vested and any award in the form of an option or stock appreciation right shall be immediately exercisable; and
(B)
such grantee may exercise any outstanding option or stock appreciation right, but only to the extent that the grantee was entitled to exercise the award on his termination of employment date (including to the extent vested due to such termination of employment), until the earlier of (A) the original expiration date of the award and (B) the later of (x) the date provided for under the applicable Award Agreement or the terms of Section 2.4 without reference to this Section 3.7(b)(ii) and (y) the first anniversary of the grantee’s termination of employment.

(C)
Miscellaneous. Whenever deemed appropriate by the Administrator, any action referred to in paragraph (b)(ii) of this Section 3.7 may be made conditional upon the consummation of the applicable Change in Control transaction.

3.8	Limitations Imposed by Section 162(m)
Notwithstanding any other provision hereunder, prior to a Change in Control, if and to the extent that the Administrator determines the Company’s United States federal tax deduction in respect of an award may be limited as a result of section 162(m) of the Code, the Administrator may take the following actions:
(a)
With respect to options, stock appreciation rights or dividend equivalent rights, the Administrator may delay the exercise or payment, as the case may be, in respect of such options, stock appreciation rights or dividend equivalent rights until a date that is within 30 days after the date that compensation paid to the grantee no longer is subject to the deduction limitation under section 162(m) of the Code. In the event that a grantee exercises an option, stock appreciation right or would receive a payment in respect of a dividend equivalent right at a time when the grantee is a 162(m) covered employee, and the Administrator determines to delay the exercise or payment, as the case may be, in respect of any such award, the Administrator shall credit cash or, in the case of an amount payable in Common Stock, the Fair Market Value of the Common Stock, payable to the grantee to a book account. The grantee shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the grantee other than by will or laws of descent and distribution. The Administrator may credit additional amounts to such book account as it may determine in its sole discretion. Any book account created hereunder shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the grantee in the future.

(b)
With respect to restricted stock, unrestricted stock or restricted stock units, the Administrator may require the grantee to surrender to the Administrator any certificates with respect to restricted stock and unrestricted stock and agreements with respect to restricted stock units, in order to cancel the awards of such restricted stock, unrestricted stock and restricted stock units (and any related dividend equivalent rights). In exchange for such cancellation, the Administrator shall credit to a book account a cash amount equal to the Fair Market Value of the shares of Common Stock subject to such awards. The amount credited to the book account shall be paid to the grantee within 30 days after the date that compensation paid to the grantee no longer is subject to the deduction limitation under section 162(m) of the Code. The grantee shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the grantee other than by will or laws of descent and distribution. The Administrator may credit additional amounts to such book account as it may determine in its sole discretion. Any book account created hereunder shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the grantee in the future.

3.9	Right of Discharge Reserved
Nothing in the Plan or in any Award Agreement shall confer upon any grantee the right to continue his employment or affect any right which the Company may have to terminate such employment or change the terms of such employment.
3.10	Nature of Payments
(a)
Consideration for Services Performed. Any and all grants of awards and issuances of shares of Common Stock under the Plan shall be in consideration of services performed for the Company by the grantee.

(b)
Not Taken into Account for Benefits. All such grants and issuances shall constitute a special incentive payment to the grantee and shall not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the grantee, unless such plan or agreement specifically otherwise provides.

3.11	Deferred Compensation
The Plan is intended to comply with the requirements of Section 409A of the Code so as not to be subject to tax under Section 409A, and shall be interpreted accordingly. Notwithstanding anything else herein to the contrary, any payment scheduled to be made to a grantee after the grantee’s termination of employment shall not be made until the date six months after the date of the termination of employment, to the extent necessary to comply with Code Section 409A(a)(B)(i) and applicable Treasury Regulations. Following any such six-month delay, all such delayed payments will be paid in a single lump sum on the date six months after such termination of employment.

3.12	Non-Uniform Determinations
The Administrator’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or who are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Administrator shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and (c) the treatment of leaves of absence pursuant to Section 1.6(f).
3.13	Other Payments or Awards
Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.
3.14	Headings
Any section, subsection, paragraph or other subdivision headings contained herein are for the purpose of convenience only and are not intended to expand, limit or otherwise define the contents of such subdivisions.
3.15	Effective Date and Term of Plan
The Plan was initially adopted by the Board on June 26, 2015. The Board amended and restated the Plan (i) on March 23, 2017, which amendment and restatement was approved by the Company’s shareholders on May 17, 2017, (ii) on March 19 2021, which amendment and restatement was approved by the Company’s shareholders on May 13,  2021, (iii) on February 21, 2024, which amendment and restatement was not subject to shareholder approval, and (iv) on April 23, 2026, subject to and effective as of the date of approval by the Company’s shareholders, which amendment and restatement shall be null and void if not approved by the Company’s shareholders.
3.16	Restriction on Issuance of Stock Pursuant to Awards
The Company shall not permit any shares of Common Stock to be issued pursuant to awards granted under the Plan unless such shares of Common Stock are fully paid and non-assessable under applicable law
3.17	Governing Law
Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

PRELIMINARY PROXY CARD DATED APRIL 24, 2026 - SUBJECT TO COMPLETION

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

VOTE BY INTERNET – QUICK AND EASY

IMMEDIATE – 24 HOURS A DAY, 7 DAYS A WEEK OR BY MAIL

GENCO SHIPPING & TRADING LIMITED

As a stockholder of Genco Shipping & Trading Limited, you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on [●], 2026.

VOTE BY INTERNET – WWW.CESVOTE.COM

Use the Internet to transmit your voting instructions. Have your **WHITE** proxy card in hand when you access the web site and follow the instructions to create an electronic voting instruction form.

OR

VOTE BY TELEPHONE – 1-888-693-8683

Use any touch-tone telephone to transmit your voting instructions. Have your **WHITE** proxy card in hand when you call and then follow the instructions.

OR

VOTE BY MAIL

Mark, sign and date your **WHITE** proxy card and return it in the postage-paid envelope we have provided to: Genco Shipping & Trading Limited, c/o Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230.

If you vote by Internet or by telephone, you do NOT need to mail back your proxy card.

CONTROL NUMBER →

↓ Please sign and date the card below and fold and detach card at perforation before mailing. ↓

THE BOARD OF DIRECTORS RECOMMEND YOU VOTE FOR ONLY THE SIX (6) GENCO NOMINEES LISTED BELOW:

Election of six directors for a term to end as of the 2027 annual meeting and until their successors are duly elected and qualified. While you may mark instructions with respect to any or all of the nominees, you may mark "FOR" only six (6) nominees in total. You are permitted to vote for fewer than six (6) nominees. If you vote "FOR" fewer than six (6) nominees, your shares will only be voted "FOR" those nominees you have marked. If you vote "FOR" more than six (6) nominees, your votes on Proposal 1 regarding nominees will be invalid and will not be counted. **If you sign and return your proxy card and do not specify how you want your shares to be voted, they will be voted "FOR" all of the Genco nominees.**

1. **Election of Directors**

Genco Nominees:

		FOR	WITHHOLD
1a.	Paramita Das	☐	☐
1b.	Kathleen C. Haines	☐	☐
1c.	Basil G. Mavroleon	☐	☐
1d.	Karin Y. Orsel	☐	☐
1e.	Arthur L. Regan	☐	☐
1f.	John C. Wobensmith	☐	☐

Diana Nominees OPPOSED by the Company:

		FOR	WITHHOLD
1g.	Gustave Brun-Lie	☐	☐
1h.	Paul Cornell	☐	☐
1i.	Chao Sih Hing Francois	☐	☐
1j.	Jens Ismar	☐	☐
1k.	Viktoria Poziopoulou	☐	☐
1l.	Quentin Soanes	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

   ☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

   ☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

   ☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

   ☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

The Board of Directors recommends you vote AGAINST shareholder proposals 6 and 7:

   ☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

   ☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

Signature

Date

Title or Authority

Signature if Held Jointly

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company or partnership name by authorized officer or person.

PLEASE ACT TODAY!

SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE

If you have questions or require any assistance with voting your shares, please contact Genco Shipping & Trading Limited's proxy solicitor listed below:

MACKENZIE PARTNERS, INC.

7 Penn Plaza
New York, New York 10001
Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

↓ Please sign and date the card and fold and detach card at perforation before mailing. ↓

GENCO SHIPPING & TRADING LIMITED **WHITE PROXY CARD**

THIS WHITE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

[●], 2026

The shareholder(s) hereby appoint(s) John C. Wobensmith and Peter Allen, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Genco Shipping & Trading Limited (the "Company") that the shareholder(s) is/are entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders to be held at [●] a.m. Eastern Time on [●], 2026, at the offices of Herbert Smith Freehills Kramer (US) LLP, 1177 Avenue of the Americas, New York, NY 10036, or such other place or by means as the Company's Board of Directors may determine, and any adjournment or postponement thereof, with all the powers the shareholders would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER(S). IF NO DIRECTION IS MADE WITH REGARD TO ONE OR MORE PROPOSALS BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED TO THE EXTENT THERE IS NO DIRECTION FOR THE ELECTION OF ALL GENCO NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2, 3, 4 AND 5, AGAINST PROPOSALS 6 AND 7, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on the reverse side